         THIS DOCUMENT IS A COPY OF THE EXHIBIT 4(d)(1) TO FORM 10-Q
  FILED ON MAY 15, 1996 PURSUANT TO A RULE 201 TEMPORARY HARDSHIP EXEMPTION.




                   SECOND AMENDED AND RESTATED LOAN AGREEMENT

            AMONG VANGUARD CELLULAR OPERATING CORP. (the "BORROWER");
               THE FINANCIAL INSTITUTIONS PARTY HERETO AS LENDERS
                (THE "LENDERS"); THE FINANCIAL INSTITUTIONS PARTY
                     HERETO AS CO-AGENTS (THE "CO-AGENTS");
               THE BANK OF NEW YORK AND THE TORONTO-DOMINION BANK
                   AS MANAGING AGENTS (THE "MANAGING AGENTS");
                  THE BANK OF NEW YORK AS ADMINISTRATIVE AGENT
                          (THE "ADMINISTRATIVE AGENT");
             THE TORONTO-DOMINION BANK AS DOCUMENTATION/REVIEW AGENT
                          (THE "DOCUMENTATION AGENT");
                       AND TORONTO DOMINION (TEXAS), INC.
                  AS COLLATERAL AGENT (THE "COLLATERAL AGENT")



                                      INDEX

                                                                                                               Page

ARTICLE 1           Definitions.................................................................................  3
         Section 1.1       Defined Terms........................................................................  3
         Section 1.2       Interpretation....................................................................... 28
         Section 1.3       Cross References..................................................................... 29

ARTICLE 2           Loans....................................................................................... 29
         Section 2.1       The Loans............................................................................ 29
         Section 2.2       Manner of Borrowing and Disbursement................................................. 29
         Section 2.3       Interest............................................................................. 33
         Section 2.4       Scheduled Commitment Reductions and
                           Repayment............................................................................ 34
         Section 2.5       Fees................................................................................. 36
         Section 2.6       Optional Prepayments; Revolving Loan
                           Commitment Reduction................................................................. 37
         Section 2.7       Mandatory Prepayments................................................................ 38
         Section 2.8       Notes; Loan Accounts................................................................. 40
         Section 2.9       Manner of Payment.................................................................... 40
         Section 2.10      Reimbursement........................................................................ 42
         Section 2.11      Pro Rata Treatment................................................................... 42
         Section 2.12      Capital Adequacy..................................................................... 43
         Section 2.13      Lender Tax Forms..................................................................... 44

ARTICLE 3           Conditions Precedent........................................................................ 44
         Section 3.1       Conditions Precedent to Effectiveness................................................ 44
         Section 3.2       Conditions Precedent to Each Advance................................................. 48

ARTICLE 4           Representations and Warranties.............................................................. 48
         Section 4.1       Representations and Warranties....................................................... 48
         Section 4.2       Survival of Representations and
                           Warranties, etc...................................................................... 56



                                                                                                               Page
ARTICLE 5           General Covenants........................................................................... 56
         Section 5.1       Preservation of Existence and Similar
                           Matters.............................................................................. 57
         Section 5.2       Business; Compliance with Applicable
                           Law.................................................................................. 57
         Section 5.3       Maintenance of Properties............................................................ 57
         Section 5.4       Accounting Methods and Financial
                           Records.............................................................................. 57
         Section 5.5       Insurance............................................................................ 58
         Section 5.6       Payment of Taxes and Claims.......................................................... 58
         Section 5.7       Visits and Inspections............................................................... 59
         Section 5.8       Payment of Indebtedness; Loans....................................................... 59
         Section 5.9       Use of Proceeds...................................................................... 59
         Section 5.10      Real Estate.......................................................................... 59
         Section 5.11      Indemnity............................................................................ 60
         Section 5.12      Interest Rate Hedging................................................................ 61
         Section 5.13      Covenants Regarding Formation of
                           Subsidiaries; Acquisitions and
                           Investments; Partnership Subsidiaries................................................ 61
         Section 5.14      Payment of Wages..................................................................... 62

ARTICLE 6           Information Covenants....................................................................... 62
         Section 6.1       Quarterly Financial Statements and
                           Information.......................................................................... 63
         Section 6.2       Annual Financial Statements and
                           Information.......................................................................... 63
         Section 6.3       Performance Certificates............................................................. 64
         Section 6.4       Copies of Other Reports.............................................................. 65
         Section 6.5       Notice of Litigation and Other Matters............................................... 65

ARTICLE 7           Negative Covenants.......................................................................... 67
         Section 7.1       Indebtedness of the Borrower and its
                           Subsidiaries......................................................................... 67
         Section 7.2       Limitation on Liens.................................................................. 68
         Section 7.3       Amendment and Waiver................................................................. 68
         Section 7.4       Liquidation, Merger, or Disposition of
                           Assets............................................................................... 68
         Section 7.5       Limitation on Guaranties............................................................. 69
         Section 7.6       Investments and Acquisitions......................................................... 69
         Section 7.7       Restricted Payments and Purchases.................................................... 72
         Section 7.8       Interest Coverage Ratio.............................................................. 73
         Section 7.9       Fixed Charge Ratio................................................................... 73
         Section 7.10      Consolidated Leverage Ratio.......................................................... 74
         Section 7.11      Senior Leverage Ratio................................................................ 74
         Section 7.12      Pro Forma Debt Service Ratio......................................................... 75
         Section 7.13      Capital Expenditures................................................................. 75
         Section 7.14      Affiliate Transactions............................................................... 75


                                                                                                               Page
         Section 7.15      Real Estate.......................................................................... 76
         Section 7.16      ERISA Liabilities.................................................................... 76
         Section 7.17      Unrestricted Subsidiaries............................................................ 76
         Section 7.18      The VCS Subsidiary................................................................... 77
         Section 7.19      Limitation on Upstream Dividends by
                           Subsidiaries......................................................................... 77

ARTICLE 8           Default..................................................................................... 78
         Section 8.1       Events of Default.................................................................... 78
         Section 8.2       Remedies............................................................................. 82
         Section 8.3       Payments Subsequent to Declaration of
                           Event of Default..................................................................... 84

ARTICLE 9           The Agents.................................................................................. 85
         Section 9.1       Appointment and Authorization........................................................ 85
         Section 9.2       Interest Holders..................................................................... 85
         Section 9.3       Consultation with Counsel............................................................ 85
         Section 9.4       Documents............................................................................ 85
         Section 9.5       Agents and Affiliates................................................................ 86
         Section 9.6       Responsibility of the Managing Agents,
                           the Administrative Agent and the
                           Collateral Agent..................................................................... 86
         Section 9.7       Collateral Agent..................................................................... 86
         Section 9.8       Action by Managing Agents, the
                           Administrative Agent and the Collateral
                           Agent................................................................................ 86
         Section 9.9       Notice of Default.................................................................... 87
         Section 9.10      Responsibility Disclaimed............................................................ 87
         Section 9.11      Indemnification...................................................................... 88
         Section 9.12      Credit Decision...................................................................... 88
         Section 9.13      Successor Administrative Agent,
                           Documentation Agent and Collateral
                           Agent................................................................................ 89
         Section 9.14      Delegation of Duties................................................................. 90
         Section 9.15      No Responsibilities of Co-Agents..................................................... 90

ARTICLE 10          Change in Circumstances Affecting Eurodollar
                    Advances.................................................................................... 90
         Section 10.1      Eurodollar Basis Determination
                           Inadequate........................................................................... 90
         Section 10.2      Illegality........................................................................... 90
         Section 10.3      Increased Costs...................................................................... 91
         Section 10.4      Effect On Other Advances............................................................. 93

ARTICLE 11          Miscellaneous............................................................................... 93
         Section 11.1      Notices.............................................................................. 93
         Section 11.2      Expenses............................................................................. 95


                                                                                                               Page

         Section 11.3      Waivers.............................................................................. 95
         Section 11.4      Set-Off.............................................................................. 96
         Section 11.5      Assignment........................................................................... 96
         Section 11.6      Accounting Principles................................................................ 98
         Section 11.7      Counterparts......................................................................... 98
         Section 11.8      Governing Law........................................................................ 98
         Section 11.9      Severability......................................................................... 99
         Section 11.10     Interest............................................................................. 99
         Section 11.11     Table of Contents and Headings....................................................... 99
         Section 11.12     Amendment and Waiver.................................................................100
         Section 11.13     Entire Agreement.....................................................................101
         Section 11.14     Other Relationships..................................................................101
         Section 11.15     Directly or Indirectly...............................................................101
         Section 11.16     Reliance on and Survival of Various
                           Provisions...........................................................................101
         Section 11.17     Senior Debt..........................................................................102
         Section 11.18     Obligations Several..................................................................102
         Section 11.19     Confidentiality......................................................................102

ARTICLE 12          Waiver of Jury Trial........................................................................102
         Section 12.1      Waiver of Jury Trial.................................................................102



                                                                                                               Page



                                    EXHIBITS
Exhibit  A               -    Form of Assignment of Rights of Partner
Exhibit  B               -    Form of Borrower Pledge Agreement
Exhibit  C               -    Form of Certificate of Financial Condition
Exhibit  D               -    Form of Note Pledge Agreement
Exhibit  E               -    Form of Request for Advance
Exhibit  F               -    Form of Revolving Loan Note
Exhibit  G               -    Form of Security Agreement
Exhibit  H               -    Form of Subsidiary Guaranty
Exhibit  I               -    Form of Subsidiary Pledge Agreement
Exhibit  J               -    Form of Subsidiary Security Agreement
Exhibit  K               -    Form of Term Loan Note
Exhibit  L               -    Form of VCFC Assumption Agreement
Exhibit  M               -    Form of Borrower's Loan Certificate
Exhibit  N               -    Form of Subsidiary Loan Certificate
Exhibit  O               -    Form of Performance Certificate
Exhibit  P               -    Form of Assignment and Assumption Agreement


                                                     SCHEDULES

Schedule 1          -    Licenses
Schedule 2          -    Liens of Record as of the Agreement Date
Schedule 3          -    Subsidiaries
Schedule 4          -    Litigation
Schedule 5          -    Agreements with Affiliates
Schedule 6          -    Investments

                   SECOND AMENDED AND RESTATED LOAN AGREEMENT

         This Second Amended and Restated Loan Agreement (the "Agreement"), made as of this 10th day of April, 1996 by and among VANGUARD CELLULAR OPERATING CORP., a Delaware corporation (the "Borrower"), the financial institutions party hereto as Lenders (together with such other financial institutions as may hereafter become Lenders hereunder, the "Lenders"), the financial institutions party hereto as Co-Agents (the "Co-Agents"), THE BANK OF NEW YORK and THE TORONTO-DOMINION BANK, as Managing Agents (the "Managing Agents"), THE BANK OF NEW YORK, as Administrative Agent (the "Administrative Agent"), THE TORONTO-DOMINION BANK, as Documentation/Review Agent (the "Documentation Agent") and TORONTO DOMINION (TEXAS), INC., as Collateral Agent.

                                   WITNESSETH:

         WHEREAS, Vanguard Cellular Systems, Inc., a North Carolina corporation ("Vanguard"), the Lenders, the Managing Agents, the Administrative Agent and the Collateral Agent are parties to an Amended and Restated Loan Agreement dated as of December 23, 1994, as amended by the First Amendment thereto dated as of December 19, 1995 (collectively, the "Prior Loan Agreement"); and

         WHEREAS, pursuant to an Assignment and Assumption Agreement, dated as of the date hereof (the "Vanguard Assignment Agreement"), among Vanguard, the Borrower, the Lenders, the Administrative Agent, Managing Agents and the Collateral Agent, Vanguard transferred to the Borrower on or prior to the Agreement Date (as defined herein) all of its Obligations under and as defined in the Prior Loan Agreement and all of its assets to the Borrower or a wholly owned Subsidiary of the Borrower; and

         WHEREAS, the Borrower, pursuant to the Vanguard Assignment Agreement, has assumed the Obligations (as defined in the Prior Loan Agreement) of Vanguard; and

         WHEREAS, the Managing Agents, the Administrative Agent, the Lenders and the Collateral Agent have agreed to amend and restate the Prior Loan Agreement in its entirety as set forth herein; and

         WHEREAS, the Borrower acknowledges and agrees that the Security Interest (as defined in the Prior Loan Agreement) granted to the Collateral Agent for the benefit of the Agents and the Lenders pursuant to the Prior Loan Agreement, shall remain outstanding and in full force and effect in accordance with the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) and shall continue to secure the Obligations (as defined herein); and

         WHEREAS, the Borrower acknowledges and agrees that (a) the Obligations (as defined herein) represent, among other things, the amendment, restatement, renewal, extension, consolidation and modification of the Obligations (as defined in the Prior Loan Agreement) arising in connection with the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement);
(b) the parties hereto intend that the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) and the Collateral (as defined in the Prior Loan Agreement) pledged thereunder shall secure, without interruption or impairment of any kind, all existing Indebtedness under the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) as so amended, restated, restructured, renewed, extended, consolidated and modified hereunder, together with all other Obligations hereunder; (c) all Liens evidenced by the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) are hereby ratified, confirmed and continued; and (d) the Loan Documents (as defined herein) are intended to restructure, restate, renew, extend, consolidate, amend and modify the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement); and

         WHEREAS, the parties hereto intend that (a) the provisions of the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement), as restructured, restated, renewed, extended, consolidated, amended and modified hereby, are hereby superseded and replaced by the provisions hereof and of the other Loan Documents (as defined herein); and (b) the Notes (as hereinafter defined) amend, renew, extend, modify, replace, are substituted for and supersede in their entirety, but do not extinguish the indebtedness arising under, the promissory notes issued pursuant to the Prior Loan Agreement nor are they intended to create or constitute a novation;

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE 1

                                   Definitions

         Section 1.1 Defined Terms. The following terms when used in this Agreement shall have the following meanings:

         "Acquisition" shall mean (whether by purchase, exchange, issuance of stock or other equity or debt securities, merger, reorganization or any other method) (a) any acquisition by the Borrower or any of its Subsidiaries of any other Person, which Person shall then become consolidated with the Borrower or any such Subsidiary in accordance with GAAP, or (b) any acquisition by the Borrower or any of its Subsidiaries of all or any substantial part of the assets of any other Person other than acquisitions of assets which constitute Investments hereunder.

         "Acquisition/Investment Basket" shall mean, subject to compliance with all conditions set forth in this Agreement, (a) if (after giving effect to any proposed Acquisition or Investment) the Consolidated Leverage Ratio is greater than 5.50 to 1 or the Senior Leverage Ratio is greater than 4.00 to 1, $125,000,000 and (b) if (after giving effect to any proposed Acquisition or Investment) the Consolidated Leverage Ratio is equal to or less than 5.50 to 1 and the Senior Leverage Ratio is equal to or less than 4.00 to 1, $200,000,000.

         "Adjusted Cash Flow" shall mean, as of any calculation date, the product of (a) the sum of Cash Flow for the most recently completed two (2) fiscal quarters, multiplied by (b) two (2). For purposes of measuring the Fixed Charge Ratio pursuant to Section 7.9 hereof, for purposes of measuring the Consolidated Leverage Ratio pursuant to Section 7.10 hereof, for purposes of measuring the Senior Leverage Ratio pursuant to Section 7.11 hereof and for purposes of measuring the Pro Forma Debt Service Ratio pursuant to Section 7.12 hereof, Adjusted Cash Flow shall be further adjusted to give effect to any Acquisition, Investment or disposition of assets by the Borrower or any of its Subsidiaries permitted hereunder for the calculation period during which such transaction occurs, as if such Acquisition, Investment or disposition of assets had been consummated on the first day of such calculation period, and assuming that the Cash Flow allocated to the Borrower or the applicable Subsidiary with respect to any such Acquisition or Investment was equal to the cash flow of the seller (calculated in the same manner as Cash Flow hereunder) generated by such Acquisition or Investment for the portion of such period preceding the Borrower's operation thereof. For purposes of this definition, "calculation period" shall mean the period consisting of the two (2) most recently completed fiscal quarters.

         "Administrative Agent" shall mean The Bank of New York, in its capacity as Administrative Agent for the Lenders.

         "Administrative Agent's Office" shall mean the office of the Administrative Agent located at The Bank of New York, Agency Function Administration, 18th Floor, One Wall Street, New York, New York 10286, or such other office as may be designated pursuant to the provisions of Section 11.1 of this Agreement.

         "Advance" or "Advances" shall mean amounts advanced by the Lenders to the Borrower pursuant to Article 2 hereof on the occasion of any borrowing.

         "Affiliate" shall mean, with respect to a Person, (a) any other Person directly or indirectly controlling, controlled by, or under common control with, such first Person or (b) any other Person who is a director or executive officer
(i) of such specified Person, (ii) of any Subsidiary of such specified Person or
(iii) of any Person described in clause (a) above. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof. Unless otherwise specified, "Affiliate" shall mean an Affiliate of the Borrower.

         "Agents" shall mean, collectively, the Managing Agents, the Co-Agents, the Administrative Agent, the Documentation Agent and the Collateral Agent.

         "Agreement" shall mean this Agreement, as amended, supplemented or otherwise modified from time to time.

         "Agreement Date" shall mean the date as of which this Agreement is dated.

         "Allowable   Cellular   System"   shall   mean,   as  of  any  date  of
determination, any Cellular System, the geographical boundaries for which are either within, or contiguous to, or within fifty

(50) miles from, any boundary of any of the Borrower's or any of its Subsidiaries' then existing Cellular Systems.

         "Annual Capital Expenditures" shall mean, as of any calculation date, the sum of the Capital Expenditures made by the Borrower and its Subsidiaries during the most recently completed four (4) fiscal quarters.

         "Applicable Law" shall mean, in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, including, without limiting the foregoing, the Licenses, the Communications Act and all Environmental Laws and all orders, decisions, judgments and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

         "Applicable Margin" shall mean the interest rate margin applicable to Advances hereunder determined in accordance with Section 2.3(f) hereof.

         "Asset Transfer Approval" shall mean the approval requested from the FCC (and any applicable state regulatory body) by Vanguard for the transfer to VCFC of all of Vanguard's right, title and interest in Eastern North Carolina Cellular Joint Venture, a Delaware joint venture.

         "Assignment of Rights by Partner" shall mean, collectively, any Assignment of Rights by Partner between the Borrower, or any Subsidiary of the Borrower which holds partnership interests in a Subsidiary of the Borrower, on the one hand, and the Collateral Agent, on the other hand, each substantially in the form of Exhibit A attached hereto.

         "Authorized Signatory" shall mean such senior personnel of the Borrower or any of its Subsidiaries, as applicable, as may be duly authorized and designated in writing by the Borrower or any such Subsidiary, as applicable, to execute documents, agreements and instruments on behalf of the Borrower or such Subsidiary, as applicable.

         "Board of Directors" shall mean, in respect of any Person which is a corporation, the Board of Directors of such Person.

         "Borrower" shall mean (a) prior to the effectiveness of the VCFC Assumption Agreement, VCOC and (b) at all times thereafter, VCFC. As of the Agreement Date, the Borrower is VCOC.

         "Borrower Pledge Agreement" shall mean each Borrower Pledge Agreement between the Borrower and the Collateral Agent, each substantially in the form of Exhibit B attached hereto, including, without limitation, that certain Borrower Pledge Agreement of even date herewith.

         "Business Day" shall mean a day on which banks and foreign exchange markets are open for the transaction of business required for this Agreement in London, England and New York, New York, as relevant to the determination to be made or the action to be taken.

         "Capital   Expenditures"   shall  mean,   in  respect  of  any  Person,
expenditures for the purchase of assets of long-term use which should be capitalized in accordance with GAAP.

         "Capital Stock" shall mean, with respect to any Person, any and all shares or other equivalents (however designated) of corporate stock, partnership interests or any other participation, right, warrant, option or other interest in the nature of an equity interest in such Person, but excluding any debt security convertible or exchangeable into such equity interest.

         "Capitalized Lease Obligation" shall mean that portion of any obligation of a Person as lessee under a lease which at the time would be required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

         "Cash Flow" shall mean, for the Borrower and its Subsidiaries on a consolidated basis for any fiscal period, Net Income for such period (after eliminating any extraordinary gains and losses, including gains and losses from the sale of assets, and minority interests and equity in earnings (losses) of non-consolidated entities), plus, to the extent deducted in determining Net Income, the sum of each of the following for such period: (a) depreciation and amortization allowances, (b) interest expense, (c) income tax expense, including reserves for deferred taxes not payable currently and (d) all other non-cash items.

         "Cellular System" shall mean a cellular mobile radio telephone system constructed and operated in an MSA or an RSA.

         "Certificate of Financial Condition" shall mean a certificate, substantially in the form of Exhibit C attached hereto, signed by the chief financial officer of the Borrower, together with any schedules, exhibits or annexes appended thereto.

         "Change of Control" shall mean the occurrence of any of the following events:

                  (a) The Richardson Family shall at any time own directly less than that amount of voting stock of Vanguard necessary to give them the power to exercise voting rights with respect to at least fifteen percent (15%) of the total votes of all shareholders of Vanguard on a fully-diluted basis;

                  (b) The Richardson Family and the directors and executive officers of Vanguard holding such positions as of the Agreement Date shall at any time own less than that amount of the voting stock of Vanguard necessary to give them the power to exercise voting rights with respect to at least twenty percent (20%) of the total votes of all shareholders of Vanguard on a fully-diluted basis;

                  (c) Any two (2) members of the Management Group shall at any time for any period of six (6) consecutive months cease to be active in the direct management and the operations of Vanguard or the Borrower;

                  (d) Any "person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act) other than one or more of the Permitted Holders is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 40% or more of the total voting power of the Voting Stock (on a fully-diluted basis) of Vanguard;

                  (e) During any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Vanguard (together with any new directors whose election by the Board of Directors of Vanguard or whose nomination for election by the shareholders of Vanguard was approved by a vote of 66 2/3% of the directors of Vanguard then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Vanguard then in office;

                  (f) Vanguard consolidates or merges with or into any other Person (other than one or more Permitted Holders) or any other Person (other than one or more Permitted Holders) consolidates or merges with or into Vanguard, in either case, other than a consolidation or merger (i) with a Wholly Owned

Subsidiary in which all of the Voting Stock of Vanguard outstanding immediately prior to the effectiveness thereof is changed into or exchanged for substantially the same consideration or (ii) pursuant to a transaction in which the outstanding Voting Stock of Vanguard is changed into or exchanged for cash, securities or other property with the effect that the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act) of the outstanding Voting Stock immediately prior to such transaction, beneficially own, directly or indirectly, more than 50% of the total voting power of the fully diluted Voting Stock of the surviving corporation immediately following such transaction in substantially the same proportions as owned prior to such transaction;

                  (g) Vanguard sells, conveys, transfers or leases, directly or indirectly, all or substantially all of its assets (other than to a Wholly Owned Subsidiary or one or more Permitted Holders); or

                  (h) Vanguard shall cease to be the sole shareholder (directly or indirectly) of the Borrower.

         "Co-Agents" shall mean, collectively, CIBC, Inc., LTCB Trust Company, NationsBank, N.A., The Bank of Nova Scotia and The First National Bank of Boston.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral"   shall  mean  any  property  of  any  kind   constituting
collateral for the Obligations under any of the Security Documents.

         "Collateral Agent" shall mean Toronto Dominion (Texas), Inc., as collateral agent for the Administrative Agent, the Documentation Agent, the Managing Agents, the Co-Agents and the Lenders.

         "Commitment Ratios" shall mean the percentages in which the Lenders are severally bound to make Advances to the Borrower under the Revolving Loan Commitment, which are set forth below (together with dollar amounts) as of the Agreement Date. The Term Loan amounts which have been advanced by the Lenders as evidenced by the Term Loan Notes are set forth below as of the Agreement Date.

                                                                                                         Total           Amount of
                                                             Term Loan           Revolving Loan          Dollar         Commitment
Lender                                                      Outstandings           Commitment          Commitment         Ratio
- ------                                                      ------------          ------------         ----------        ------
The Toronto-Dominion Bank                                   24,074,074.07         25,925,925.93        50,000,000      7.40740741%
The Bank of New York                                        21,907,407.42         23,592,592.58        45,500,000      6.74074074%
CIBC, Inc.                                                  21,666,666.67         23,333,333.33        45,000,000      6.66666667%
LTCB Trust Company                                          21,666,666.67         23,333,333.33        45,000,000      6.66666667%
NationsBank, N.A.                                           21,666,666.67         23,333,333.33        45,000,000      6.66666667%
The Bank of Nova Scotia                                     17,935,185.19         19,314,814.81        37,250,000      5.51851852%
Barclays Bank plc                                           14,444,444.44         15,555,555.56        30,000,000      4.44444444%
The First National Bank of Boston                           10,712,962.96         11,537,037.04        22,250,000      3.29629630%
Bank of Montreal, Chicago Branch                            12,037,037.04         12,962,962.96        25,000,000      3.70370370%
Banque Nationale de Paris                                   12,037,037.04         12,962,962.96        25,000,000      3.70370370%
Credit Lyonnais Cayman Island Branch                        12,037,037.04         12,962,962.96        25,000,000      3.70370370%
The First National Bank of Maryland                         12,037,037.04         12,962,962.96        25,000,000      3.70370370%
First Union National Bank of North Carolina                 12,037,037.04         12,962,962.96        25,000,000      3.70370370%
Fleet National Bank                                         12,037,037.04         12,962,962.96        25,000,000      3.70370370%
Bank of Tokyo-Mitsubishi Trust Company                       9,629,629.63         10,370,370.37        20,000,000      2.96296296%
Societe Generale                                             9,629,629.63         10,370,370.37        20,000,000      2.96296296%
ABN AMRO Bank N.V.                                           7,222,222.22          7,777,777.78        15,000,000      2.22222222%
Bank of Hawaii                                               7,222,222.22          7,777,777.78        15,000,000      2.22222222%
CoreStates Bank, N.A.                                        7,222,222.22          7,777,777.78        15,000,000      2.22222222%
Meridian Bank                                                7,222,222.22          7,777,777.78        15,000,000      2.22222222%
NatWest Bank N.A.                                            7,222,222.22          7,777,777.78        15,000,000      2.22222222%
Royal Bank of Canada                                         9,629,629.63         10,370,370.37        20,000,000      2.96296296%
The Sumitomo Trust & Banking Co., Ltd.,                      7,222,222.22          7,777,777.78        15,000,000      2.22222222%
  New York Branch
Banque Paribas                                               7,222,222.22          7,777,777.78        15,000,000      2.22222222%
Union Bank of California, N.A.                               4,814,814.81          5,185,185.19        10,000,000      1.48148149%
CoBank, ACB                                                  4,814,814.81          5,185,185.19        10,000,000      1.48148149%
First Hawaiian Bank                                          4,814,814.81          5,185,185.19        10,000,000      1.48148149%
Fleet National Bank f/k/a Fleet National                     4,814,814.81          5,185,185.19        10,000,000      1.48148149%
Bank of Connecticut                                          ------------          ------------        ----------      -----------

TOTALS                                                    $325,000,000.00       $350,000,000.00   $675,000,000.00             100%

         "Commitments" shall mean the Revolving Loan Commitment.

         "Communications Act" shall mean the Communications Act of 1934 and any similar or successor federal statute and the rules and regulations of the FCC thereunder, all as the same may be in effect from time to time.

         "Consolidated Leverage Ratio" shall mean, as of any calculation date, the ratio of Total Consolidated Debt to Adjusted Cash Flow.

         "Core Assets" shall mean all assets of the Borrower or any of its Subsidiaries comprising the Mid-Atlantic Supersystem excluding those assets set forth in clause (b) of the definition of Non-Core Assets.

         "CPAC" shall mean Cellular Phone Assurance Company, Ltd., a Bermuda corporation and Wholly-Owned Subsidiary of the Borrower which provides, through a third party U.S. insurer, to the Borrower's and its other Subsidiaries' wireless communications customers property insurance insuring the replacement cost of, and service warranties for, such customers' cellular telephones, pagers and other wireless communications equipment.

         "Debt Service" shall mean, for any period, the amount of all principal paid and GAAP Interest Expense of the Borrower and its Subsidiaries on a consolidated basis in respect of Indebtedness for Money Borrowed (other than voluntary prepayments of principal under the Term Loan or voluntary principal payments under the Revolving Loans which are not required to be accompanied by an identical reduction in the Revolving Loan Commitment).

         "Default" shall mean any Event of Default and any of the events specified in Section 8.1 hereof, regardless of whether there shall have occurred any passage of time or giving of notice, or both, that would be necessary in order to constitute such event an Event of Default.

         "Default Rate" shall mean a simple per annum interest rate equal to the sum of the otherwise applicable Interest Rate Basis plus two percent (2%), or if no Interest Rate Basis is otherwise applicable, a simple per annum interest rate equal to the sum of the Prime Rate Basis plus two percent (2%).

         "Documentation Agent" shall mean The Toronto-Dominion Bank in its capacity as Documentation/Review Agent.

         "Environmental Laws" shall mean all applicable federal, state or local laws, statutes, rules, regulations or ordinances, codes, common law, consent agreements, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to public health, safety or the pollution or protection of the environment, including, without limitation, those relating to releases, discharges, emissions, spills, leaching, or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, or to exposure to toxic, hazardous or other controlled, prohibited, or regulated substances, including, without limitation, any such provisions under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, (42 U.S.C. ss. 9601 et seq.), as amended by the Superfund Amendments and Reauthorization Act of 1986, as amended, or the Solid Waste Disposal Act, as amended (42 U.S.C. ss. 6901 et seq.).

         "Equivalent Owned POPs" shall mean, for each MSA or RSA served by any Cellular System which is owned in whole or in part, directly or indirectly, by the Borrower or any of its Subsidiaries, a number equal to the product of (a) the number of POPs for each such MSA or RSA and (b) the percentage of ownership of the Borrower (either directly or through its Subsidiaries) in the Cellular System serving each such MSA or RSA.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as in effect from time to time.

         "ERISA Affiliate" shall mean any Person, including a Subsidiary or an Affiliate of the Borrower, that is a member of any group of organizations (within the meaning of Code Section 414(b), 414(c), 414(m), or 414(o)) of which the Borrower is a member.

         "Eurodollar Advance" shall mean an Advance which the Borrower requests to be made as a Eurodollar Advance or which is reborrowed as a Eurodollar Advance, in accordance with the provisions of Section 2.2 hereof, which bears interest at the Eurodollar Basis and which shall be in a principal amount of at least $5,000,000.00 and in an integral multiple of $1,000,000.00.

         "Eurodollar Basis" shall mean a simple per annum interest rate (rounded upward, if necessary, to the nearest one-hundredth (1/100th) of one percent) equal to the sum of (a) the quotient of (i) the Eurodollar Rate divided by (ii) one minus the Eurodollar Reserve Percentage, stated as a decimal, plus (b) the Applicable

Margin as determined by Section 2.3(f) hereof. The Eurodollar Basis shall apply to Interest Periods of one (1), two (2), three (3), six (6) and, subject to availability, nine (9) and twelve (12) months and, once determined, shall remain unchanged during the applicable Interest Period, except for changes to reflect adjustments in the Eurodollar Reserve Percentage and the Applicable Margin. The Borrower may elect an Interest Period of nine (9) or twelve (12) months for a Eurodollar Advance unless the Administrative Agent has been notified by one (1) or more Lenders that such Lender does not have available to it funds for its portion of the proposed Advance which are not required for other purposes, that such funds are not available to such Lender at a rate at or below the Eurodollar Rate for such proposed Advance and Interest Period, or that such Lender does not agree (in its sole discretion) to fund its portion of such Advance.

         "Eurodollar Rate" shall mean, for any Interest Period, the average of the interest rates per annum at which deposits in United States Dollars for such Interest Period are offered to the Managing Agents in the Eurodollar market at approximately 11:00 a.m. (New York, New York time) two (2) Business Days before the first day of such Interest Period, in an amount approximately equal to the principal amount of, and for a length of time approximately equal to the Interest Period for, the Eurodollar Advance sought by the Borrower.

         "Eurodollar Reserve Percentage" shall mean the percentage which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, as the maximum reserve requirement applicable with respect to Eurocurrency Liabilities (as that term is defined in Regulation D), whether or not any Lender has any such Eurocurrency Liabilities subject to such reserve requirement at that time. The Eurodollar Basis for any Eurodollar Advance shall be adjusted as of the effective date of any change in the Eurodollar Reserve Percentage.

         "Event of Default"  shall mean any of the events  specified  in Section
8.1 hereof, provided that any requirement for notice or lapse of time has been satisfied.

         "Excess Cash Flow" shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis, as of the end of any fiscal year of the Borrower based on the audited financial statements required to be provided to the Lenders under Section 6.2 hereof for such year, the remainder of (a) the sum of (i) Cash Flow for such fiscal year, plus (ii) the amount of all cash payments of capital contributions made during such year by minority investors in Cellular Systems majority-owned by the

Borrower or any of its Subsidiaries, minus (b) the sum of the following items for such fiscal year: (i) Debt Service; (ii) Capital Expenditures; (iii) income taxes paid; (iv) voluntary prepayments of principal under the Term Loan and, if accompanied by a permanent reduction of the Revolving Loan Commitment, the Revolving Loans, all pursuant to Section 2.6(b) hereof; (v) cash payments of capital contributions made by the Borrower and its Subsidiaries to any Person which is an Investment in a Cellular System permitted hereunder; and (vi) Restricted Payments made pursuant to Section 7.7(c) hereof.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Facilities" shall mean the credit facilities made available to the Borrower hereunder pursuant to the Term Loan Commitment (as defined in the Prior Loan Agreement) and the Revolving Loan Commitment.

         "Fair Market Value" shall mean, with respect to any shares of any Person's common stock as of the date of the consummation of any Acquisition or Investment, the closing price for such shares for the previous trading day, as reported by the national stock exchange upon which such shares are traded. In the event such closing price is unavailable, the Fair Market Value of such Person's common stock shall be determined by an independent valuation firm of recognized standing in the cellular telephone industry selected by the Managing Agents.

         "FCC" shall mean the Federal Communications Commission, or any other similar or successor agency of the federal government administering the Communications Act.

         "FCC Approval" shall mean the approval requested from the FCC (and any applicable state regulatory body) by Vanguard and/or the Borrower for the transfer to VCFC of all of the issued and outstanding Capital Stock of VCOC and all of the Obligations hereunder.

         "Federal Funds Rate" shall mean, as of any date, the weighted average of the rates on overnight federal funds transactions with the members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by the Administrative Agent.

         "Final Maturity Date" shall mean the earlier of (a) the later to occur of the Term Loan Maturity Date and the Revolving Loan Maturity Date, or (b) any date on which all outstanding Obligations shall be due (whether by acceleration or otherwise).

         "Fixed Charge Ratio" shall mean, for any calculation date, the ratio of
(a) Adjusted Cash Flow to (b) Fixed Charges.

         "Fixed Charges" shall mean for the Borrower and its Subsidiaries on a consolidated basis with respect to the most recently completed four (4) fiscal quarters, in each case after giving effect to any Interest Rate Hedge Agreements and Eurodollar Advances, the sum of (a) Debt Service, plus (b) Capital Expenditures, plus (c) income taxes paid, plus (d) all Restricted Payments and Restricted Purchases made by the Borrower or any of its Subsidiaries, plus (e) all cash payments of capital contributions made by the Borrower and its Subsidiaries to any Person which is an Investment in a Cellular System permitted hereunder is held, less (f) the amount of all cash payments of capital contributions made by minority investors in Cellular Systems majority-owned by the Borrower or any of its Subsidiaries.

         "GAAP" shall mean generally accepted accounting principles in the United States, consistently applied.

         "GAAP Interest Expense" shall mean, for any period, all interest expense (including imputed interest with respect to Capitalized Lease Obligations) with respect to any Indebtedness for Money Borrowed of the Borrower and its Subsidiaries on a consolidated basis during such period pursuant to the terms of such Indebtedness for Money Borrowed, together with all payments made pursuant to Section 7.7(d) hereof during such period and, together with all fees payable in respect thereof, but excluding any such fees payable on or prior to the Agreement Date and any amortization thereof, all as calculated in accordance with GAAP.

         "Guaranty" or "Guaranteed," as applied to an obligation, shall mean and include (a) a guaranty, direct or indirect, in any manner, of all or any part of such obligation and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, any reimbursement obligations as to amounts drawn down by beneficiaries of outstanding letters of credit.

         "Indebtedness" shall mean, with respect to any Person, and without duplication, (a) all items, except items of partners' equity or capital stock or surplus or general contingency or deferred tax reserves, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, including, without limitation, secured non-recourse obligations of such Person, (b) all direct or indirect obligations of any other Person secured by any Lien to which any property or asset owned by such Person is subject, but only to the extent of the higher of the fair market value or the book value of the property or asset subject to such Lien if the obligation secured thereby shall not have been assumed, (c) to the extent not otherwise included, all Capitalized Lease Obligations of such Person and all obligations of such Person with respect to leases constituting part of a sale and lease-back arrangement and (d) all reimbursement obligations (contingent or otherwise) with respect to outstanding letters of credit.

         "Indebtedness  for Money  Borrowed"  shall  mean,  with  respect to any
Person, Indebtedness for money borrowed and Indebtedness represented by notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments, all Indebtedness upon which interest charges are customarily paid, all Capitalized Lease Obligations, all reimbursement obligations with respect to outstanding letters of credit, all Indebtedness issued or assumed as full or partial payment for property or services (other than trade payables arising in the ordinary course of business, but only if and so long as such accounts are payable on customary trade terms), whether or not any such notes, drafts, obligations or Indebtedness represent Indebtedness for money borrowed, and, without duplication, Guaranties of any of the foregoing. For purposes of this definition, interest which is accrued but not paid on the scheduled due date for such interest shall be deemed Indebtedness for Money Borrowed.

         "Indemnitee" shall have the meaning ascribed to it in Section 5.11 hereof.

         "Inter(bullet)Act Investment" shall mean an Investment by the Borrower or one or more of its Subsidiaries in Inter(bullet)Act Systems, Incorporated, a North Carolina corporation, and a developer of interactive multi-media retail marketing products, the aggregate amount of which Investment after the Agreement Date shall not exceed $15,000,000.

         "Interest Coverage Ratio" shall mean, as of any calculation date, the ratio of Cash Flow for the most recently ended fiscal quarter of the Borrower to GAAP Interest Expense for such quarter.

         "Interest Period" shall mean (a) in connection with any Prime Rate Advance, the period beginning on the date such Advance is made and ending on the last day of the calendar quarter in which such Advance is made, provided, however, that if a Prime Rate Advance is made on the last day of any calendar quarter, it shall have an Interest Period ending on, and its Payment Date shall be, the last day of the following calendar quarter, and (b) in connection with any Eurodollar Advance, the term of such Advance selected by the Borrower or otherwise determined in accordance with this Agreement. Notwithstanding the foregoing, however, (i) any applicable Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Advances only, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any applicable Interest Period, with respect to Eurodollar Advances only, which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall (subject to clause (i) above) end on the last day of such calendar month, and (iii) no Interest Period shall extend beyond the applicable Maturity Date or such earlier date as would interfere with the Borrower's repayment obligations under Section 2.4 or Section 2.7 hereof. Interest shall be due and payable with respect to any Advance as provided in Section 2.3 hereof.

         "Interest Rate Basis" shall mean the Prime Rate Basis, or the Eurodollar Basis, as appropriate.

         "Interest Rate Hedge Agreements" shall mean any interest rate swap, cap, collar, floor, caption or swaption agreements, or any similar arrangements designed to hedge the risk of variable interest rate volatility or to reduce interest costs, arising at any time between the Borrower, on the one hand, and any one (1)
or more of the Lenders, or any other Person (other than an Affiliate), on the other hand, as such agreement or arrangement may be modified, supplemented and in effect from time to time.

         "Investment" shall mean, with respect to the Borrower or any of its Subsidiaries, (a) any loan, advance or extension of credit (other than to customers in the ordinary course of business) by such Person to, or any Guaranty or other contingent liability with respect to the capital stock, Indebtedness or other obligations of, or any contributions to the capital of, any other Person, or any ownership, purchase or other acquisition by such Person of any interest in any capital stock, limited partnership interest, general partnership interest, or other securities of any such other Person, other than an Acquisition, (b) any acquisition by the Borrower or any of its Subsidiaries of any assets relating to the wireless communications business (other than the cellular telephone business), and (c) all expenditures by the Borrower or any of its Subsidiaries relating to the foregoing. "Investment" shall also include the total cost of any future commitment or other obligation binding on any Person to make an Investment or any subsequent Investment.

         "Lenders" shall mean the financial institutions whose names appear as "Lenders" on the signature pages hereof and any of their permitted assigns hereunder following assignments made in accordance with Section 11.5 hereof; and "Lender" shall mean any one of the foregoing Lenders.

         "Licenses" shall mean any mobile telephone, cellular telephone, microwave, paging or other license, authorization, certificate of compliance, franchise, approval or permit, whether for the construction or the operation of any Cellular System, granted or issued by the FCC and held by the Borrower or any of its Subsidiaries, all of which are listed as of the Agreement Date on
Schedule 1 hereto.

         "Lien" shall mean, with respect to any property, any mortgage, lien, pledge, negative pledge or other agreement not to pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether created by statute, contract, the common law or otherwise, and whether or not choate, vested or perfected.

         "Loan Documents" shall mean this Agreement, the Notes, the Security Documents, the Vanguard Assignment Agreement, the VCFC Assumption Agreement (upon its execution), the Certificate of Financial Condition, all legal opinions or reliance letters issued by counsel to the Borrower or any of its Subsidiaries, all fee letters (including without limitation those referred to in Section 2.5 hereof), all Requests for Advance, all Interest Rate

Hedge Agreements between the Borrower, on the one hand, and the Administrative Agent and the Lenders or affiliate of the Lenders, or any of them, on the other hand (including Interest Rate Hedge Agreements entered into prior to the Agreement Date), and all other documents and agreements executed or delivered in connection with or contemplated by this Agreement.

         "Loans"  shall  mean,  collectively,  the Term  Loan and the  Revolving
Loans.

         "Majority Lenders" shall mean (i) at any time that there are no Loans outstanding hereunder, Lenders the total of whose Commitment Ratios equals or exceeds sixty-six and two-thirds percent (66-2/3%), or (ii) at any time that there are Loans outstanding hereunder, Lenders the total of whose Loans outstanding equals or exceeds sixty-six and two-thirds percent (66-2/3%) of the total principal amount of the Loans then outstanding hereunder.

         "Management Group" shall mean Stuart S. Richardson, Haynes G. Griffin, Stephen R. Leeolou and L. Richardson Preyer, Jr.

         "Managing Agents" shall mean The Bank of New York ("BNY") and The Toronto-Dominion Bank ("TD"), acting in their capacities as managing agents for the Lenders.

         "Materially Adverse Effect" shall mean (a) any material adverse effect upon the business, assets, liabilities, financial condition, results of operations, properties, or business prospects of the Borrower and its Subsidiaries on a consolidated basis, or (b) a material adverse effect upon the binding nature, validity, or enforceability of this Agreement, the Security Documents and the Notes, or upon the ability of the Borrower and its Subsidiaries to perform the payment obligations or other material obligations under this Agreement or any other Loan Document, or upon the value of the Collateral or upon the rights, benefits or interests of the Lenders in and to the Loans or the rights of the Collateral Agent and the Lenders in the Collateral; in any case, whether resulting from any single act, omission, situation, status, event or undertaking, or taken together with other such acts, omissions, situations, statuses, events or undertakings.

         "Maturity Date" shall mean (a) the Term Loan Maturity Date, or the Revolving Loan Maturity Date, as the case may be, or (b) such earlier date as payment of the Obligations shall be due (whether by acceleration or otherwise).

         "Mid-Atlantic Supersystem" shall mean, collectively, (a) the Cellular Systems owned in whole or in part by the Borrower and its Subsidiaries which are located within the Commonwealth of Pennsylvania; Orange County, New York; Poughkeepsie, New York; Binghamton and Elmira, New York; and (b) contiguous MSA's or RSA's; provided that, for each such contiguous geographical territory, the number of Equivalent Owned POPs equals or exceeds fifty percent (50%) of all POPs for such territory.

         "MSA" shall mean any "metropolitan statistical area" as defined and modified by the FCC for the purpose of licensing public cellular radio telecommunications service systems.


         "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

         "Necessary Authorizations" shall mean all approvals and licenses from, and all filings and registrations with, any governmental or other regulatory authority, including, without limiting the foregoing, the Licenses and all approvals, licenses, filings and registrations under the Communications Act, necessary in order to enable the Borrower and its Subsidiaries to own, construct, maintain, and operate Cellular Systems and to invest in other Persons who own, construct, maintain and operate Cellular Systems.

         "Net Income" shall mean, for the Borrower and its Subsidiaries on a consolidated basis, for any period, net income determined in accordance with GAAP.

         "Net Proceeds" shall mean, with respect to any sale, lease, transfer or other disposition of assets by the Borrower or any of its Subsidiaries, or any issuance by the Borrower or any of its Subsidiaries of any capital stock or other debt or equity securities permitted hereunder, the aggregate amount of cash received for such assets or securities (including, without limitation, any payments received for non-competition covenants and consulting or management fees and any portion of the amount received evidenced by a seller promissory note or other evidence of Indebtedness), net of (a) amounts reserved, if any, for taxes payable with respect to any such transaction (after application of any available losses, credits or other offsets), (b) reasonable and customary transaction costs properly attributable to such transaction and payable by the Borrower or any of its Subsidiaries (other than to an Affiliate) in connection with such transaction including, without limitation, commissions and underwriting discounts and (c) until actually received by the Borrower or any of its Subsidiaries, any portion of the amount received held in escrow or evidenced by a seller promissory note or non-compete agreement or covenant for which compensation is paid over time. Upon receipt by the Borrower or any of its Subsidiaries of amounts referred to in item (c) of the preceding sentence, such amounts shall then be deemed to be "Net Proceeds."

         "Net  Proceeds  Trust" shall have the meaning  ascribed to such term in
Section 2.7(b)(ii) hereof.

         "Non-Core Assets" shall mean the ownership interests of the Borrower and its Subsidiaries in (a) all Cellular Systems other than those in the Mid-Atlantic Supersystem and the Identified Acquisitions; (b) up to ten percent (10%) of the number of Equivalent Owned POPs as of the Agreement Date relating to the Mid-Atlantic Supersystem; and (c) any asset other than assets comprising part of a Cellular System.

         "Non-PCS  Investments"  shall  mean,  as of any date,  all  Investments
(including, without limitation, the Inter(bullet)Act Investment) other than PCS Investments.

         "Non-PCS Investment Availability" shall mean, as of any calculation date, the positive difference, if any, of (a) the Non-PCS Investment Sublimit on such date, minus (b) the sum of (i) the aggregate amount of all Non-PCS Investments made from the Agreement Date through such calculation date and (ii) the aggregate amount of all PCS Investments made from the Agreement Date through such calculation date.

         "Non-PCS Investment Sublimit" shall mean the sum of (a) $35,000,000.00 and (b) the aggregate amount of (i) any common stock issued by Vanguard the proceeds of which are given as consideration for any Investment, plus (ii) the Net Proceeds of any public or private offering of common stock of Vanguard the proceeds of which are downstreamed to the Borrower; provided, however, that the Non-PCS Investment Sublimit shall not exceed $50,000,000.00.

         "Note Pledge Agreements" shall mean, collectively, any Note Pledge Agreement in favor of the Collateral Agent for the benefit of the Lenders, given by the Borrower or any Subsidiary of the Borrower, each substantially in the form of Exhibit D attached hereto.

         "Notes" shall mean, collectively, the Term Loan Notes and the Revolving Loan Notes.

         "Obligations" shall mean (a) all payment and performance obligations of every kind, nature and description of the Borrower, its Subsidiaries and any other obligors to the Lenders or the Agents, or any of them, under this Agreement and the other Loan Documents (including any interest, fees and other charges on the Loans or otherwise under the Loan Documents that would accrue but for the filing of a bankruptcy action with respect to the Borrower or any of its Subsidiaries or any other such obligor, whether or not such claim is allowed in such bankruptcy action), as they may be amended from time to time, or as a result of making the Loans, whether such obligations are direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, now existing or hereafter arising, and (b) the obligation to pay an amount equal to the amount of any and all damage which the Lenders or the Agents, or any of them, may suffer by reason of a breach by the Borrower, any of its Subsidiaries, or any other obligor, of any obligation, covenant or undertaking with respect to this Agreement or any other Loan Document.

         "Partnership   Subsidiaries"   shall   mean   each  of  the   following
Subsidiaries:   State  College   Celltelco,   a  District  of  Columbia  general
partnership; Williamsport Cellular Telephone Company, a Delaware general partnership; Eastern North Carolina Cellular Joint Venture, a Delaware joint venture; and PA 10-East Partnership, a Maryland general partnership.

         "Payment Date" shall mean the last day of any Interest Period.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

         "PCS"  shall  mean  any  broadband  personal   communications  services
authorized pursuant to 47 Code of Federal Regulations 24.1 et seq.

         "PCS Acquisitions" shall mean, as of any date, all Acquisitions with respect to PCS.

         "PCS Investments" shall mean, as of any date, all Investments with respect to PCS.

         "Permitted Asset Sale" shall mean the sale by the Borrower or any of its Subsidiaries of all or any part of the Non-Core Assets as permitted under
Section 7.4 hereof.

         "Permitted  Holders" shall mean Haynes G. Griffin,  Stephen R. Leeolou,
L. Richardson Preyer, Jr., Stuart S. Richardson, their estates, spouses, ancestors, and lineal descendants, the legal representatives of any of the foregoing and the trustee of any bona fide trust of which the foregoing are the sole beneficiaries or the grantors, or any Person of which the foregoing "beneficially owns" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) voting securities representing at least 66-2/3% of the total voting power of all classes of Capital Stock of such Person (exclusive of any matters as to which class voting rights exist) and the Richardson Family.

         "Permitted Liens" shall mean, as applied to any Person:


                  (a) Any Lien in favor of the Collateral Agent, for the benefit of the Agents and the Lenders, given to secure the Obligations;

                  (b) (i) Liens on real estate for real estate taxes not yet delinquent and (ii) Liens for taxes, assessments, judgments, governmental charges or levies or claims the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person's books in accordance with GAAP, but only so long as no foreclosure, distraint, sale or similar proceedings have been commenced with respect thereto and remain unstayed for a period of thirty (30) days after their commencement;

                  (c) Liens of carriers, warehousemen, mechanics, laborers and materialmen incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, if reserves or appropriate provisions shall have been made therefor;

                  (d) Liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance;

                  (e) Restrictions on the transfer of assets imposed by any of the Licenses as presently in effect or by the Communications Act, any state laws and any regulations thereunder;

                  (f) Easements, rights-of-way, restrictions and other similar encumbrances on the use of real property which do not interfere with the ordinary conduct of the business of such Person, or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially detract from the value of such properties or materially impair their use in the operation of the business of such Person;

                  (g) Purchase money security interests, which are perfected automatically by operation of law, only for the period (not to exceed twenty
(20) days) of automatic perfection under the law of the applicable jurisdiction, and limited to Liens on assets so purchased;

                  (h) Liens reflected by Uniform Commercial Code financing statements filed in respect of Capitalized Lease Obligations permitted hereunder and true leases of the Borrower or any of its Subsidiaries;

                  (i) Any Liens of record which are listed as of the Agreement Date on Schedule 2 attached hereto, which Liens secure Indebtedness in an amount not to exceed $2,000,000.00 in the aggregate at any time; and

                  (j) Liens on the assets acquired with the Indebtedness permitted under Section 7.1(h) hereof, provided that such Lien secures only the Indebtedness incurred to purchase the asset covered thereby.

         "Person"  shall  mean an  individual,  corporation,  limited  liability company, association, partnership, joint venture, trust or estate, an unincorporated organization, a government or any agency or political subdivision thereof, or any other entity.

         "Plan"  shall mean an  employee  benefit  plan  within  the  meaning of
Section 3(3) of ERISA or any other employee benefit plan maintained for employees of any Person or any affiliate of such Person.

         "POPs" shall mean, as of any calculation date, with respect to any RSA or MSA, the population of such RSA or MSA as such number is published in the most recent Donnelly Marketing Service Population Guide.

         "Prime Rate" shall mean, at any time, the higher of (a) the average of the rates of interest adopted by each of BNY and TD as the reference rate for the determination of interest rates for loans of varying maturities in United States dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by such Person as its "prime rate" or "prime commercial lending rate," or (b) the Federal Funds Rate plus 1/2 of 1%. The Prime Rate is not necessarily the lowest rate of interest charged to borrowers of either of BNY or TD.


                                      -23

         "Prime Rate Advance" shall mean an Advance which the Borrower requests to be made as a Prime Rate Advance or is reborrowed as a Prime Rate Advance, in accordance with the provisions of Section 2.2 hereof, which bears interest at the Prime Rate Basis and which shall be in a principal amount of at least $2,000,000.00, and in an integral multiple of $500,000.00.

         "Prime Rate Basis" shall mean a simple interest rate equal to the sum of (a) the Prime Rate and (b) the Applicable Margin as determined by Section 2.3(f) hereof. The Prime Rate Basis shall be adjusted automatically as of the opening of business on the effective date of each change in the Prime Rate to account for such change, and shall also be changed to reflect adjustments in the Applicable Margin.

         "Pro Forma Debt Service" shall mean for the Borrower and its Subsidiaries on a consolidated basis with respect to the next succeeding complete four (4) fiscal quarter period following the calculation date, and after giving effect to any Interest Rate Hedge Agreements and Eurodollar Advances, the sum of the aggregate of all cash principal, GAAP Interest Expense, fees and other payments payable by such Persons during such period in respect of Indebtedness for Money Borrowed, other than repayments required under Section
2.7 hereof. For purposes of this definition, where interest payments for the four-quarter period immediately succeeding the calculation date are not fixed by way of Interest Rate Hedge Agreements, Eurodollar Advances, or otherwise for the entire period, interest shall be calculated on such Indebtedness for Money Borrowed for periods for which interest payments are not so fixed at the Eurodollar Basis (based on the then current adjustment under Section 2.3(f) hereof) for a Eurodollar Advance having an Interest Period of twelve (12) months as determined on the date of calculation.

         "Pro Forma Debt Service Ratio" shall mean, as of any calculation date, the ratio of Adjusted Cash Flow to Pro Forma Debt Service.

         "Rating Agencies" shall mean Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and Moody's Investors Service, Inc. or any successor to the respective rating agency businesses thereof.

         "Reportable Event" shall have the meaning set forth in Title IV of ERISA.

         "Request for Advance" shall mean a certificate designated as a "Request for Advance," signed by an Authorized Signatory requesting an Advance hereunder, which shall be in substantially the form of Exhibit E attached hereto, and shall, among other things, (a) specify the date of the Advance, which shall be a

Business Day, the amount of the Advance, the type of Advance, the Commitment under which the Advance is being requested and, with respect to Eurodollar Advances, the Interest Period selected by the Borrower, (b) state that there shall not exist, on the date of the requested Advance and after giving effect thereto, a Default, as of the date of such Advance and after giving effect thereto and (c) as to Advances which will increase the principal amount of the Loans then outstanding, specify the use of the proceeds of the Loans being requested.

         "Restricted Payment" shall mean (a) any direct or indirect distribution, dividend or other payment to any Person (other than to the Borrower or any wholly-owned Subsidiary of the Borrower) on account of any general or limited partnership interest in, or shares of capital stock or other securities of, the Borrower or any of its Subsidiaries (other than stock dividends and stock splits), including, without limitation, any warrants or other rights or options to acquire shares of capital stock, general or limited partnership interests or other securities of the Borrower or any of its Subsidiaries, or any prepayment or repurchase by the Borrower or any of its Subsidiaries of subordinated debt of the Borrower or any of its Subsidiaries or
(b) any management or consulting fees.

         "Restricted Purchase" shall mean any payment on account of the purchase, redemption, defeasance or other acquisition or retirement of any general or limited partnership interest in, or shares of capital stock or other securities of, the Borrower or any of the Borrower's Subsidiaries, including, without limitation, any warrants or other rights or options to acquire shares of capital stock, general or limited partnership interests or other securities of the Borrower or any of the Borrower's Subsidiaries.

         "Revolving Loan Commitment" shall mean the several obligations of the Lenders to advance the sum of up to $350,000,000.00 at any one time outstanding, in accordance with their respective Commitment Ratios, to the Borrower pursuant to the terms hereof, as such obligations may be reduced from time to time pursuant to the terms hereof.

         "Revolving Loans" shall mean, collectively, the amounts advanced by the Lenders to the Borrower under the Revolving Loan Commitment, not to exceed the amount of the Revolving Loan Commitment, and evidenced by the Revolving Loan Notes.

         "Revolving Loan Maturity Date" shall mean December 23, 2003 or such earlier date as payment of the remaining outstanding principal amount of the Revolving Loans or of all remaining outstanding Obligations shall be due (whether by acceleration or otherwise).

         "Revolving Loan Notes" shall mean those certain amended and restated reducing, revolving promissory notes in the aggregate original principal amount of the Revolving Loan Commitment, one (1) issued to each of the Lenders by the Borrower, each one substantially in the form of Exhibit F attached hereto and any extensions, modifications, renewals or replacements of or amendments to any of the foregoing.

         "Richardson Family" shall mean, collectively, the descendants of Lunsford Richardson, Sr., and any of their respective spouses, estates, lineal descendants, heirs, executors, personal representatives, administrators, trusts for any of their benefit and charitable foundations to which shares of the Company's Capital Stock beneficially owned by any of the foregoing have been transferred.

         "RSA" shall mean any "rural service area" as defined and modified by the FCC for the purpose of licensing public cellular radio telecommunications service systems.

         "Security Agreement" shall mean that certain Security Agreement of even date herewith, between the Borrower and the Collateral Agent, substantially in the form of Exhibit G attached hereto.

         "Security Documents" shall mean the Borrower Pledge Agreement, the Subsidiary Guaranty, the Subsidiary Pledge Agreements, the Security Agreement, the Subsidiary Security Agreements, the Assignment of Rights by Partner, the Note Pledge Agreements, the Vanguard Guaranty, the Vanguard Pledge Agreement, any other agreement or instrument providing collateral for the Obligations, whether now or hereafter in existence, and any filings, instruments, agreements and documents related thereto or to this Agreement and providing Collateral for any of the Obligations.

         "Security Interest" shall mean all Liens in favor of the Collateral Agent, for the benefit of the Lenders, or in favor of any Lender created hereunder or under any of the Security Documents to secure the Obligations.

         "Senior Leverage Ratio" shall mean, as of any calculation date, the ratio of Total Debt to Adjusted Cash Flow.

         "Subsidiary" shall mean, as applied to any Person, (a) any corporation of which more than fifty percent (50%) of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership of which more than fifty percent (50%) of the outstanding partnership interests, is at the time owned directly or indirectly by such Person, or by one (1) or more Subsidiaries of such Person, or by such Person and one (1) or more Subsidiaries of such Person, or (b) any entity which is directly or indirectly controlled or capable of being controlled by such Person, or by one (1) or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person. "Subsidiaries" as used herein shall mean the Subsidiaries of the Borrower. The Subsidiaries of the Borrower as of the Agreement Date are set forth on Schedule 3 attached hereto, except as otherwise noted thereon. For all purposes under this Agreement (except as otherwise set forth herein), with respect to the Borrower, "Subsidiary" or "Subsidiaries" shall not include any Unrestricted Subsidiary or the VCS Subsidiary.

         "Subsidiary Guaranty" shall mean each Subsidiary Guaranty in favor of the Collateral Agent for the benefit of the Lenders, given by a Subsidiary of the Borrower, each substantially in the form of Exhibit H attached hereto, including, without limitation, that certain Second Amended and Restated Master Subsidiary Guaranty of even date herewith.

         "Subsidiary Pledge Agreement" shall mean each Subsidiary Pledge Agreement between a Subsidiary of the Borrower having one (1) or more of its own Subsidiaries (other than the Partnership Subsidiaries), on the one hand, and the Collateral Agent, on the other hand, each substantially in the form of Exhibit I attached hereto.

         "Subsidiary Security Agreement" shall mean each Subsidiary Security Agreement between each of the Borrower's Subsidiaries (other than the Partnership Subsidiaries), on the one hand, and the Collateral Agent, on the other hand, each substantially in the form of Exhibit J attached hereto, including, without limitation, that certain Second Amended and Restated Master Subsidiary Security Agreement of even date herewith.

         "Term Loan" shall mean, collectively, the amounts advanced by the Lenders to the Borrower as Term Loans prior to the Agreement Date and evidenced by the Term Loan Notes.

         "Term Loan Maturity Date" shall mean December 23, 2003 or such earlier date as payment of the remaining outstanding principal amount of the Term Loan or of all remaining outstanding Obligations shall be due (whether by acceleration or otherwise).

         "Term Loan Notes" shall mean those certain amended and restated term promissory notes in the aggregate original principal amount of $325,000,000.00, one (1) issued to each of the Lenders by the Borrower, each one substantially in the form of Exhibit K attached hereto, and any extensions, modifications, renewals or replacements of or amendments to any of the foregoing.

         "Total Consolidated Debt" shall mean, for Vanguard and its Subsidiaries on a consolidated basis as of any date, the sum (without duplication) of (a) the outstanding principal amount of the Loans, (b) Indebtedness secured by a Lien permitted under subsection (i) of the definition of "Permitted Liens," and (c) all other Indebtedness for Money Borrowed.

         "Total Debt" shall mean, for the Borrower and its Subsidiaries on a consolidated basis as of any date, the sum (without duplication) of (a) the outstanding principal amount of the Loans, (b) Indebtedness secured by a Lien permitted under subsection (i) of the definition of "Permitted Liens," and (c) all other Indebtedness for Money Borrowed.

         "Unrestricted Subsidiaries" shall mean any Subsidiaries (as such term is defined in the first sentence of the definition of "Subsidiary" herein) of the Borrower which are designated as "Unrestricted Subsidiaries" in accordance with Section 7.17 hereof. The financial condition and operations of any Unrestricted Subsidiary shall not be consolidated with those of Vanguard and its Subsidiaries for financial reporting and financial covenant purposes herein.

         "Upstream Dividends" shall have the meaning set forth in Section 7.19 hereof.

         "VCOC" shall mean Vanguard Cellular Operating Corp., a Delaware corporation.

         "VCFC" shall mean Vanguard Cellular Financial Corp., a North Carolina corporation.

         "VCFC Assumption Agreement" shall mean that certain VCFC Assumption Agreement to be executed pursuant to Section 11.5(a) hereof by VCOC, VCFC, the Agents and the Lenders, substantially in the form of Exhibit L attached hereto.

         "VCS Subsidiary" shall mean Vanguard Cellular Services, Inc., a Delaware corporation, which is an indirect wholly-owned subsidiary of the Borrower, and any of its subsidiaries. The financial condition and operations of the VCS Subsidiary shall not be consolidated with those of Vanguard and its Subsidiaries for financial covenant purposes herein.

         "Vanguard" shall mean Vanguard Cellular Systems, Inc., a North Carolina corporation.

         "Vanguard Assignment Agreement" shall have the meaning ascribed to such term in the Recitals hereto.

        "Vanguard Debentures" shall mean those certain 9-3/8% Senior Debentures due April 15, 2006 issued by Vanguard pursuant to the Vanguard Indenture in an aggregate principal amount of $200,000,000, on or prior to the Agreement Date.

         "Vanguard Guaranty" shall mean that certain Guaranty in favor of the Collateral Agent for the benefit of the Lenders, given by Vanguard of even date herewith.

         "Vanguard Indenture" shall mean that certain Indenture dated as of April 1, 1996 between Vanguard and The Bank of New York, as trustee, as supplemented by First Supplemental Indenture dated as of April 1, 1996.

         "Vanguard Pledge Agreement" shall mean that certain Pledge Agreement between Vanguard and the Collateral Agent of even date herewith.

         "Voting Stock" shall mean, with respect to a corporation, shall mean all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

         "Wholly Owned Subsidiary" shall mean, at any time, a Subsidiary, all of the Voting Stock of which (except directors' qualifying shares) is at the time owned, directly or indirectly, by Vanguard.

         Section 1.2  Interpretation.  Each  definition  of an agreement in this
Article 1 shall, unless otherwise specified, include such agreement as modified, amended, restated or supplemented from time to time in accordance herewith, and except where the context otherwise requires, the singular shall include the plural and vice versa. Except where otherwise specifically restricted, reference to a party to this Agreement or any other Loan Document includes that party and its successors and assigns.

All capitalized terms used herein which are defined in Article 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

         Section 1.3 Cross References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause in such Article, Section or definition.


                                    ARTICLE 2

                                      Loans

         Section 2.1 The Loans.

                  (a) Term Loans. Prior to the Agreement Date, the Lenders made Term Loans to Vanguard which were assumed by the Borrower pursuant to the Vanguard Assignment Agreement in the aggregate amount of $325,000,000. Advances outstanding under the Term Loan Notes may be repaid and reborrowed as provided in Section 2.2(b) and Section 2.2(c) hereof in order to effect changes in the Interest Rate Bases applicable to the Advances thereunder, provided, however, that there shall be no net increase in the aggregate principal amount outstanding under the Term Loan Notes.

                  (b)  Revolving   Loans.   The  Lenders  agree,   severally  in
accordance with their respective Commitment Ratios and not jointly, upon the terms and subject to the conditions of this Agreement, to lend and relend to the Borrower from time to time amounts which do not exceed in the aggregate at any one time outstanding the amount of the Revolving Loan Commitment as in effect from time to time. Advances under the Revolving Loan Commitment may be repaid and then reborrowed as provided in Section 2.2(b) and Section 2.2(c) hereof.

         Section 2.2 Manner of Borrowing and Disbursement.

                  (a) Choice of Interest Rate, Etc. Any Advance hereunder shall, at the option of the Borrower, be made as a Prime Rate Advance or a Eurodollar Advance; provided, however, that at such time as there shall have occurred and be continuing a Default, and the Administrative Agent shall have provided the Borrower with written notice thereof, the Borrower shall not have the right to re-borrow any Eurodollar Advances and all subsequent Advances shall be made as Prime Rate Advances. Any notice given to the Administrative Agent in connection with a requested Advance hereunder shall be given to the Administrative Agent prior to 11:00 a.m. (New York, New York time) in order for such Business Day to count toward the minimum number of Business Days required.

                  (b) Prime Rate Advances.

                           (i) Advances. The Borrower shall give the Administrative Agent in the case of Prime Rate Advances at least two
         (2) Business Days' irrevocable prior written notice in the form of a Request for Advance, or telephonic notice followed immediately by a Request for Advance; provided, however, that the Borrower's failure to confirm any telephonic notice with a Request for Advance shall not invalidate any notice so given. Upon receipt of such notice from the Borrower, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof.

                           (ii) Repayments and Reborrowings. Upon at least three
         (3) Business Days' irrevocable prior written notice, the Borrower may repay or prepay a Prime Rate Advance without regard to its Payment Date and (i) reborrow all or a portion of the principal amount thereof as one or more Prime Rate Advances, (ii) reborrow all or a portion of the principal thereof as one or more Eurodollar Advances, or (iii) not reborrow all or any portion of such Prime Rate Advance. On the date indicated by the Borrower, such Prime Rate Advance shall be so repaid and, as applicable, reborrowed.

                  (c) Eurodollar Advances.

                           (i)   Advances.   The   Borrower   shall   give   the
         Administrative  Agent in the case of Eurodollar Advances at least three
         (3) Business Days' irrevocable prior written notice in the form of a Request for Advance, or telephonic notice followed immediately by a Request for Advance; provided, however, that the Borrower's failure to confirm any telephonic notice with a Request for Advance shall not invalidate any notice so given. The Administrative Agent, whose determination shall be conclusive, shall determine the available Eurodollar Bases and shall notify the Borrower of such Eurodollar Bases. The Borrower shall promptly notify the Administrative Agent by telephone or telecopy and shall immediately confirm any such telephonic notice in writing, of its selection of a Eurodollar Basis and Interest Period for such Advance. Upon receipt of such notice from the Borrower, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof.

                           (ii) Repayments and Reborrowings. At least three (3) Business Days prior to each Payment Date for a Eurodollar Advance, the Borrower shall give the Administrative Agent written notice specifying whether all or a portion of any Eurodollar Advance outstanding on the Payment Date (i) is to be repaid and then reborrowed in whole or in part as one (1) or more Eurodollar Advances, (ii) is to be repaid and then reborrowed in whole or in part as a Prime Rate Advance, or (iii) is to be repaid and not reborrowed. Upon such Payment Date such Eurodollar Advance will, subject to the provisions hereof, be so repaid and, as applicable, reborrowed.

                  (d) Notification of Lenders. Upon receipt of a Request for Advance, or a notice from the Borrower with respect to any outstanding Advance prior to the Payment Date for such Advance, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof and the amount of such Bank's portion of such Advance. Each Lender shall, not later than 12:00 noon (New York, New York time) on the date of borrowing specified in such notice, make available to the Administrative Agent at the Administrative Agent's Office, or at such account as the Administrative Agent shall designate, the amount of its ratable portion of any Advance which represents an additional borrowing hereunder in immediately available funds.

                  (e) Disbursement.

                           (i) Prior to 2:00 p.m. (New York, New York time) on the date of an Advance hereunder, the Administrative Agent shall, subject to the satisfaction of the conditions set forth in Article 3, disburse the amounts made available to the Administrative Agent by the Lenders in like funds by (a) transferring the amounts so made available by wire transfer pursuant to the Borrower's instructions, or (b) in the absence of such instructions, crediting the amounts so made available to the account of the Borrower maintained with the Administrative Agent.

                           (ii) Unless the Administrative Agent shall have received notice from a Lender prior to 12:00 noon (New York, New York time) on the date of any Advance that such Lender will not make available to the Administrative Agent such

          Lender's ratable portion of such Advance, the Administrative Agent may assume that such Lender has made or will make such portion available to the Administrative Agent on the date of such Advance and the Administrative Agent may in its sole discretion and in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Lender does not make such ratable portion available to the Administrative Agent, such Lender agrees to repay to the Administrative Agent on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate plus one percent (1%).

                           (iii) If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's portion of the applicable Advance for purposes of this Agreement. If such Lender does not repay such corresponding amount immediately upon the Administrative Agent's demand therefor, the Administrative Agent shall notify the Borrower and the Borrower shall immediately pay such corresponding amount to the
         Administrative Agent, with interest at the Interest Rate Basis applicable to the underlying Advance. The failure of any Lender to fund its portion of any Advance shall not relieve any other Lender of its obligation hereunder to fund its respective portion of the Advance on the date of such borrowing, but no Lender shall be responsible for any such failure of any other Lender.

                           (iv) In the event that, at any time no Default then exists and the conditions precedent to borrowing in Article 3 hereof have been satisfied, a Lender for any reason fails or refuses to fund its portion of an Advance, then, until such time as such Lender has funded its portion of such Advance (which late funding shall not absolve such Lender from any liability it may have to the Borrower), or all other Lenders have received payment in full (whether by repayment or prepayment) of the principal and interest due in respect of such Advance, such non-funding Lender shall not have the right (i) to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document calling for less than one hundred percent (100%) Lender consent, and the amount of the Loans of such Lender shall not be counted as outstanding for purposes of determining "Majority Lenders" hereunder, or (ii) to receive payments of principal, interest or fees from the Borrower in respect of its unfunded Advances.

         Section 2.3 Interest.

                  (a) On Prime Rate Advances. Interest on each Prime Rate Advance shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed and shall be payable at the Prime Rate Basis for such Advance, in arrears on each applicable Payment Date. Interest on Prime Rate Advances then outstanding shall also be due and payable on the applicable Maturity Date.

                  (b) On Eurodollar Advances. Interest on each Eurodollar Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed and shall be payable at the Eurodollar Basis for such Advance, in arrears on the applicable Payment Date, and, in addition, if the Interest Period for a Eurodollar Advance exceeds three (3) months, interest on such Eurodollar Advance shall also be due and payable in arrears on every three-month anniversary of the beginning of such Interest Period. Interest on Eurodollar Advances then outstanding shall also be due and payable on the applicable Maturity Date.

                  (c) Interest if no Notice of Selection of Interest Rate Basis. If the Borrower fails to give the Administrative Agent timely notice of its selection of a Eurodollar Basis, or if for any reason a determination of a Eurodollar Basis for any Advance is not timely concluded, the Prime Rate Basis shall apply to such Advance.

                  (d) Interest Upon Default. Immediately upon the occurrence of an Event of Default, the outstanding principal balance of the Loans shall bear interest at the Default Rate. Such interest shall be payable on demand, and shall accrue until the earliest of (a) waiver or cure (to the satisfaction of the Lenders required under Section 11.12 hereof to waive) of the applicable Default, (b) agreement by the Majority Lenders to rescind the charging of interest at the Default Rate, or (c) payment in full of the Obligations.

                  (e) Eurodollar Advance Contracts. At no time may the number of outstanding Eurodollar Advances exceed seven (7).

                  (f) Applicable Margin. With respect to any Advance hereunder, the Applicable Margin shall be the interest rate margin determined by the Administrative Agent based upon the Consolidated Leverage Ratio for the most recent fiscal quarter end, effective as of the second Business Day after the financial statements referred to in Section 6.1 or 6.2 hereof, as applicable, are required to be furnished by the Borrower to the

Administrative Agent and each Lender for the fiscal quarter most recently ended, expressed as a per annum rate of interest as follows:

                                           Prime Rate                              Eurodollar
 Consolidated                                Advance                                 Advance
Leverage Ratio                         Applicable Margin                      Applicable Margin

7.00:1 or greater                             0.500%                                 1.750%

6.00:1 or greater but
 less than 7.00:1                             0.250%                                 1.500%

5.00:1 or greater but
 less than 6.00:1                             0.125%                                 1.375%

4.00:1 or greater but
 less than 5.00:1                             0.000%                                 1.125%

Less than 4.00:1                              0.000%                                 1.000%


In the event that the Borrower fails to timely provide the financial statements referred to above in accordance with the terms of Section 6.1 or 6.2 hereof, as applicable, and without prejudice to any additional rights under Section 8.2 hereof, the Consolidated Leverage Ratio shall be deemed to be equal to 7.00:1 until the actual delivery of such statements.

         Section 2.4 Scheduled Commitment Reductions and Repayment.

                  (a) Term Loan. Commencing March 31, 1998, and on the last day of each calendar quarter thereafter, principal amounts outstanding under the Term Loan Notes shall be repaid as set forth below:


              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                                   Percentage of Principal
                                                     Amount of Term Loan
                                                      Outstanding as of
                                                    March 30, 1998 to be
Dates of Repayment                                   Repaid Each Quarter

March 31, 1998, June 30, 1998,
September 30, 1998 and                                     1.875%
December 31, 1998

March 31, 1999, June 30, 1999,
September 30, 1999 and                                     3.125%
December 31, 1999

March 31, 2000, June 30, 2000,
September 30, 2000 and                                     3.750%
December 31, 2000

March 31, 2001, June 30, 2001,
September 30, 2001 and                                     5.000%
December 31, 2001

March 31, 2002, June 30, 2002,
September 30, 2002 and                                     5.625%
December 31, 2002

March 31, 2003, June 30, 2003,
September 30, 2003 and                                     5.625%
December 23, 2003



Any remaining unpaid principal and interest under the Term Loan Notes shall be due and payable in full on the Term Loan Maturity Date.

                  (b) Revolving Loan. Commencing March 31, 1998, and at the end of each calendar quarter thereafter, the Revolving Loan Commitment as in effect on March 30, 1998, shall be automatically reduced by the percentages set forth below:



              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                          Quarterly Percentage
                                       Reduction of Revolving Loan
                                         Commitment In Effect on
Dates of Reduction                           March 30, 1998

March 31, 1998, June 30, 1998,
September 30, 1998 and                            1.875%
December 31, 1998

March 31, 1999, June 30, 1999,
September 30, 1999 and                            3.125%
December 31, 1999

March 31, 2000, June 30, 2000,
September 30, 2000 and                            3.750%
December 31, 2000

March 31, 2001, June 30, 2001,
September 30, 2001 and                            5.000%
December 31, 2001

March 31, 2002, June 30, 2002,
September 30, 2002 and                            5.625%
December 31, 2002

March 31, 2003, June 30, 2003,
September 30, 2003 and                            5.625%
December 23, 2003



The Borrower shall make a repayment of the Revolving Loans outstanding, together with accrued interest thereon, on or before the effective date of each reduction in the Revolving Loan Commitment under this Section 2.4(b), such that the aggregate principal amount of the Revolving Loans outstanding at no time exceeds the Revolving Loan Commitment as so reduced. In addition, any remaining unpaid principal and interest under the Revolving Loan Commitment shall be due and payable in full on the Revolving Loan Maturity Date.

         Section 2.5 Fees. The Borrower agrees to pay to the Lenders, including the Agents in their capacities as Lenders, such fees as are mutually agreed upon and as are described in fee letters dated as of the Agreement Date, one between the Borrower and each of the Lenders. All of such fees are due and payable and shall be paid not later than the Agreement Date. In addition, the Borrower agrees to pay each of the Lenders, in accordance with their respective Commitment Ratios, a commitment fee on the aggregate unborrowed balance of the Revolving Loan Commitment, for each day from the Agreement Date until the Revolving Loan Maturity Date, at a rate of one-half of one percent (1/2%) per annum. Such commitment fee shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed, shall be payable quarterly in arrears on the last day of each calendar quarter, commencing on June 30, 1996, shall be fully earned when due, and shall be non-refundable when paid. A final payment of any commitment fee then payable shall also be due and payable on the Revolving Loan Maturity Date.

         Section 2.6 Optional Prepayments; Revolving Loan Commitment Reduction.

                  (a) Prepayment of Advances. The principal amount of any Prime Rate Advance may be prepaid in full or in part at any time, without penalty and without regard to the Payment Date for such Advance, upon three (3) Business Days' prior written notice to the Administrative Agent of such prepayment. Eurodollar Advances may be prepaid prior to the applicable Payment Date, upon three (3) Business Days' prior written notice to the Administrative Agent, provided that the Borrower shall reimburse the Lenders and the Administrative Agent, on demand, for any loss or out-of-pocket expense incurred by any Lender or the Administrative Agent in connection with such prepayment, as set forth in
Section 2.10 hereof. Partial prepayments shall be in a principal amount of not less than $2,000,000.00, and in an integral multiple of $500,000.00.

                  (b) Prepayment of Loans. Amounts permanently prepaid on the Loans whether by way of refinancing, prepayment of Advances under the Term Loan, prepayment of Advances under the Revolving Loan Commitment accompanied by a corresponding reduction in the Revolving Loan Commitment or otherwise, shall be applied to principal, first, to prepay the outstanding principal amount of the Term Loan pro rata over the repayment schedule set forth in Section 2.4(a) hereof, and, second, to permanently reduce the Revolving Loan Commitment by an amount equal to the remaining amount of such prepayment, pro rata over the Revolving Loan Commitment reduction schedule set forth in Section 2.4(b) hereof, and to prepay the principal amount outstanding under the Revolving Loan Commitment to the extent necessary to prevent the Revolving Loans outstanding from exceeding the Revolving Loan Commitment as so reduced. Amounts applied to the Revolving Loans shall permanently reduce the Revolving Loan Commitment in an equal amount. Each such prepayment shall be accompanied by a payment of all accrued but unpaid interest and fees with respect to the amount so prepaid. A notice of prepayment shall be irrevocable. Upon receipt of any notice of prepayment, the

Administrative Agent shall promptly notify each Lender of the contents thereof by telephone or telecopy and of such Lender's ratable portion of the prepayment. Any portion of the Loans which is permanently prepaid may not be reborrowed.

                  (c) Revolving Loan Commitment Reduction. The Borrower may without penalty (but subject to Section 2.10 hereof) at any time terminate or permanently reduce all or any part of the Revolving Loan Commitment by giving the Administrative Agent and the Lenders at least ten (10) Business Days' prior written notice thereof; provided, however, that any reduction shall reduce the Revolving Loan Commitment in a principal amount of at least $2,000,000.00 and in an integral multiple of $500,000.00. The Borrower shall make any required repayment or prepayment of Advances outstanding under the Revolving Loan Commitment, plus accrued interest on such portion of the Revolving Loans and any accrued fees in respect thereof, on or before the effective date of the reduction of the Revolving Loan Commitment, so that the principal amount of the Revolving Loans outstanding after such repayment or prepayment does not exceed the Revolving Loan Commitment as so reduced. The Borrower shall not have any right to rescind any termination or reduction pursuant to this Section 2.6(c). Reductions in the Revolving Loan Commitment after March 30, 1998 pursuant to this Section 2.6(c) shall be applied pro rata over the Revolving Loan Commitment reduction schedule set forth in Section 2.4(b) hereof.

         Section 2.7 Mandatory Prepayments. In addition to the scheduled repayments and Revolving Loan Commitment reductions provided for in Section 2.4 hereof, the Borrower shall prepay the Obligations as follows:

                  (a) Repayment From Excess Cash Flow. On or prior to April 30, 1998 and on or prior to each April 30th thereafter during the term of this Agreement, the Borrower shall make an additional prepayment of the outstanding principal amount of the Loans in an amount equal to fifty percent (50%) of the Excess Cash Flow for the most recently ended calendar year, commencing with the calendar year ending December 31, 1997. Amounts so prepaid shall be applied to the Term Loan or to reduce the Revolving Loan Commitment in the order of priority set forth in Section 2.6(b) hereof. Accrued interest on the principal amount of the Loans being prepaid pursuant to this Section 2.7(a) to the date of such prepayment will be paid by the Borrower concurrently with such principal prepayment.

                  (b) Repayment From Permitted Asset Sales. Except with respect to Permitted Asset Sales having Net Proceeds of not more than $500,000.00 with respect to any single transaction or related series of transactions and having Net Proceeds of not more than $5,000,000.00 in the aggregate during the term of this Agreement, the Net Proceeds from any Permitted Asset Sale shall be applied as follows:

                           (i)   Except  as   otherwise   provided   in  Section
         2.7(b)(ii) hereof, to permanently reduce the outstanding principal amount of the Term Loan and to reduce the Revolving Loan Commitment in the order of priority set forth in Section 2.6(b) hereof. Such Net Proceeds shall be paid by the Borrower to the Administrative Agent, for the benefit of the Lenders, on the Business Day following the date of such Permitted Asset Sale; or

                           (ii) At the Borrower's election, so long as no Default then exists or would be caused thereby, to purchase one or more Allowable Cellular Systems, the aggregate purchase price of which does not exceed the sum of such Net Proceeds plus Advances otherwise available for Acquisitions hereunder, so long as the Borrower or one
         (1) of its Subsidiaries shall have consummated the acquisition of such Allowable Cellular System or Systems, in one (1) or more transactions, not more than 330 days following the date of such Permitted Asset Sale, and, if the Consolidated Leverage Ratio at the time any such transaction(s) is consummated is greater than or equal to 7.5:1, so long as the purchase price for any such Allowable Cellular System is less than $175.00 per POP. In the event the Borrower elects to exercise its right under this Section 2.7(b)(ii), the Borrower shall so notify the Administrative Agent not less than five (5) Business Days prior to the proposed date of the closing of the Permitted Asset Sale and shall, upon its or any Subsidiary's receipt of any Net Proceeds with respect to such Permitted Asset Sale, remit such Net Proceeds to the Administrative Agent. The amount so remitted shall be used, first, to pay the outstanding principal under the Revolving Loans (but the amount so prepaid shall not reduce the Revolving Loan Commitment) and second, to the extent of any excess, to be held in trust in an interest-bearing account with the Administrative Agent (the "Net Proceeds Trust") for the benefit of the Borrower, to be applied to the ultimate purchase of the Allowable Cellular System or Systems, as hereinafter provided. Any such payment of principal of the Revolving Loans shall be accompanied by a payment of all accrued but unpaid interest and fees in respect of the principal amount so paid. The Borrower or one (1) of its Subsidiaries shall consummate such purchase(s) of the Allowable
         Cellular System or Systems not more than 330 days following the applicable Permitted Asset Sale. To the extent that the Borrower or one (1) of its Subsidiaries shall not have consummated any such purchase(s) as of the 330th day following such Permitted Asset Sale (for whatever reason, including the occurrence of a Default), or the aggregate purchase price of all such Allowable Cellular Systems purchased within 330 days following the applicable Permitted Asset Sale shall be less than the Net Proceeds of such Permitted Asset Sale, any funds held in the Net Proceeds Trust shall be applied by the Administrative Agent in the manner set forth in Section 2.7(b)(i) hereof and, to the extent that Net Proceeds had been used to repay outstanding Revolving Loans, the Borrower shall cause to be reduced, in an identical aggregate amount, the principal amount outstanding under the Term Loan and the Revolving Loan Commitment in the manner set forth in Section 2.7(b)(i) hereof, whether by requesting an Advance under the Revolving Loan Commitment or otherwise.

         Section 2.8 Notes; Loan Accounts.

                  (a) The Loans shall be repayable in accordance with the terms and provisions set forth herein and shall be evidenced by the Notes. One (1) Term Loan Note and one (1) Revolving Loan Note shall be payable to the order of each Lender for each Facility, in accordance with their respective Commitment Ratios. The Notes shall be issued by the Borrower to the Lenders and shall be duly executed and delivered by one (1) or more Authorized Signatories of the Borrower.

                  (b) Each Lender may open and maintain on its books in the name of the Borrower a loan account with respect to the Loans and interest thereon. Each Lender which opens such a loan account shall debit such loan account for the principal amount of each Advance made by it and accrued interest thereon, and shall credit such loan account for each payment on account of principal of or interest on its Loans. The records of a Lender with respect to the loan account maintained by it shall be prima facie evidence of the Loans and accrued interest thereon, but the failure of any Lender to make any such notations or any error or mistake in such notations shall not affect the Borrower's repayment obligations with respect to such Loans.

         Section 2.9 Manner of Payment.

                  (a) Each payment (including any prepayment) by the Borrower on account of the principal of or interest on the Loans, commitment fees and any other amount owed to the Lenders or the Administrative Agent or any of them under this Agreement or the Notes shall be made not later than 1:00 p.m. (New York, New York time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office, for the account of the Lenders or the Administrative Agent, as the case may be, in lawful money of the United States of America in immediately available funds. Any payment received by the Administrative Agent after 1:00 p.m. (New York, New York time) shall be deemed received on the next Business Day. Receipt by the Administrative Agent of any payment intended for any Lender or Lenders hereunder prior to 1:00 p.m. (New York, New York time) on any Business Day shall be deemed to constitute receipt by such Lender or Lenders on such Business Day. In the case of a payment for the account of a Lender, the Administrative Agent will promptly thereafter distribute the amount so received in like funds to such Lender. If the Administrative Agent shall not have received any payment from the Borrower as and when due, the Administrative Agent will promptly notify the Lenders accordingly.

                  (b) The Borrower agrees to pay principal, interest, fees and all other amounts due hereunder, under the Notes or under any other Loan Document without set-off or counterclaim or any deduction whatsoever and free and clear of all taxes, levies and withholding. If the Borrower is required by Applicable Law to deduct any taxes from or in respect of any sum payable to any Agent or any Lender hereunder, under any Note or under any other Loan Document:
(i) the sum payable hereunder or thereunder, as applicable, shall be increased to the extent necessary to provide that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.9(b)), such Agent or such Lender, as applicable, receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Borrower shall make such deductions from such sums payable hereunder or thereunder, as applicable, and pay the amount so deducted to the relevant taxing authority as required by Applicable Law; and (iii) the Borrower shall provide such Agent or such Lender, as applicable, with evidence satisfactory to such Agent or such Lender, as applicable, that such deducted amounts have been paid to the relevant taxing authority.

                  (c)  Prior to the  declaration  of an Event of  Default  under
Section 8.2 hereof, if some but less than all amounts due from the Borrower are received by the Administrative Agent with respect to the Obligations, the Administrative Agent shall distribute such amounts in the following order of priority, all on a pro rata basis to the Lenders: (i) to the payment on a pro rata basis of any fees or expenses then due and payable to the Agents, the Lenders, or any of them; (ii) to the payment of interest then due and payable on the Loans; (iii) to the payment of all other amounts not otherwise referred to in this

Section 2.9(c) then due and payable to the Agents or the Lenders, or any of them, hereunder or under the Notes or any other Loan Document; and (iv) to the payment of principal then due and payable on the Notes.

                  (d) Subject to any contrary provisions in the definition of Interest Period, if any payment under this Agreement or any of the other Loan Documents is specified to be made on a day which is not a Business Day, it shall be made on the next Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

         Section 2.10 Reimbursement.

                  (a) Whenever any Lender shall sustain or incur any losses or out-of-pocket expenses in connection with (i) failure by the Borrower to borrow or reborrow any Eurodollar Advance after having given notice of its intention to borrow or reborrow in accordance with Section 2.2 hereof (whether by reason of the Borrower's election not to proceed or the non-fulfillment of any of the conditions set forth in Article 3 hereof), or (ii) prepayment of any Eurodollar Advance in whole or in part for any reason, the Borrower agrees to pay to such Lender, upon such Lender's demand, an amount sufficient to compensate such Lender for all such losses and out-of-pocket expenses. Such Lender's good faith determination of the amount of such losses or out-of-pocket expenses, as set forth in writing and accompanied by calculations in reasonable detail demonstrating the basis for its demand, shall be presumptively correct.

                  (b) Losses subject to reimbursement hereunder shall include, without limiting the generality of the foregoing, expenses incurred by any Lender or any participant of such Lender permitted hereunder in connection with the re-employment of funds prepaid, repaid, not borrowed, or paid, as the case may be.

         Section 2.11 Pro Rata Treatment.

                  (a) Advances. Each Advance shall be made pro rata on the basis of the respective Commitment Ratios of the Lenders.

                  (b) Payments. Each payment and prepayment of principal of the Loans and, except as provided in Article 10 hereof, each payment of interest on the Loans, shall be made to the Lenders pro rata on the basis of their respective unpaid principal amounts outstanding under the applicable Facility immediately prior to such payment or prepayment. If any Lender shall obtain any payment (whether involuntary, through the exercise of any right of set-off, or otherwise)v on account of the Loans made by it in excess of its ratable share of the Loans based upon its Commitment Ratio, such Lender shall forthwith purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this
Section 2.11(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

         Section 2.12 Capital Adequacy. If after the date hereof, the adoption of any Applicable Law regarding the capital adequacy of banks or bank holding companies, or any change in Applicable Law (whether adopted before or after the Agreement Date) or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on any Lender's capital as a consequence of its obligations hereunder with respect to the Loans and the Commitments to a level below that which it could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Lender's capital was fully utilized prior to such adoption, change or compliance) by an amount reasonably deemed by such Lender to be material, then, upon demand by such Lender, the Borrower shall promptly pay to such Lender such additional amounts as shall be sufficient to compensate such Lender for such reduced return, together with interest on such amount from the fourth (4th) day after the date of demand, until payment in full thereof at the Default Rate. A certificate of such Lender setting forth the amount to be paid to such Lender by the Borrower as a result of any event referred to in this paragraph and supporting calculations in reasonable detail shall be presumptively correct.

         Section 2.13 Lender Tax Forms. On or prior to the Agreement Date and on or prior to the first (1st) Business Day of each calendar year thereafter, each Lender which is organized in a jurisdiction other than the United States shall, to the extent permissible under Applicable Law, provide the Administrative Agent and the Borrower with two (2) properly executed originals of Form 4224 or 1001 (or any successor form) prescribed by the Internal Revenue Service or other documents satisfactory to the Borrower and the Administrative Agent and properly executed Internal Revenue Service Form W-8 or W-9, as the case may be, certifying (i) as to such Lender's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Lender hereunder and under the Notes or (ii) that all payments to be made to such Lender hereunder and under the Notes are subject to such taxes at a rate reduced to zero by an applicable tax treaty. Each such Lender agrees to provide the Administrative Agent and the Borrower with new forms prescribed by the Internal Revenue Service upon the expiration or obsolescence of any previously delivered form, or after the occurrence of any event requiring a change in the most recent forms delivered by it to the Administrative Agent and the Borrower.


                                    ARTICLE 3

                              Conditions Precedent

         Section  3.1  Conditions  Precedent  to  Effectiveness.  The  terms and
conditions  of  this  Agreement  shall  become   operative  and  effective  upon
fulfillment of each of the following conditions:

                  (a) The Managing Agents shall have received each of the following, in form and substance satisfactory to each of them:

                           (i) duly executed Revolving Loan Notes;

                           (ii) duly executed Term Loan Notes;

                           (iii)  duly  executed   Borrower  Pledge   Agreement,
         together with appropriate stock certificates and stock powers;

                           (iv) duly executed Security Agreement, together with appropriate UCC financing statement forms;

                           (v) duly executed Second Amended and Restated Master Subsidiary Security Agreement, executed and delivered by each Subsidiary of the Borrower (other than the Partnership Subsidiaries), together with appropriate UCC financing statement forms;

                           (vi) duly executed Second Amended and Restated Master Subsidiary Guaranty executed and delivered by each Subsidiary of the Borrower (other than the Partnership Subsidiaries);

                           (vii) duly executed Note Pledge Agreements, together with appropriate notes;

                           (viii) copies of insurance binders or certificates covering the assets of the Borrower and its Subsidiaries and otherwise meeting the requirements of Section 5.5 hereof;

                           (ix) legal opinions of (i) Richard C. Rowlenson, Senior Vice President and General Counsel; (ii) Schell, Bray, Aycock, Abel & Livingston, North Carolina counsel; (iii) Latham & Watkins, FCC counsel; and (iv) Read and Laniado, New York regulatory counsel; each as counsel to Vanguard, the Borrower and its Subsidiaries, addressed to each Lender and the Managing Agents, and dated as of the Agreement Date;

                           (x) opinion of Powell, Goldstein, Frazer & Murphy, special counsel to the Managing Agents, addressed to the Managing Agents and the Lenders and dated as of the Agreement Date, and the Managing Agents hereby instruct such counsel to deliver such opinion to the Administrative Agent and the Lenders; and

                           (xi) duly executed Certificate of Financial Condition for the Borrower and its Subsidiaries on a consolidated basis, given by the chief financial officer of the Borrower;

                           (xii) copies of the most recent quarterly and annual financial statements of Vanguard and its Subsidiaries which have been provided to each Lender and each Managing Agent pursuant to Section 6.1 and Section 6.2 of the Prior Loan Agreement, certified by the chief financial officer of the Borrower;

                           (xiii) any required FCC consents or other required consents to the closing of this Agreement or the Vanguard Assignment Agreement or to the execution, delivery and performance of this Agreement and the other Loan Documents, each of which shall be in form and substance satisfactory to the Managing Agents and the Lenders;

                           (xiv) the loan certificate of the Borrower, in substantially the form attached hereto as Exhibit M, including a certificate of incumbency with respect to each Authorized Signatory, together with appropriate attachments which shall include, without limitation, the following items: (A) a copy of the Certificate or
         Articles  of  Incorporation  of the  Borrower,  certified  to be  true, complete and correct by the Delaware Secretary of State, (B) certificates of good standing or foreign qualification for the Borrower issued by the Secretary of State or similar state official for each state in which the Borrower is required to qualify to do business, (C) a true, complete and correct copy of the By-Laws of the Borrower, as in effect on the Agreement Date, (D) a true, complete and correct copy of the resolutions of the Borrower authorizing it to execute, deliver and perform this Agreement and the other Loan Documents and (E) a true, complete and correct copy of any shareholders' agreements or voting trust agreements in effect with respect to the stock of the Borrower;

                           (xv)  duly  executed   Vanguard   Pledge   Agreement,
         together with appropriate stock certificates and stock powers;

                           (xvi) duly executed Vanguard Guaranty;

                           (xvii) duly executed Vanguard Assignment Agreement;

                           (xviii) a loan  certificate of Vanguard,  including a
         certificate of incumbency with respect to each authorized signatory of Vanguard, together with appropriate attachments which shall include, without limitation, the following items: (A) a copy of the Certificate of Incorporation of Vanguard, certified to be true, complete and correct by the North Carolina Secretary of State, (B) certificates of good standing or foreign qualification for Vanguard issued by the Secretary of State or similar state official for each state in which Vanguard is required to qualify to do business, (C) a true, complete and correct copy of the By-Laws of Vanguard, as in effect on the Agreement Date, (D) a true, complete and correct copy of the resolutions of Vanguard authorizing it to execute, deliver and perform the Loan Documents and (E) a true, complete and correct copy of any shareholders' agreements or voting trust agreements in effect with respect to the stock of Vanguard;

                           (xix) UCC-1 lien and judgment search results with respect to the Borrower and Vanguard;

                           (xx) a copy of the Certificate of Incorporation of VCFC certified to be true, complete and correct by the North Carolina Secretary of State;

                           (xxi) a copy of the requests for FCC Approval as filed with the FCC certified to be true, complete and correct by the general counsel of Vanguard and the Borrower; and

                           (xxii) a copy of the requests for Asset Transfer Approval as filed with the FCC certified to be true, complete and correct by the general counsel of Vanguard; and

                           (xxiii) all such other documents as either Managing Agent or any Lender may reasonably request, certified by an appropriate governmental official or an Authorized Signatory if so requested.

                  (b) The Managing Agents and the Lenders shall have received evidence satisfactory to them that all Necessary Authorizations, including all necessary consents to the closing of this Agreement, have been obtained or made, are in full force and effect and are not subject to any pending or threatened reversal or cancellation and the Managing Agents and the Lenders shall have received a certificate of an Authorized Signatory so stating.

                  (c) The Managing Agents, the Lenders and Powell, Goldstein, Frazer & Murphy, special counsel to Managing Agents, shall have received payment of all fees due and payable on the Agreement Date, together with a payment of all accrued but unpaid interest and fees under the Prior Loan Agreement.

                  (d) There shall have occurred no Materially Adverse Effect and no event which, in the reasonable opinion of the Managing Agents, may be expected to have a Materially Adverse Effect.

                  (e) The Managing Agents shall have received evidence reasonably satisfactory to them that the Vanguard Debentures Offering has been completed on terms and conditions satisfactory to all the Banks (including, without limitation, the absence of any cross-default to this Agreement other than with respect to a payment default at final maturity or following any acceleration of the Loans), and that $186,000,000 has been applied to repay the Loans.

                  (f) The Managing Agents shall have received compliance calculations in form and substance satisfactory to them demonstrating pro forma compliance with Sections 7.8, 7.10, 7.11, 7.12 and 7.13 hereof both before and after giving effect to the Vanguard Debentures.

         Section 3.2 Conditions Precedent to Each Advance. The obligation of the Lenders to make each Advance is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with such
Advance:

                  (a) All of the representations and warranties under this Agreement (including, without limitation, all representations and warranties with respect to the Borrower's Subsidiaries), which, pursuant to Section 4.2 hereof, are made at and as of the time of such Advance, and under the other Loan Documents, shall be true and correct at such time in all material respects, both before and after giving effect to the application of the proceeds of such Advance and after giving effect to any updates to information provided to the Lenders in accordance with the terms of such representations and warranties and no Default shall then exist or be caused thereby;

                  (b) With respect to Advances which, if funded,  would increase the aggregate principal amount of Loans outstanding hereunder, the Administrative Agent and the Lenders shall have received a duly executed Request for Advance;

                  (c) Each of the Managing Agents and the Lenders shall have received all such other certificates, reports, statements, opinions of counsel or other documents as the Managing Agents or any Lender may reasonably request;

                  (d) With respect to any Advance relating to any Acquisition, Investment, or the formation of any Subsidiary which is permitted hereunder, the Managing Agents and the Lenders shall have received such documents and instruments relating to such Acquisition, Investment, or formation of a new Subsidiary as are described in Section 5.13 hereof or otherwise required herein; and

                  (e) There shall have occurred no Materially Adverse Effect and no event which, in the reasonable opinion of the Managing Agents, may be expected to have a Materially Adverse Effect.

                                    ARTICLE 4

                         Representations and Warranties

         Section 4.1 Representations and Warranties. The Borrower hereby agrees, represents and warrants in favor of each Agent and each Lender that:

                  (a) Organization; Ownership; Power; Qualification. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The Borrower has the corporate power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted. The Borrower's sole shareholder is Vanguard. Each Subsidiary of the Borrower is a corporation or partnership, as applicable, duly organized, validly existing and in good standing under the laws of the state of its formation and has the corporate or partnership power (as applicable) and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted. The Borrower and each of its Subsidiaries are duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of their respective properties or the nature of their respective businesses requires such qualification or authorization.

                  (b) Authorization; Enforceability. The Borrower has the corporate power and has taken all necessary corporate action to authorize it to borrow hereunder, to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Borrower and is, and each of the other Loan Documents to which the Borrower is party is, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally

(insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower).

                  (c) Subsidiaries: Authorization; Enforceability. The Borrower's Subsidiaries, the VCS Subsidiary and the Unrestricted Subsidiaries and the Borrower's direct and indirect ownership thereof are as set forth as of the Agreement Date on Schedule 3 attached hereto and the Borrower has the unrestricted right to vote the issued and outstanding ownership interests of the Subsidiaries shown thereon; such ownership interests of such Subsidiaries and the Unrestricted Subsidiaries have been duly authorized and issued and are fully paid and nonassessable. Each Subsidiary of the Borrower has the corporate or partnership power and has taken all necessary corporate or partnership action to authorize it to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated by this Agreement and by such Loan Documents. Each of the Loan Documents to which any Subsidiary of the Borrower is party is a legal, valid and binding obligation of such Subsidiary enforceable against such Subsidiary in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of any such Subsidiary).

                  (d) Compliance with Other Loan Documents and Contemplated Transactions. The execution, delivery and performance, in accordance with their respective terms, by the Borrower of this Agreement and the Notes, and by the Borrower and its Subsidiaries of each of the other Loan Documents to which they are respectively party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) require any consent or approval, governmental or otherwise, not already obtained, (ii) violate any Applicable Law respecting the Borrower or any Subsidiary of the Borrower, (iii) conflict with, result in a breach of, or constitute a default under the certificate or articles of incorporation or by-laws, as amended, of the Borrower or of any Subsidiary of the Borrower, or under any indenture, agreement, or other instrument, including, without limitation, the Licenses, to which the Borrower or any of its Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any of its Subsidiaries, except for Permitted Liens.

                  (e) Business. The Borrower, together with its Subsidiaries, is primarily engaged in the business of owning, operating and investing in Cellular Systems and other wireless communications and related businesses. The Unrestricted Subsidiaries are engaged solely in the business of owning, operating and investing in wireless communications businesses.

                  (f) Licenses; Necessary Authorizations. The Licenses have been duly authorized by the grantors thereof and are in full force and effect. The Borrower and its Subsidiaries are in compliance in all material respects with all of the provisions thereof. The Borrower and its Subsidiaries have secured all Necessary Authorizations and all such Necessary Authorizations are in full force and effect. Neither any License nor any Necessary Authorization is the subject of any pending or, to the best of the Borrower's knowledge, threatened revocation.

                  (g) Compliance with Law. The Borrower and its Subsidiaries, the VCS Subsidiary and the Unrestricted Subsidiaries are in substantial compliance with all material Applicable Law.

                  (h) Title to Assets. The Borrower has good, legal and marketable title to, or a valid leasehold interest in, all of its assets. Each of the Borrower's Subsidiaries has good, legal and marketable title to, or a valid leasehold interest in, all of its assets. None of such properties or assets is subject to any Liens, except for Permitted Liens. Except for financing statements evidencing Permitted Liens, no financing statement under the Uniform Commercial Code as in effect in any jurisdiction and no other filing which names the Borrower or any of its Subsidiaries as debtor or which covers or purports to cover any of the assets of the Borrower or any of its Subsidiaries is currently effective and on file in any state or other jurisdiction, and neither the Borrower nor any of its Subsidiaries has signed any such financing statement or filing or any security agreement authorizing any secured party thereunder to file any such financing statement or filing.

                  (i) Litigation. There is no action, suit, proceeding or investigation pending against, or, to the best of the Borrower's knowledge, threatened against or in any other manner relating adversely to, the Borrower, any of its Subsidiaries, the VCS Subsidiary or any Unrestricted Subsidiary, or any of their respective properties, including without limitation the Licenses, in any court or before any arbitrator of any kind or before or by any governmental body (including without limitation the FCC), except for collection suits initiated by the Borrower, any Subsidiary of the Borrower, the VCS Subsidiary or any Unrestricted Subsidiary with respect to any Indebtedness of any customer of such Person to such Person of $20,000.00 or less, or as otherwise described on Schedule 4 attached hereto as of the Agreement Date or as subsequently disclosed to the Administrative Agent and the Lenders pursuant to
Section 6.5 hereof; and, except as expressly set forth on Schedule 4, no such action, suit, proceeding or investigation (i) calls into question the validity or enforceability of this Agreement or any other Loan Document, (ii) challenges the continued possession and use of any License granted by the FCC, by the Borrower, its Subsidiaries, or any Person in which the Borrower has, directly or indirectly, an Investment, or (iii) is reasonably likely to result in an adverse decision to the Borrower or any Subsidiary of the Borrower or the VCS Subsidiary or any Unrestricted Subsidiary, which adverse decision would have a Materially Adverse Effect.

                  (j) Taxes. All federal, state and other tax returns of the Borrower, each of its Subsidiaries, the VCS Subsidiary and each Unrestricted Subsidiary required by law to be filed have been duly filed and all federal, state and other taxes, including, without limitation, withholding taxes, assessments and other governmental charges or levies required to be paid by the Borrower, any of its Subsidiaries, the VCS Subsidiary or any Unrestricted Subsidiary or imposed upon the Borrower, any of its Subsidiaries, the VCS Subsidiary or any Unrestricted Subsidiary or any of their respective properties, income, profits or assets, which are due and payable, have been paid, except any such taxes (i) (x) the payment of which the Borrower, any of its Subsidiaries, the VCS Subsidiary or any Unrestricted Subsidiary is diligently contesting in good faith by appropriate proceedings, (y) for which adequate reserves have been provided on the books of the Borrower or the Subsidiary of the Borrower or the VCS Subsidiary or Unrestricted Subsidiary involved in accordance with GAAP and
(z) as to which no Lien other than a Permitted Lien has attached and no foreclosure, distraint, sale or similar proceedings have been commenced, or (ii) which may result from audits not yet conducted. The charges, accruals and reserves on the books of the Borrower, each of its Subsidiaries, the VCS Subsidiary and of each Unrestricted Subsidiary in respect of taxes are, in the judgment of the Borrower, adequate.

                  (k) Financial Statements. The Borrower has furnished or caused to be furnished to the Managing Agents and the Lenders a Form 10-K for Vanguard and its Subsidiaries on a consolidated basis for the fiscal year ended December 31, 1995 and audited financial statements for the fiscal year ended December 31, 1995, all of which, together with other financial statements furnished to the Lenders subsequent to the Agreement Date are, to the best knowledge of the Borrower, complete and correct in all material respects and present fairly in accordance with GAAP the financial condition of Vanguard and its Subsidiaries on a consolidated basis on and as at such dates and the results of operations for the periods then ended (subject, in the case of unaudited financial statements, to normal year-end adjustments). Neither the Borrower nor any of its Subsidiaries has any material liabilities, contingent or otherwise, other than as disclosed in the financial statements referred to in the preceding sentence or as set forth or referred to in this Agreement, and there are no material unrealized losses of the Borrower or any of its Subsidiaries and no anticipated losses of the Borrower or any of its Subsidiaries other than those which have been previously disclosed in writing to the Administrative Agent and the Lenders and identified as such.

                  (l) No Adverse Change. Since December 31, 1993, there has occurred no event which has had or which could have a Materially Adverse Effect.

                  (m) ERISA. The Borrower and each Subsidiary of the Borrower and each of their respective Plans are in compliance with ERISA and the Code and neither the Borrower nor any of its Subsidiaries has incurred any accumulated funding deficiency with respect to any such Plan within the meaning of ERISA or the Code. The Borrower, each of its Subsidiaries, and each other ERISA Affiliate have complied with all requirements of Section 4980B of the Code and Sections 601 through 609 of ERISA. Neither the Borrower nor any of its Subsidiaries has made any promises of retirement or other benefits to employees, except as set forth in their respective Plans, in written agreements with such employees, or in the Borrower's employee handbook and memoranda to employees. Neither the Borrower nor any of its Subsidiaries has incurred any material liability to PBGC in connection with any such Plan. The assets of each such Plan which is subject to Title IV of ERISA are sufficient to provide the benefits under such Plan, the payment of which PBGC would guarantee if such Plan were terminated, and such assets are also sufficient to provide all other "benefit liabilities" (as defined in Section 4041 of ERISA) due under such Plan upon termination. No Reportable Event has occurred and is continuing with respect to any such Plan. No such Plan or trust created thereunder, or party in interest (as defined in Section 3(14) of ERISA), or any fiduciary (as defined in Section 3(21) of ERISA), has engaged in a "prohibited transaction" (as such term is defined in
Section 406 of ERISA or Section 4975 of the Code) which would subject such Plan or any other Plan of the Borrower or any of its

Subsidiaries, any trust created thereunder, or any such party in interest or fiduciary, or any party dealing with any such Plan or any such trust, to the tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or
Section 4975 of the Code. Neither the Borrower nor any of its Subsidiaries is a participant in or is obligated to make any payment to a Multiemployer Plan. Neither the Borrower nor any of its Subsidiaries (1) has had either a complete withdrawal or a partial withdrawal under Section 4201 et. seq. of ERISA from a Multiemployer Plan which had "unfunded vested benefits" within the meaning of
Section 4211 of ERISA or (2) has ever received a notice and demand from the plan sponsor of a Multiemployer Plan under Section 4219(b)(1) of ERISA. For purposes of this Section 4.1(m), the term "Subsidiaries" shall include the VCS Subsidiary and the Unrestricted Subsidiaries.

                  (n) Compliance with Regulations G, T, U and X. Neither the Borrower nor any Subsidiary of the Borrower nor any Unrestricted Subsidiary is engaged principally in or has as one of its important activities the business of purchasing or carrying, or extending credit for the purpose of purchasing or carrying, any margin stock within the meaning of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System; nor will any proceeds of the Loans be used for such purpose, other than Investments permitted hereunder in Geotek Communications, Inc., a Delaware corporation, which shall be made, if at all, in compliance with the provisions of such Regulations G, T, U and X. Not more than twenty-five percent (25%) (or such greater percentage as provided in the exclusions from the definition of "indirectly secured" contained in such Regulations G, T, U and X in effect at the time of the making of such Advance) of the value of the assets of the Borrower and its Subsidiaries is derived from assets constituting margin stock.

                  (o) Investment Company Act. Neither the Borrower nor any of its Subsidiaries is required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by the Borrower and its Subsidiaries of this Agreement nor the issuance of the Notes violates any provision of such Act or requires any consent, approval or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body or authority pursuant to any provisions of such Act.

                  (p) Governmental Regulation. Neither the Borrower nor any of its Subsidiaries is required to obtain any consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state or local regulatory authority in connection with the execution and delivery of this Agreement. Neither the Borrower nor any of its Subsidiaries is required to obtain any consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state or local regulatory authority in connection with the performance, in accordance with their respective terms, of this Agreement or any other Loan Document.

                  (q) Absence of Default, Etc. The Borrower and its Subsidiaries are in compliance in all respects with all of the provisions of their respective Certificates or Articles of Incorporation, By-Laws and Partnership Agreements, and no event has occurred or failed to occur (including, without limitation, any matter which could create a Default by cross-default) which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or with the passage of time or giving of notice or both would constitute, (i) an Event of Default or (ii) a material default by the Borrower or any of its Subsidiaries under any indenture, agreement or other instrument relating to Indebtedness of the Borrower or any of its Subsidiaries in the amount of $1,000,000.00 or more, any License, or any judgment, decree or order to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries or any of their respective properties may be bound or affected. Neither the Borrower nor any of its Subsidiaries is a party to or bound by any contract or agreement continuing after the Agreement Date, or is bound by any Applicable Law, that could have a Materially Adverse Effect or result in the loss of any License issued by the FCC.

                  (r) Accuracy and Completeness of Information. All information, reports, prospectuses and other papers and data relating to the Borrower or any of its Subsidiaries, any Unrestricted Subsidiary or the VCS Subsidiary and furnished by or on behalf of the Borrower or any of its Subsidiaries, any Unrestricted Subsidiary or the VCS Subsidiary to the Managing Agents or the Lenders were, at the time furnished, true, complete and correct in all material respects to the extent necessary to give the Managing Agents and the Lenders true and accurate knowledge of the subject matter. No fact or situation is currently known to the Borrower which has had or which could reasonably be expected to have a Materially Adverse Effect.

                  (s) Agreements with Affiliates and Management Agreements. Except as set forth as of the Agreement Date on Schedule 5 attached hereto, and except for agreements or arrangements with Affiliates wherein the Borrower or one or more of its Subsidiaries provides services to such Affiliates for fair consideration, neither the Borrower nor any of its Subsidiaries has (i) any written agreements or binding arrangements of any kind with any Affiliate (other than the Borrower or any of its Subsidiaries) or (ii) any management or consulting agreements of any kind with any Affiliate (other than the Borrower or any of its Subsidiaries), other than employment agreements.

                  (t) Payment of Wages. The Borrower and each of its Subsidiaries are in compliance with the Fair Labor Standards Act, as amended, in all material respects, and the Borrower and each of its Subsidiaries have paid all minimum and overtime wages required by law to be paid to their respective employees.

                  (u) Priority. The Security Interest is a valid and perfected first priority security interest in the Collateral in favor of the Collateral Agent, for the benefit of itself and the Lenders, securing, in accordance with the terms of the Security Documents, the outstanding Obligations, and the Collateral is subject to no Liens other than Permitted Liens. The Liens created by the Security Documents are enforceable as security for the outstanding Obligations in accordance with their terms with respect to the Collateral subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower or any of its Subsidiaries, as the case may be).

                  (v) Indebtedness. Except as shown on the audited financial statements of Vanguard and its Subsidiaries for the fiscal year ended December 31, 1995, and except for the Advances hereunder, neither the Borrower nor any of its Subsidiaries has outstanding, as of the Agreement Date, any Indebtedness for Money Borrowed.

                  (w) Investments. All Investments of the Borrower and its Subsidiaries are shown as of the Agreement Date on Schedule 6 attached hereto.

         Section 4.2 Survival of Representations and Warranties, etc. All representations and warranties made under this Agreement shall be deemed to be made, and shall be true and correct, at and as of the Agreement Date and on the date of each Advance except to the extent relating specifically to an earlier date or time period. All representations and warranties made under this Agreement shall survive, and not be waived by, the execution hereof by the Lenders and the Agents, any investigation or inquiry by any Lender or any Agent, or the making of any Advance under this Agreement.


                                    ARTICLE 5

                                General Covenants

         So long as any of the Obligations is outstanding and unpaid or the Borrower shall have the right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled), and unless the Majority Lenders, or such greater number of Lenders as may be expressly provided herein, shall otherwise consent in writing:

         Section 5.1 Preservation of Existence and Similar Matters. The Borrower will, and will cause each of its Subsidiaries to:

                           (i) preserve and maintain its existence, rights, franchises, licenses and privileges in the state of its incorporation, including, without limiting the foregoing, the Licenses and all other Necessary Authorizations; and

                           (ii) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization.

         Section 5.2 Business; Compliance with Applicable Law. The Borrower will, and will cause each of its Subsidiaries to, (a) engage primarily in the business of owning, operating and investing in Cellular Systems and other wireless communications and related businesses and (b) comply with the requirements of all Applicable Law. The Borrower will cause each Unrestricted Subsidiary to (a) engage solely in the business of owning, operating and investing in wireless communication businesses, and (b) comply in all material respects with the requirements of all Applicable Law. The Borrower will cause the VCS Subsidiary to comply in all material respects with the requirements of all Applicable Law.

         Section 5.3 Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in the ordinary course of business in good repair, working order and condition (reasonable wear and tear excepted) all properties used in their respective businesses (whether owned or held under lease), other than obsolete equipment or unused assets and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments and improvements thereto.

         Section 5.4 Accounting Methods and Financial Records. The Borrower will, and will cause each of its Subsidiaries on a consolidated basis with the Borrower to, and will cause the Unrestricted Subsidiaries separately to, maintain a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made in accordance with GAAP and reflecting all transactions required to be reflected by GAAP and keep accurate and complete records of their respective properties and assets. The Borrower and its Subsidiaries will maintain a fiscal year ending on December 31.

         Section 5.5 Insurance. The Borrower will, and will cause each of its Subsidiaries and the Unrestricted Subsidiaries to:

                  (a) Maintain insurance including, but not limited to, business interruption coverage and public liability coverage insurance from responsible companies in such amounts and against such risks to the Borrower and each of its Subsidiaries and the Unrestricted Subsidiaries as is prudent and reasonably acceptable to the Managing Agents (including, without limitation, larceny, embezzlement, or other criminal misappropriation insurance).

                  (b) Keep their respective assets insured by insurers on terms and in a manner reasonably acceptable to the Managing Agents against loss or damage by fire, theft, burglary, loss in transit, explosions and hazards insured against by extended coverage, in amounts which are prudent for the cellular telephone and wireless communications industry and reasonably satisfactory to the Managing Agents, all premiums thereon to be paid by the Borrower and its Subsidiaries and the Unrestricted Subsidiaries.

                  (c) Require that each insurance policy relating to the Borrower or any of its Subsidiaries provide for at least thirty (30) days' prior written notice to the Collateral Agent of any termination of or proposed cancellation or nonrenewal of such policy, and name the Collateral Agent as additional named loss payee and additional insured to the extent of the Obligations.

         Section 5.6 Payment of Taxes and Claims. The Borrower will, and will cause each of its Subsidiaries, the VCS Subsidiary and each Unrestricted Subsidiary to, pay and discharge all taxes, including, without limitation, withholding taxes, assessments and governmental charges or levies required to be paid by them or imposed upon them or their income or profits or upon any properties belonging to them, prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien or charge upon any of their properties; except that no such tax, assessment, charge, levy or claim need be paid which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books in accordance with GAAP, but only so long as such tax, assessment, charge, levy or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale or similar proceedings shall have been commenced. The Borrower will, and will cause each of its Subsidiaries, the VCS Subsidiary and each Unrestricted Subsidiary to, timely file all information returns required by federal, state or local tax authorities.

         Section 5.7 Visits and Inspections. The Borrower will, and will cause each of its Subsidiaries to, permit representatives of any of the Agents and any of the Lenders, upon reasonable notice, to (i) visit and inspect the properties of the Borrower or any of its Subsidiaries during business hours, (ii) inspect and make extracts from and copies of their respective books and records and
(iii) discuss with their respective principal officers their respective businesses, assets, liabilities, financial condition, results of operations and business prospects. The Borrower and each of its Subsidiaries will also permit representatives of any of the Agents and any of the Lenders to discuss with their respective auditors their respective businesses, assets, liabilities, financial condition, results of operations and business prospects.

         Section 5.8 Payment of Indebtedness; Loans. Subject to any provisions herein or in any other Loan Document, the Borrower will, and will cause each of its Subsidiaries to, pay any and all of their respective Indebtedness when and as it becomes due, other than (i) amounts diligently disputed in good faith and for which adequate reserves have been set aside in accordance with GAAP and (ii) trade payables, which shall be paid in a manner consistent with past practice.

         Section 5.9 Use of Proceeds. The Borrower will use the aggregate proceeds of all Advances (i) to refinance existing Indebtedness for Money Borrowed, (ii) to fund Capital Expenditures, (iii) to acquire Allowable Cellular Systems and to make Investments as permitted hereunder and (iv) for working capital and other general corporate purposes. No proceeds of Advances hereunder shall be used for the purpose of purchasing or carrying or extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System other than Investments in Geotek Communications, Inc., a Delaware corporation, permitted hereunder, which shall be made, if at all, in compliance with the provisions of such Regulations G, T, U and X.

         Section 5.10 Real Estate. Subject to Section 7.14 hereof, the Borrower will, and will cause its Subsidiaries to, grant a mortgage securing the
Obligations to the Collateral Agent, in form and substance reasonably satisfactory to the Managing Agents, covering any parcel of real estate having a fair market value, exclusive of equipment, in excess of $1,000,000.00 acquired by the Borrower or any of its Subsidiaries after the Agreement Date. The Borrower will, and will cause its Subsidiaries to, deliver to the Collateral Agent all documentation, including opinions of counsel and policies of title insurance, which in the reasonable opinion of the Managing Agents are appropriate with respect to each such grant, including any Phase I environmental audit requested by the Lenders.

         Section 5.11 Indemnity. The Borrower, for itself and on behalf of each of its Subsidiaries agrees, jointly and severally, to indemnify and hold harmless each Lender and each Agent, and each of their respective affiliates, employees, representatives, officers and directors (any of the foregoing shall be an "Indemnitee") from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, attorneys' fees and expenses (as such fees and expenses are incurred), and other expenses (including fees and expenses of experts, agents and consultants) and demands by any party, including the costs of investigating and defending such claims, whether or not the Borrower, any Subsidiary or the Person seeking indemnification is the prevailing party (a) resulting from any breach or alleged breach by the Borrower or any Subsidiary of the Borrower of any representation or warranty made hereunder or under any other Loan Document; or (b) arising out of (i) the Commitments or otherwise under this Agreement or under any other Loan Document, including the use of the proceeds of Loans hereunder in any fashion by the Borrower or the performance of their respective obligations under the Loan Documents by the Borrower or any of its Subsidiaries, (ii) allegations of any participation by the Lenders or the Agents, or any of them, in the affairs of the Borrower or any of its Subsidiaries, any Unrestricted Subsidiary or the VCS Subsidiary, or allegations that any of them has any joint liability with the Borrower or any of its Subsidiaries, any Unrestricted Subsidiary or the VCS Subsidiary for any reason, (iii) any claims against the Lenders or the Agents, or any of them, by any shareholder or other investor in or lender to the

Borrower or any Subsidiary of the Borrower, by any brokers or finders or investment advisers or investment bankers retained by the Borrower or by any other third party, arising out of the Commitments or otherwise under this Agreement; or (c) in connection with taxes, fees and other charges payable in connection with the Loans, or the execution, delivery and enforcement of this Agreement, the Security Documents, the other Loan Documents and any amendments thereto or waivers of any of the provisions thereof; except to the extent that the Person seeking indemnification hereunder is determined in such case to have acted in breach hereof (in such a manner as to give rise to the claims, liabilities, obligations, losses, damages, penalties, actions, attorneys' fees and expenses and other expenses and demands for which indemnification is being sought) or with gross negligence or willful misconduct, in any case, by a final, non-appealable judicial order of a court of competent jurisdiction. The obligations of the Borrower and the Subsidiaries under this Section 5.11 are in addition to, and shall not otherwise limit, any liabilities which the Borrower or any Subsidiary might otherwise have in connection with any warranties or similar obligations of the Borrower in any other agreement or instrument or for any other reason.

         Section 5.12 Interest Rate Hedging. Within forty-five (45) days after the last day of each fiscal quarter, the Borrower shall have entered into, and shall maintain during the term of this Agreement, one or more Interest Rate
Hedge Agreements which result in the fixing of a limit on the Borrower's interest obligations on an aggregate principal amount of not less than fifty percent (50%) of the principal amount of Total Debt. Such Interest Rate Hedge Agreements shall provide interest rate protection on terms reasonably acceptable to the Managing Agents, such terms to include consideration of the creditworthiness of the other party to the proposed Interest Rate Hedge Agreement. All obligations of the Borrower to any of the Agents or any of the Lenders or any affiliate of any such Lender pursuant to any Interest Rate Hedge Agreement shall rank pari passu with all other Obligations.

         Section 5.13 Covenants Regarding Formation of Subsidiaries; Acquisitions and Investments; Partnership Subsidiaries. At the time of any Acquisition or Investment permitted hereunder, or the formation of any new Subsidiary of the Borrower or any of its Subsidiaries which is permitted under this Agreement, the Borrower will, and will cause its Subsidiaries, as appropriate, to (a) in the case of the formation or Acquisition of a new Subsidiary, provide to the Collateral Agent an executed Subsidiary Security Agreement for such new Subsidiary, in substantially the form of Exhibit J attached hereto, together with appropriate UCC-1 financing statements, as well as an executed Subsidiary Guaranty for such new Subsidiary, in substantially the form of Exhibit H attached hereto, which shall constitute both Security Documents and Loan Documents for purposes of this Agreement, as well as a loan certificate for such new Subsidiary, substantially in the form of Exhibit N attached hereto, together with appropriate attachments; (b) in the case of any Acquisition or Investment (other than (i) Investments in Geotek Communications, Inc. permitted hereunder and (ii) Investments having a fair market value as of the date any such Investment is made of not more than $250,000.00 with respect to any single
Investment and an aggregate fair market value for all such Investments (determined as of the date each such Investment is made) of not more than $2,500,000.00 during the term of this Agreement) or the formation of any new Subsidiary, pledge to the Collateral Agent all of the stock or partnership interests (or other instruments or securities evidencing ownership) of any such Subsidiary or Person which is acquired or formed, legally or beneficially owned by the Borrower or any of the Borrower's Subsidiaries, as the case may be, and any promissory note evidencing any Investment made as a loan or advance to any Person, as additional Collateral for the Obligations to be held by the Collateral Agent in accordance with the terms of an extant Borrower Pledge
Agreement, an extant Subsidiary Pledge Agreement, or a new Borrower Pledge Agreement or Subsidiary Pledge Agreement in substantially the forms of Exhibits B and I, respectively, attached hereto, or an Assignment of Rights by Partner in substantially the form of Exhibit A attached hereto, or a Note Pledge Agreement substantially in the form of Exhibit D attached hereto, and execute and deliver to the Collateral Agent all such documentation for such pledge as, in the reasonable opinion of the Managing Agents, is appropriate; and (c) in any case, provide all other documentation, including one or more opinions of counsel satisfactory to the Managing Agents which in their reasonable opinion is appropriate with respect to such Acquisition, Investment or the formation of such Subsidiary. In addition, at such time as any Partnership Subsidiary becomes wholly-owned by the Borrower, whether directly or through one or more of its Subsidiaries, such Partnership Subsidiary shall be treated as an Acquisition of a new Subsidiary pursuant to this Section 5.13 unless, by merger or by operation of law, its assets and liabilities are assumed by a Subsidiary which is not a Partnership Subsidiary, and which Subsidiary has already executed a Subsidiary Guaranty and a Subsidiary Security Agreement and whose ownership interests are already pledged to the Collateral Agent as Collateral for the Obligations pursuant to an extant Borrower Pledge Agreement, an extant Subsidiary Pledge Agreement or an Assignment of Rights by Partner. Any document, agreement or instrument executed or issued pursuant to this Section 5.13 shall be a "Loan Document" and/or "Security Document," as applicable, for purposes of this Agreement.

         Section 5.14 Payment of Wages. The Borrower and each of its Subsidiaries shall at all times comply, in all material respects, with the requirements of the Fair Labor Standards Act, as amended, including, without limitation, the provisions of such Act relating to the payment of minimum and overtime wages as the same may become due from time to time.


                                    ARTICLE 6

                              Information Covenants

         So long as any of the Obligations is outstanding and unpaid or the Borrower has a right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Majority Lenders shall otherwise consent in writing, the Borrower will furnish or cause to be furnished to each Lender and each Managing Agent, at their respective offices:

         Section 6.1 Quarterly Financial Statements and Information. Within forty-five (45) days after the last day of each of the first three (3) quarters of each fiscal year of the Borrower, (a) for Vanguard and its Subsidiaries and the VCS Subsidiary on a consolidated basis, a balance sheet as at the end of such quarter and as of the end of the preceding fiscal year, and the related statements of operations for such quarter and the elapsed portion of the year ended with the last day of such quarter and the related statements of cash flows for the elapsed portion of the year ended with the last day of such quarter, and
(b) for each Unrestricted Subsidiary, a balance sheet as at the end of such quarter and as of the end of the preceding fiscal year, and the related statements of cash flows for the elapsed portion of the year ended with the last day of such quarter, each of which shall set forth in comparative form such figures as at the end of and for such quarter and appropriate prior period, to the extent set forth in Vanguard's Form 10-Q as filed with the Securities and Exchange Commission for such quarter, and shall be certified by the chief financial officer of the Borrower, to be, in his or her opinion, complete and correct in all material respects and to present fairly, in accordance with GAAP, the financial condition of Vanguard on a consolidated basis with its Subsidiaries and the VCS Subsidiary, and each Unrestricted Subsidiary, as applicable, as at the end of such period and the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end adjustments.

         Section 6.2 Annual Financial Statements and Information.  Within ninety
(90) days after the end of each fiscal year of the Borrower, (a) for Vanguard and its Subsidiaries and the VCS Subsidiary on a consolidated basis an audited balance sheet, as of the end of such fiscal year and the related audited statements of operations for such fiscal year and for the previous two (2) fiscal years, the related audited statements of changes in shareholders' equity for such fiscal year and for the previous two (2) fiscal years, and related audited statements of cash flows of such fiscal year and for the previous two
(2) fiscal years, and (b) for the Unrestricted Subsidiaries individually, or on a consolidated basis with each other, an audited balance sheet as of the end of such fiscal year and the related audited statements of operations for such fiscal year and for the previous two (2) fiscal years, if available, the related audited statements of changes in shareholders' equity for such fiscal year and for the previous two (2) fiscal years, if available, and the related audited cash flows for such fiscal year and for the previous two (2) fiscal years, if available, each of which shall be accompanied by an unqualified opinion of Arthur Andersen & Co. or other independent certified public accountants of recognized national standing acceptable to the Managing Agents, together with a statement of such accountants that in connection with their audit, nothing came to their attention that caused them to believe that a Default has occurred with respect to the terms, covenants, provisions or conditions of Articles 7 and 8 hereof insofar as they relate to accounting matters.

         Section 6.3 Performance Certificates. At the time the financial statements are furnished pursuant to Sections 6.1 and 6.2 hereof, a certificate of the president or chief financial officer of the Borrower as to its financial performance, in substantially the form attached hereto as Exhibit O:

                  (a) setting forth as and at the end of such quarterly period or fiscal year, as the case may be, the arithmetical calculations required to establish (i) any interest rate adjustment, as provided for in Section 2.3(f) hereof and (ii) whether or not the Borrower was in compliance with the requirements of Sections 5.12, 7.7, 7.8, 7.9, 7.10, 7.11, 7.12 and 7.13 hereof;

                  (b) setting forth on a consolidated basis for the Borrower and its Subsidiaries for each such fiscal quarter (i) the number of cellular telephone subscribers at the beginning of the quarter, (ii) the number of gross new cellular telephone subscribers added and deactivated cellular telephone subscribers lost during the quarter and (iii) the number of cellular telephone subscribers at the end of the quarter;

                  (c) stating that, to the best of his or her knowledge, no Default has occurred as at the end of such quarterly period or year, as the case may be, or, if a Default has occurred, disclosing each such Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default; and

                  (d) summarizing the nature and individual and aggregate dollar amounts of all Investments and Acquisitions made by the Borrower or any of its Subsidiaries since the Agreement Date and stating that each such Investment or Acquisition was made in accordance with the terms and conditions set forth in
Section 7.6 hereof.


         Section 6.4 Copies of Other Reports.

                  (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower by the Borrower's independent public accountants regarding the Borrower, including, without limitation, any management report prepared in connection with the annual audit referred to in Section 6.2 hereof.

                  (b) Promptly upon receipt thereof, copies of any material adverse notice or report regarding any License from the FCC.

                  (c) From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel prepared for the Agents and the Lenders, or any of them, documents or further information regarding the business, assets, liabilities, financial condition, projections, results of operations or business prospects of the Borrower or any of its Subsidiaries, any Unrestricted Subsidiary or the VCS Subsidiary, as any Agent or any Lender may reasonably request.

                  (d) Annually, a certificate of insurance indicating that the requirements of Section 5.5 hereof remain satisfied for such fiscal year.

                  (e) Promptly following the making of any Investment or Acquisition by the Borrower or any of its Subsidiaries, a brief description, including the nature and dollar amount, of such Investment or Acquisition, together with a certificate of an Authorized Signatory stating that such Investment or Acquisition was made in accordance with the terms and conditions set forth in Section 7.6 hereof.

                  (f) Promptly following the filing thereof, any filings made by Vanguard with the SEC or any reports provided by Vanguard to its shareholders.

         Section 6.5 Notice of Litigation and Other Matters. Notice specifying the nature and status of any of the following events, promptly, but in any event not later than ten (10) days after any officer of the Borrower becomes aware of the occurrence of any of the following events:

                           (i) the commencement of all proceedings and investigations by or before any governmental body and all actions and proceedings in any court or before any arbitrator in which the recovery sought against the Borrower or any of its Subsidiaries is greater than or equal to $100,000.00, or which, to the extent known to the Borrower, in any other way relate materially adversely to the Borrower, any Subsidiary of the Borrower, any Unrestricted Subsidiary, the VCS Subsidiary, or any of their respective properties, assets or businesses or any License;

                           (ii) any material adverse change with respect to the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower or any Subsidiary of the Borrower or any Unrestricted Subsidiary other than changes in the ordinary course of business which have not had and could not have a Materially Adverse Effect;

                           (iii)  any  material   amendment  or  change  to  the
         financial projections provided to the Lenders by the Borrower prior to the Agreement Date;

                           (iv) any Default or the occurrence or non-occurrence of any event (A) which constitutes, or which with the passage of time or giving of notice or both would constitute a default by the Borrower or any Subsidiary of the Borrower or Vanguard under any material agreement other than this Agreement to which the Borrower or any Subsidiary of the Borrower or Vanguard is party or by which any of their respective properties may be bound, or (B) which could have a Materially Adverse Effect, giving in each case the details thereof and specifying the action proposed to be taken with respect thereto;

                           (v) the occurrence of any Reportable Event or a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan of the Borrower or any of its

          Subsidiaries or the institution or threatened institution by PBGC of proceedings under ERISA to terminate or to partially terminate any such Plan or the commencement or threatened commencement of any litigation regarding any such Plan or naming it or the trustee of any such Plan with respect to such Plan;

                           (vi) the occurrence of any event subsequent to the Agreement Date which, if such event had occurred prior to the Agreement Date, would have constituted an exception to the representation and warranty in Section 4.1(m) of this Agreement; and

                           (vii) the change of any rating assigned by any of the Rating Agencies to the Vanguard Debentures.


                                    ARTICLE 7

                               Negative Covenants

         So long as any of the Obligations is outstanding and unpaid or the Borrower has a right to borrow from the Lenders hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Majority Lenders, or such greater number of Lenders as may be expressly provided herein, shall otherwise give their prior consent in writing:

         Section 7.1 Indebtedness of the Borrower and its Subsidiaries. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness except and so long as no Default then exists or would be caused thereby:

                  (a) The Obligations;

                  (b) Current accounts payable, accrued expenses and customer advance payments incurred in the ordinary course of business;

                  (c) Capitalized Lease Obligations in an amount for the Borrower on a consolidated basis with its Subsidiaries not in excess, together with the Indebtedness permitted under subsections (e) and (h) of this Section 7.1, of $10,000,000.00 in the aggregate at any one time outstanding;

                  (d) Unsecured Indebtedness for Money Borrowed which is subject to terms and conditions acceptable to and agreed to in writing by the Majority Lenders, and which is subordinated to the prior payment and performance in full of the Obligations pursuant to terms and conditions acceptable to and agreed to in writing by the Majority Lenders;

                  (e) Indebtedness secured by Permitted Liens, provided that the aggregate amount of Capitalized Lease Obligations secured or deemed to be secured by such Permitted Liens does not exceed the threshold for Capital Lease Obligations set forth in Section 7.1(c) above, and so long as such Indebtedness secured by Permitted Liens, when added to all Indebtedness permitted under subsections (c) and (h) of this Section 7.1, does not exceed $10,000,000.00 in the aggregate;

                  (f) Obligations under Interest Rate Hedge Agreements required pursuant to Section 5.12 hereof;

                  (g) Indebtedness of the Borrower or any of its Subsidiaries to the Borrower or any other Subsidiary and Indebtedness expressly permitted under
Section 7.5 and Section 7.17 hereof; and

                  (h) Other Indebtedness which, together with the Capitalized Lease Obligations and other Indebtedness referred to in subsections (c) and (e) above, does not exceed $10,000,000.00 in the aggregate at any one time outstanding; provided such additional Indebtedness is either (a) purchase money Indebtedness of the Borrower or any of its Subsidiaries that, within thirty (30) days of such purchase, is incurred or assumed to finance part or all of (but not more than) the purchase price of a tangible asset in which neither the Borrower nor such Subsidiary had at any time prior to such purchase any interest other than a security interest or an interest as lessee under an operating lease, or
(b) Indebtedness to finance the purchase of subscriber equipment, such as cellular mobile telephones, cellular portable telephones, speakers, mounting hardware, subscriber test equipment and similar equipment purchased by the Borrower or a Subsidiary in the ordinary course of business of such Person, to the extent that the subscriber equipment financed thereby (x) has been sold to customers of the Borrower or any Subsidiary and (y) the sales price thereof to any such customer has been financed by the Borrower or such Subsidiary.

         Section 7.2 Limitation on Liens. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, assume, incur or permit to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its properties or assets, whether now owned or hereafter acquired, except for Permitted Liens.

         Section 7.3 Amendment and Waiver. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any amendment of, or agree to or accept or consent to any waiver of any of the material provisions of its articles or certificate of incorporation, by-laws or partnership agreement, as appropriate, which amendment or waiver is adverse to the interests of the Lenders, or any amendment of any document relating to any subordinated debt of the Borrower or any of its Subsidiaries.

         Section   7.4   Liquidation,   Merger,   or   Disposition   of  Assets.

                  (a) Disposition of Assets. The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time sell, lease, abandon, or otherwise dispose of any Core Assets without the prior written consent of the Majority Lenders. The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, lease, abandon, transfer, assign, swap, or otherwise dispose of any Non-Core Asset (other than obsolete or immaterial Non-Core Assets disposed of in the ordinary course of business) unless:

                           (i)  the  Net  Proceeds   therefrom  are  applied  as
         provided in Section 2.7(b) hereof;

                           (ii) the aggregate number of Equivalent Owned POPs corresponding to all Permitted Asset Sales does not exceed (A) fifteen percent (15%) during any fiscal year of the Borrower or (B) thirty percent (30%) in the aggregate during the term of this Agreement of the total number of Equivalent Owned POPs existing as of the Agreement Date, after giving effect to the proposed disposition of such Non-Core Asset, but excluding exchanges of assets permitted under Section 2.7(b)(ii) hereof; and

                           (iii) no Default then exists or would be caused thereby.

                  (b) Liquidation or Merger. The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up, or enter into any merger, other than (so long as no Default then exists or would be caused thereby) (i) a merger among the Borrower and one or more of its Subsidiaries, provided the Borrower is the surviving corporation, or (ii) a merger between or among two (2) or more Subsidiaries of the Borrower, or (iii) an Acquisition permitted hereunder effected by a merger in which the Borrower or a Subsidiary of the Borrower is the surviving corporation.

         Section 7.5 Limitation on Guaranties. The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time Guaranty, assume, be obligated with respect to, or permit to be outstanding any Guaranty of, any obligation of any other Person other than (a) a guaranty by endorsement of negotiable instruments for collection in the ordinary course of business, or (b) obligations under agreements of the Borrower or any of its Subsidiaries entered into in connection with leases of real property or the acquisition of services, supplies and equipment in the ordinary course of business of the Borrower or any of its Subsidiaries, or (c) as may be contained in any Loan Document including, without limitation, any Subsidiary Guaranty.

         Section 7.6 Investments and Acquisitions. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any loan or advance, or make any Investment or otherwise acquire for consideration evidences of Indebtedness, capital stock or other securities of any Person, or make any Acquisition, except that so long as no Default then exists or would be caused thereby:

                  (a) The Borrower and its Subsidiaries may, directly or through a brokerage account (i) purchase marketable, direct obligations of the United States of America, its agencies and instrumentalities maturing within three hundred sixty-five (365) days of the date of purchase, (ii) purchase commercial paper issued by corporations, each of which shall have a combined net worth of at least $100,000,000.00 and each of which conducts a substantial part of its business in the United States of America, maturing within two hundred seventy
(270) days from the date of the original issue thereof, and rated "P-2" or better by Moody's Investors Service, Inc. or "A-2" or better by Standard and Poor's Ratings Group and (iii) purchase repurchase agreements, bankers' acceptances, and certificates of deposit maturing within three hundred sixty-five (365) days of the date of purchase which are issued by, or time deposits or money market deposit accounts maintained with, a United States national or state bank the deposits of which are insured by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation and having capital, surplus and undivided profits totaling more than $100,000,000.00 and rated "A" or better by Moody's Investors Service, Inc. or Standard and Poor's Ratings Group;

                  (b) The Borrower and its Subsidiaries may make Acquisitions of Allowable Cellular Systems as permitted by Section 2.7(b)(ii) hereof;

                  (c) The Borrower may make Acquisitions of Allowable Cellular Systems, the purchase price of which is paid with common stock issued by Vanguard;

                  (d) In addition to any other Acquisitions or Investments made under Section 7.6(a), 7.6(b), 7.6(c) or 7.6(e) hereof, the Borrower and its Subsidiaries may make (i) Investments in assets or ventures involving cellular telephone and other wireless communications businesses (other than Allowable Cellular Systems) and/or (ii) Acquisitions of Allowable Cellular Systems and/or
(iii) the Inter(bullet)Act Investment for cash or in exchange for common stock issued by Vanguard and/or (iv) PCS Investments and/or (v) PCS Acquisitions, in an amount in the aggregate for all such Investments and Acquisitions after the Agreement Date not to exceed the Acquisition/Investment Basket; provided, however, that (A) no individual Acquisition of an Allowable Cellular System shall be made for an aggregate purchase price of $75,000,000 or more without the consent of the Majority Lenders; (B) the aggregate purchase price paid for any Non-PCS Investment shall not exceed the Non-PCS Investment Availability as measured at the time of such Investment; (C) the aggregate purchase price after the Agreement Date of all PCS Acquisitions and all PCS Investments when added to all Non-PCS Investments shall not exceed $75,000,000 without the prior consent of the Majority Lenders; (D) PCS Investments and PCS Acquisitions may only be made in the geographic area included within the Allowable Cellular Systems as measured at the time of such Investment or Acquisition; (E) the Borrower complies with Section 7.6(f) below; and (F) simultaneously with the making by the Borrower or any of its Subsidiaries of any Acquisition or Investment which when added to the aggregate amount of Acquisitions and Investments (including the Inter(bullet)Act Investment) made by
them prior to the date of such Acquisition or Investment,   causes  the
aggregate amount of Acquisitions and Investments (including the Inter(bullet)Act Investment made by them) collectively, during the term of this Agreement to exceed $125,000,000, the Borrower shall certify to the Agents and the Lenders that, after giving effect to the proposed Acquisition or Investment, (X) the Consolidated Leverage Ratio is less than or equal to the lesser of (1) 5.50 to 1 and (2) the required Consolidated Leverage Ratio under Section 7.10(b) hereof on such date and (Y) the Senior Leverage Ratio is equal to or less than the lesser of (1) 4.00 to 1 and (2) the required Senior Leverage Ratio under
Section 7.11(b) hereof on such date. The value of any common stock issued by Vanguard the proceeds of which are given as consideration for any Investment by the Borrower or any of its Subsidiaries shall be deemed to be the Fair Market Value of such stock;

                  (e) In addition to any other Investments made under Sections 7.6(a), 7.6(b), 7.6(c) or 7.6(d) hereof, the Borrower and its Subsidiaries may make Investments in ventures involving cellular telephone and other wireless communications businesses (other than Allowable Cellular Systems) at any time, pursuant to capital calls by Persons in which the Borrower or one of its Subsidiaries has an Investment permitted hereunder, so long as the difference between (i) the aggregate amount of all capital contributions made by the Borrower or any Subsidiary during the term of this Agreement pursuant to any such capital call by any Person of which the Borrower and the Subsidiaries own, in the aggregate, less than or equal to fifty percent (50%) of the issued and outstanding ownership interests, minus (ii) the aggregate amount of all capital contributions received during the term of this Agreement from Persons other than the Borrower or any Subsidiary in respect of capital calls by any other Person of which the Borrower and the Subsidiaries own, in the aggregate, more than fifty percent (50%) of the issued and outstanding ownership interests, does not exceed $5,000,000.00 at any time (independent of any other limitation on Investments hereunder).

                  (f) No Acquisition or Investment  under Section 7.6(b) through
(e) hereof shall be permitted unless: (i) the Borrower shall have demonstrated to the Agents and the Lenders in writing the Borrower's pro forma compliance with Sections 7.8, 7.9, 7.10, 7.11, 7.12 and 7.13 hereof, after giving effect to such Acquisition or Investment, and shall have certified to the Managing Agents and the Lenders that such Acquisition or Investment shall not have a Materially Adverse Effect, (ii) with respect to any Acquisition or Investment of more than $2,000,000.00, the Borrower shall provide the Lenders, not less than thirty (30) days with respect to Acquisitions or ten (10) days with respect to Investments, prior to the proposed closing thereof, all material information pertaining to such Acquisition or Investment and a certificate signed by the chief financial officer of the Borrower, certifying the Borrower's pro forma compliance with the covenants listed in (i) hereof, together with any calculations necessary to demonstrate such compliance and (iii) the Borrower shall certify to the Lenders in writing that it owns a majority interest in all Allowable Cellular Systems acquired as permitted hereunder, after giving effect to such Acquisition or Investment.

         Any Investment, the proceeds of which shall be used, directly or indirectly, for the purchase of PCS assets or interests in PCS ventures, shall be made in or paid to an Unrestricted Subsidiary to the extent that the acquisition of any such PCS asset has been or will be financed by, or any such PCS venture has or will obtain financing from, directly or indirectly, any governmental entity, which financing, in either case, is secured, directly or indirectly, by a Lien on any License or any other assets of such venture or other Person making such acquisition, or which financing constitutes any type of conditional sales arrangement.

         Section 7.7 Restricted Payments and Purchases. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly declare or make any Restricted Payment or Restricted Purchase, except that (a) so long as no Default then exists or would be caused thereby, on April 30, 1998 and on each April 30th thereafter, up to twenty-five percent (25%) of Excess Cash Flow for the preceding fiscal year of the Borrower may be used by the Borrower to pay dividends to its shareholders, provided that the Borrower shall provide the Lenders with a certificate, signed by the chief financial officer of the Borrower, demonstrating pro forma compliance with the terms of this Section 7.7, after giving effect to such dividend payments; (b) so long as no Default then exists or would be caused thereby, the Borrower may make loans to employees, so long as (i) the outstanding amount of such payments or loans does not exceed $200,000.00 in the aggregate at any time and (ii) no such loans to an employee are permitted to remain unreimbursed or unpaid by any such employee for more than two (2) years; (c) so long as no Default then exists or would be caused thereby, the Borrower may make distributions to any partner of any Partnership Subsidiary, which partner holds a minority position with respect to such Partnership Subsidiary, as required by the applicable Partnership Subsidiary's partnership agreement, subject to the limitations set forth in Section 7.6(e) hereof and so long as such partner is not an Affiliate; and (d) so long as no Default then exists or would be caused thereby, the Borrower may make distributions to Vanguard solely for the purpose of making payments of current scheduled payments of accrued interest with respect to the Vanguard Debentures Offering, which payments shall not exceed the scheduled payments of accrued interest as set forth in the Vanguard Indenture; and (e) pay expenses of Vanguard related solely to its operating obligations in an amount not to exceed $1,250,000 for any fiscal year.

         Section 7.8 Interest Coverage Ratio. The Borrower shall not at any time permit the Interest Coverage Ratio to be less than the ratios set forth below during the periods indicated:

                  Period                                      Ratio

         Agreement Date through
           December 30, 1996                                  1.25:1

         December 31, 1996 through
           December 30, 1998                                  1.50:1

         December 31, 1998 and
           thereafter                                         2.00:1


         Section 7.9 Fixed Charge Ratio. The Borrower shall not at any time permit the Fixed Charge Ratio to be less than the ratios set forth below during the periods indicated:

                  Period                                      Ratio

         January 1, 1998 through
           December 31, 1998                                  1.00:1

         January 1, 1999 and
           thereafter                                         1.05:1

         Section 7.10 Consolidated Leverage Ratio. (a) Prior to any Acquisition or Investment pursuant to Section 7.6(d)(F) hereof, the Borrower shall not at any time permit the Consolidated Leverage Ratio to exceed the ratios set forth below during the periods indicated:



                  Period                                      Ratio

         Agreement Date through
           June 29, 1996                                      8.00:1

         June 30, 1996 through
           September 29, 1996                                 7.50:1

         September 30, 1996 through
           June 29, 1997                                      6.50:1

         June 30, 1997 through
           December 30, 1997                                  6.00:1

                  Period                                      Ratio

         December 31, 1997 through
           June 29, 1999                                      5.50:1

         June 30, 1999 and
           thereafter                                         5.00:1


         (b) At all times  after  any  Acquisition  or  Investment  pursuant  to
Section 7.6(d)(F) hereof, the Borrower shall not at any time permit the Consolidated Leverage Ratio to exceed (i) from the date of any such Acquisition or Investment through June 29, 1999, 5.50:1 and (ii) from June 30, 1999 and thereafter, 5.00:1.

         Section 7.11 Senior Leverage Ratio. (a) Prior to any Acquisition or Investment pursuant to Section 7.6(d)(F) hereof, the Borrower shall not at any time permit the Senior Leverage Ratio to exceed the ratios set forth below during the periods indicated:

                  Period                                      Ratio

         Agreement Date through
           June 29, 1996                                      6.00:1

         June 30, 1996 through
           September 29, 1996                                 5.50:1

         September 30, 1996 through
           June 29, 1997                                      5.00:1

         June 30, 1997 through
           June 29, 1998                                      4.00:1

         June 30, 1998 and
           thereafter                                         3.50:1

         (b) At all times  after  any  Acquisition  or  Investment  pursuant  to
Section 7.6(d)(F) hereof, the Borrower shall not at any time permit the Senior Leverage Ratio to exceed (i) from the date of such Acquisition or Investment through June 29, 1998, 4.00:1 and (ii) from June 30, 1998 and thereafter, 3.50:1.

         Section 7.12 Pro Forma Debt Service Ratio. The Borrower shall not at any time permit the Pro Forma Debt Service Ratio to be less than 1.15:1.

         Section 7.13 Capital Expenditures. The Borrower shall not permit the aggregate Capital Expenditures for the Borrower and its Subsidiaries to exceed the following as of the end of fiscal years indicated:


                                                         Total
                                                        Capital
                  Period                             Expenditures

         At December 31, 1996                        $150,000,000.00

         At December 31, 1997                        $125,000,000.00

To the extent not used in any calendar year, an amount equal to (a) the lesser of the unused Total Capital Expenditure availability (exclusive of any carry forwards from prior periods) for such calendar year and (b) 25% of the Total
Capital Expenditure limit shown above (exclusive of any carry forwards from prior periods) for such calendar year, may be carried forward to the next succeeding calendar year.

         Section 7.14 Affiliate Transactions. Except as specifically provided herein (including, without limitation, Section 7.7 hereof) and as may be described on Schedule 6 attached hereto, the Borrower shall not, and shall not permit any of its Subsidiaries to, at any time engage in any transaction with an Affiliate, or make an assignment or other transfer of any of its properties or assets to any Affiliate, on terms less advantageous to the Borrower or such Subsidiary than would be the case if such transaction had been effected with a non-Affiliate.

         Section 7.15 Real Estate. The Borrower and its Subsidiaries may, in the aggregate, purchase up to $5,000,000.00 of real estate during the term of this Agreement, provided that such real estate is acquired in conjunction with an Acquisition permitted under Section 7.6 hereof or otherwise for use in the cellular telephone business of the Borrower or any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries shall purchase or become obligated to purchase any other real estate.

         Section 7.16 ERISA Liabilities. The Borrower shall not, and shall not permit any of its Subsidiaries to, (i) permit the assets of any of their respective Plans to be less than the amount necessary to provide all accrued benefits under such Plans, or (ii) enter into any Multiemployer Plan.

         Section 7.17 Unrestricted Subsidiaries. From time to time the Borrower may form or otherwise acquire one or more additional

Unrestricted Subsidiaries, provided that the Borrower provides the Managing Agents with notice of its intent to form or acquire an Unrestricted Subsidiary making reference to this Section 7.17, together with the following information with respect to each such Unrestricted Subsidiary, not less than ten (10) days prior to such formation or acquisition: (a) the name and state of incorporation or formation of such Unrestricted Subsidiary, (b) the intended purpose for and business to be conducted by such Unrestricted Subsidiary, (c) the amount and nature of any investment to be made in such Unrestricted Subsidiary by the Borrower or any of its Subsidiaries, and (d) such additional information as the Managing Agents may reasonably require with respect thereto. The Borrower shall not permit any Unrestricted Subsidiary to: (x) create, assume, incur or otherwise become or remain obligated in respect of or permit to be outstanding any Indebtedness, other than (1) Indebtedness in favor of governmental entities the proceeds of which are or will be used for the purchase of personal communication services assets or interests in personal communication services ventures, (2) Indebtedness arising in respect of intercompany loans and advances among the Unrestricted Subsidiaries, and (3) Indebtedness arising in respect of Investments permitted hereby; or (y) create, assume, incur or permit to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its properties or assets, whether now owned or hereafter acquired, except for Liens in favor of governmental entities securing Indebtedness of the type described in clause (x) above. In addition, the Borrower shall not and shall not permit any of its Subsidiaries or any Unrestricted Subsidiary to: (i) pledge or permit the pledge of the capital stock or other ownership interests of any Unrestricted Subsidiary to any Person (other than to the Collateral Agent as additional Collateral for the Obligations); (ii) make any loan or advance to, or Guaranty any obligations of, any Unrestricted Subsidiary or otherwise acquire for consideration evidences of Indebtedness, capital stock or other securities of any Unrestricted Subsidiary, other than Investments permitted by Section 7.6 hereof and other than intercompany loans and advances among the Unrestricted Subsidiaries; or (iii) transfer any assets to any Unrestricted Subsidiary. The Borrower shall not permit the net worth of any Unrestricted Subsidiary, after giving effect to all contingent liabilities and as otherwise determined in accordance with GAAP, to be less than zero at any time.

         Section 7.18 The VCS Subsidiary. The Borrower shall not permit the VCS Subsidiary to incur Indebtedness or to create Liens on its assets; nor shall the Borrower pledge or permit the pledge of the stock of the VCS Subsidiary to any Person (other than to the Collateral Agent as additional Collateral for the

Obligations); nor shall the Borrower or any of its Subsidiaries lend or invest any funds in or transfer any assets to the VCS Subsidiary or Guaranty any obligations of the VCS Subsidiary. The Borrower shall not permit the net worth of the VCS Subsidiary, after giving effect to all contingent liabilities and as otherwise determined in accordance with GAAP, to be less than zero at any time. The Borrower and its Subsidiaries may borrow and repay up to $5,000,000 from the VCS Subsidiary on a short-term basis, provided, however, that (i) the rate of any interest payable to the VCS Subsidiary in respect of such Indebtedness shall not exceed the blended rate payable on the Loans, (ii) no repayment of such Indebtedness or payment of any interest thereon shall be made at such time as there exists any Default, or at such time as any Default would be caused thereby and (iii) the VCS Subsidiary has entered into a subordination agreement in form and substance reasonably satisfactory to the Majority Lenders.

         Section 7.19 Limitation on Upstream Dividends by Subsidiaries. The Borrower shall not permit any Subsidiary (other than CPAC) to enter into or agree, or otherwise become subject, to any agreement, contract or other arrangement with any Person pursuant to the terms of which (a) such Subsidiary is or would be prohibited from declaring or paying any cash dividends or distributions on any class of its stock or any partnership interests owned directly or indirectly by the Borrower or from making any other distribution on account of any class of any such stock or any such partnership interests (herein referred to as "Upstream Dividends") or (b) the declaration or payment of Upstream Dividends by a Subsidiary to the Borrower or to another Subsidiary, on an annual or cumulative basis, is or would be otherwise limited or restricted.


                                    ARTICLE 8

                                     Default

         Section 8.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

                  (a) Any representation or warranty made or deemed to be made under this Agreement or any other Loan Document shall prove incorrect or misleading in any material respect when made or deemed to be made pursuant to
Section 4.2 hereof;

                  (b) The Borrower shall default in the payment of: (i) any interest under any of the Notes or fees or other amounts payable to the Lenders and the Administrative Agent (except as provided in clause (b)(ii) below), or any of them, when due, and such Default shall not be cured by payment in full within three (3) Business Days from the due date; or (ii) any principal under any of the Notes when due (including, without limitation, pursuant to Section
2.7 hereof);

                  (c) The Borrower shall default (i) in the performance or observance of any agreement or covenant contained in Section 5.9, Section 6.5, or Article 7 hereof; (ii) in the performance or observance of any other negative covenant contained in any of the other Loan Documents; or (iii) in providing any financial statement or report under Article 6, and, with respect to this clause
(iii) only, such default shall not be cured by delivery thereof within a period of fifteen (15) days from the occurrence of such default;

                  (d) The Borrower shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 8.1, and such default shall not be cured within a period of thirty (30) days from the occurrence of such default;

                  (e) There shall occur any default in the performance or observance of any agreement or covenant contained in any of the Loan Documents (other than this Agreement or as otherwise provided in this Section 8.1) by the Borrower, any of its Subsidiaries, or any other obligor thereunder, which shall not be cured within a period of thirty (30) days from the occurrence of such default;

                  (f) There shall be entered and remain unstayed a decree or order for relief in respect of Vanguard, the Borrower or any of the Borrower's Subsidiaries under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of Vanguard, the Borrower or any of the Borrower's Subsidiaries, or of any substantial part of their respective properties; or ordering the winding-up or liquidation of the affairs of Vanguard, the Borrower or any of the Borrower's Subsidiaries; or an involuntary petition shall be filed against Vanguard, the Borrower or any of the Borrower's Subsidiaries and a temporary stay entered, and (i) such petition and stay shall not be diligently contested, or (ii) any such petition and stay shall continue undismissed for a period of thirty (30) consecutive days;

                  (g) Vanguard, the Borrower or any of the Borrower's Subsidiaries shall file a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or Vanguard, the Borrower or any of the Borrower's Subsidiaries shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking of possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Vanguard, the Borrower or any of the Borrower's Subsidiaries or of any substantial part of their respective properties, or Vanguard, the Borrower or any of the Borrower's Subsidiaries shall fail generally or admit in writing their inability to pay their respective debts as they become due, or Vanguard, the Borrower or any of the Borrower's Subsidiaries shall take any action in furtherance of any such action;

                  (h) A judgment not covered by insurance shall be entered by any court against Vanguard, the Borrower or any of the Borrower's Subsidiaries for the payment of money which exceeds singly or in the aggregate with other such judgments, $5,000,000.00, or a warrant of attachment or execution or similar process shall be issued or levied against property of Vanguard, the Borrower or any of the Borrower's Subsidiaries which, together with all other such property of Vanguard, the Borrower or any of the Borrower's Subsidiaries subject to other such process, exceeds in value $5,000,000.00 in the aggregate, and if, within thirty (30) days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged;

                  (i) There shall be at any time any "accumulated funding deficiency," as defined in ERISA or in Section 412 of the Code, with respect to any Plan maintained by the Borrower or any of its Subsidiaries, or to which the Borrower or any of its Subsidiaries has any liabilities, or any trust created thereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan; or PBGC shall institute proceedings to terminate any such Plan; or the Borrower or any of its Subsidiaries shall incur any liability to PBGC in connection with the termination of any such Plan; or any Plan or trust created under any Plan of the Borrower or any of its Subsidiaries shall engage in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any such Plan, any trust created thereunder, any trustee or administrator thereof, or any party dealing with any such Plan or trust to the tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code;

                  (j) Any  event  shall  occur  which has a  Materially  Adverse
Effect;

                  (k) There shall occur (i) any acceleration of the maturity, or any failure to pay at final maturity, of any Indebtedness of the Borrower or any of the Borrower's Subsidiaries in an aggregate principal amount exceeding $1,000,000.00; (ii) any event of default which would permit such acceleration of such Indebtedness and which event of default has not been cured within any applicable cure period or waived in writing prior to any declaration of an Event of Default or acceleration of the Loans hereunder; or (iii) any material default under any Interest Rate Hedge Agreement having a notional principal amount of $1,000,000.00 or more;

                  (l) The FCC shall deliver to the Borrower or any of its Subsidiaries an order to show cause why an order of revocation should not be issued based upon any alleged attribution of alien ownership (within the meaning of 47 U.S.C. ss. 310(b) and any interpretation of the FCC thereunder) to the Borrower or any of its Subsidiaries and (i) such order shall not have been rescinded within thirty (30) days after such delivery or (ii) in the reasonable judgment of the Majority Lenders, proceedings by or before the FCC related to such order are reasonably likely to result in one or more orders of revocation and would constitute an Event of Default under Section 8.1(m) hereof; or

                  (m) One or more Licenses shall be terminated or revoked such that the Borrower and its Subsidiaries are no longer able to operate the related Cellular System or Systems or portion thereof and retain the revenue received therefrom or any such License shall fail to be renewed at the stated expiration thereof such that the Borrower and its Subsidiaries are no longer able to operate the related Cellular System or Systems or portion thereof and retain the revenue received therefrom, and the overall effect of such termination, revocation or failure to renew would be to reduce annual Cash Flow (determined as at the last day of the most recently ended fiscal year of the Borrower) by five percent (5%) or more;

                  (n) Any Loan Document which is a contract or any Note or the Subsidiary Guaranty, or any material provision thereof, shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by the Borrower or any of the Borrower's Subsidiaries, or by any governmental authority having jurisdiction over the Borrower or any of the Borrower's Subsidiaries, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or the Borrower or any of the Borrower's Subsidiaries shall deny that it has any liability or obligation for the payment of principal or interest purported to be created under any Loan Document;

                  (o) Any Security Document shall for any reason fail or cease (except by reason of lapse of time) to create a valid and perfected and first-priority Lien on or security interest in any portion of the Collateral purported to be covered thereby;

                  (p) The occurrence of a Change of Control;

                  (q)  There  shall  occur  any  default   under  the   Vanguard
Debentures or the Vanguard Indenture [which default has not been cured within any applicable cure period or waived in writing prior to any declaration of an Event of Default or acceleration of the Loans hereunder];

                  (r) Vanguard shall make any acquisition of or investment in any assets or interests of any Person or incur any Indebtedness (excluding expenses incurred by Vanguard solely as a result of its operating obligations to the extent the payment of which would be permitted pursuant to Section 7.7(e) hereof) other than the Vanguard Debentures;

                  (s) There shall be any amendment or supplemental indenture, other than an amendment or supplemental indenture to cure any ambiguity or to cure, correct or supplement any defect or inconsistent provision, to the Vanguard Debentures or the Vanguard Indenture without Majority Lender consent; or

                  (t) The Borrower shall fail, on or prior to October 1, 1996, to obtain the final Asset Transfer Approval and effectuate the transfer of assets to VCFC contemplated therein.

         Section 8.2 Remedies.

                  (a) If an Event of Default specified in Section 8.1 hereof (other than an Event of Default under Section 8.1(f) or Section 8.1(g) hereof) shall have occurred and shall be continuing, the Collateral Agent, at the request of the Majority Lenders, shall formally declare that an Event of Default has occurred, and (i) terminate the Commitments and (ii) declare the principal of and interest on the Loans and the Notes and all other Obligations owed to the Lenders and the Agents under this Agreement and the other Loan Documents to be forthwith due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the other Loan Documents to the contrary notwithstanding, and the Commitments shall thereupon forthwith terminate.

                  (b) Upon the occurrence and continuance of an Event of Default specified in Section 8.1(f) or Section 8.1(g) hereof, all principal, interest and other amounts due hereunder and under the Notes, and all other Obligations, shall thereupon and concurrently therewith become due and payable and the Commitments shall forthwith terminate and the principal amount of the Loans outstanding hereunder shall bear interest at the Default Rate, all without any action by the Agents or the Lenders or the Majority Lenders, or any of them, and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or in the other Loan Documents to the contrary notwithstanding.

                  (c) Upon  acceleration of the Notes, as provided in subsection
(a) or (b) of this Section 8.2, above, the Agents and the Lenders shall have all of the post-default rights granted to them, or any of them, as applicable under the Loan Documents and under Applicable Law.

                  (d) Upon  acceleration of the Notes, as provided in subsection
(a) or (b) of this Section 8.2, the Collateral Agent shall have the right (but not the obligation) upon the request of each of the Lenders to operate the Cellular Systems of the Borrower and its Subsidiaries in accordance with the terms of the Licenses and pursuant to the terms and subject to any limitations contained in the Security Documents and, within guidelines established by the Majority Lenders, to make any and all payments and expenditures necessary or desirable in connection therewith, including, without limitation, payment of wages as required under the Fair Labor Standards Act, as amended, and of any necessary withholding taxes to state or federal authorities. In the event the Majority Lenders fail to agree upon the guidelines referred to in the preceding sentence within six (6) Business Days after the Collateral Agent has begun to operate any Cellular System, the Collateral Agent may, after giving three (3) days' prior written notice to the Lenders of its intention to do so, make such payments and expenditures as it deems reasonable and advisable in its sole discretion to maintain the normal day-to-day operation of such Cellular Systems. Such payments and expenditures in excess of receipts shall constitute Advances under the Revolving Loan Commitment, not in excess of the available amount of the Revolving Loan Commitment. Advances made pursuant to this Section 8.2(d) shall bear interest as provided in Section 2.3(d) hereof and shall be payable on demand. The making of one (1) or more Advances under this
Section 8.2(d) shall not create any obligation on the part of the Lenders to make any additional Advances hereunder. No exercise by the Collateral Agent of the rights granted to it under this Section 8.2(d) shall constitute a waiver of any other rights and remedies granted to the Agents and the Lenders, or any of them, under this Agreement or the other Loan Documents or at law. The Borrower hereby irrevocably appoints the Collateral Agent, as agent for the Lenders, the true and lawful attorney of the Borrower, in its name and stead and on its behalf, to execute, receipt for or otherwise act in connection with any and all contracts, instruments or other documents in connection with the completion and operation of the Cellular Systems in the exercise of the Collateral Agent's and the Lenders' rights under this Section 8.2(d). Such power of attorney is coupled with an interest and is irrevocable. The rights of the Collateral Agent under this Section 8.2(d) shall be subject to its prior compliance with the Communications Act and the FCC rules and policies promulgated thereunder to the extent applicable to the exercise of such rights.

                  (e) Upon  acceleration of the Notes, as provided in subsection
(a) or (b) of this Section 8.2, the Collateral Agent, upon request of the Majority Lenders, shall have the right to the appointment of a receiver for the properties and assets of the Borrower and its Subsidiaries, and the Borrower, for itself and on behalf of its Subsidiaries, hereby consents to such rights and such appointment and hereby waives any objection the Borrower or any Subsidiary may have thereto or the right to have a bond or other security posted by the Collateral Agent on behalf of the Lenders, in connection therewith. The rights of the Collateral Agent under this Section 8.2(e) shall be subject to its prior compliance with the Communications Act and the FCC rules and policies promulgated thereunder to the extent applicable to the exercise of such rights.

                  (f) The rights and remedies of the Agents and the Lenders hereunder shall be cumulative and not exclusive.

         Section 8.3 Payments Subsequent to Declaration of Event of Default. Subsequent to the acceleration of the Loans under Section 8.2 hereof, payments and prepayments under this Agreement made to any of the Agents and the Lenders or otherwise received by any of such Persons (from realization on Collateral for the Obligations or otherwise) shall be paid over to the Administrative Agent (if necessary) and distributed by the

Administrative Agent as follows: first, to the Collateral Agent's, the Documentation Agent's, the Administrative Agent's and the Managing Agents' reasonable costs and expenses, if any, incurred in connection with the collection of such payment or prepayment, including, without limitation, any reasonable costs incurred by any of them in connection with the sale or disposition of any Collateral for the Obligations; second, to the Lenders for any fees hereunder or under any of the other Loan Documents then due and payable; third, to damages incurred by any Agent or any Lender by reason of any breach hereof or of any other Loan Document; fourth, to the Lenders pro rata on the basis of their respective unpaid principal amounts (except as provided in Section 2.2(e) hereof), to the payment of any unpaid interest which may have accrued on the Obligations; fifth, to the Lenders pro rata on the basis of their respective unpaid principal amounts until all Advances have been paid in full
(and, for purposes of this clause, obligations under Interest Rate Hedge Agreements with the Lenders or any of them shall be deemed to be Advances and shall be paid on a pro rata basis with the Advances); sixth, to the Agents and the Lenders pro rata on the basis of their respective unpaid amounts, to the payment of any other unpaid Obligations; and seventh, upon satisfaction in full of all Obligations, to the Borrower or as otherwise required by law.


                                    ARTICLE 9

                                   The Agents

         Section 9.1 Appointment and Authorization. Each Lender hereby irrevocably appoints and authorizes, and any transferee of any of its interest in its Loans and in its Notes shall be deemed to have irrevocably appointed and authorized, the Administrative Agent, the Documentation Agent, the Managing Agents and the Collateral Agent to take such actions as its agents on its behalf and to exercise such powers hereunder as are delegated by the terms hereof, together with such powers as are reasonably incidental thereto. Neither the Collateral Agent, the Administrative Agent, the Documentation Agent, any Managing Agent nor any Co-Agent, nor any of their respective directors, officers, employees or agents, shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

         Section 9.2 Interest Holders. The Agents may treat each Lender, or the Person designated in the last notice filed with the Administrative Agent, as the holder of all of the interests of such Lender in its Loans and in its Notes until written notice of transfer, signed by such Lender (or the person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent.

         Section 9.3 Consultation with Counsel. The Managing Agents, the Collateral Agent, the Documentation Agent and the Administrative Agent may consult with Powell, Goldstein, Frazer & Murphy, Atlanta, Georgia, special counsel to the Managing Agents, or with other legal counsel selected by them and shall not be liable for any action taken or suffered by them in good faith in consultation with the Majority Lenders and in reasonable reliance on such consultations.

         Section 9.4 Documents. The Managing Agents, the Collateral Agent, the Documentation Agent and the Administrative Agent shall be under no duty to examine, inquire into, or pass upon the validity, effectiveness or genuineness of this Agreement, any Note, any other Loan Document, or any instrument, document or communication furnished pursuant hereto or thereto or in connection herewith or therewith, and the Managing Agents, the Collateral Agent, the Documentation Agent and the Administrative Agent shall be entitled to assume that they are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

         Section 9.5 Agents and Affiliates. With respect to the Commitments and the Loans, the Agents shall have the same rights and powers hereunder as any other Lender and the Agents and Affiliates of the Agents may accept deposits from, lend money to and generally engage in any kind of business with the Borrower, any of its Subsidiaries or any Affiliates of, or persons doing business with, the Borrower, as if they were not affiliated with the Agents and without any obligation to account therefor.

         Section 9.6 Responsibility of the Managing Agents, the Administrative Agent and the Collateral Agent. The duties and obligations of the Managing Agents, the Administrative Agent and the Collateral Agent under this Agreement are only those expressly set forth in this Agreement. Each Managing Agent, the Administrative Agent and the Collateral Agent shall be entitled to assume that no Default has occurred and is continuing unless it has actual knowledge, or has been notified by the Borrower, of such fact, or has been notified by a Lender in writing that such Lender considers that a Default has occurred and is continuing and such Lender shall specify in detail the nature thereof in writing. Each Managing Agent, the Administrative Agent and the

Collateral Agent shall not be liable hereunder for any action taken or omitted to be taken except for its own gross negligence or willful misconduct. The Administrative Agent shall provide each Lender with copies of such documents received from the Borrower as such Lender may reasonably request.

         Section 9.7 Collateral Agent. The Collateral Agent is hereby authorized to act on behalf of the Lenders, in its own capacity and through other agents and sub-agents appointed by it, under the Security Documents, provided that the Collateral Agent shall not agree to the release of any collateral, or any property encumbered by any mortgage, pledge or security interest except in compliance with Section 11.12 hereof.

         Section 9.8 Action by Managing Agents, the Administrative Agent and the Collateral Agent.

                  (a) The Managing Agents, the Administrative Agent and the Collateral Agent shall be entitled to use their discretion with respect to exercising or refraining from exercising any rights which may be vested in them or any of them by, and with respect to taking or refraining from taking any action or actions which they may be able to take under or in respect of, this Agreement or any other Loan Document, unless the Administrative Agent, either Managing Agent or the Collateral Agent shall have been instructed by the Majority Lenders or all Lenders, as applicable, to exercise or refrain from exercising such rights or to take or refrain from taking such action; provided that the Collateral Agent shall not exercise any rights under Section 8.2(a) of this Agreement without the request of the Majority Lenders. Each Managing Agent, the Administrative Agent and the Collateral Agent shall incur no liability under or in respect of this Agreement or any other Loan Document with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or willful misconduct, or conduct in breach of this Agreement as determined by a final, non-appealable judicial order of a court having jurisdiction over the subject matter.

                  (b) Each Managing Agent, the Administrative Agent and the Collateral Agent shall not be liable to the Lenders or to any Lender in acting or refraining from acting under this Agreement in accordance with the instructions of the Majority Lenders or all Lenders, as applicable, and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders.

         Section 9.9 Notice of Default. In the event that any Agent or any Lender shall acquire actual knowledge, or shall have been notified, of any Default, such Agent or such Lender shall promptly notify the Lenders and the other Agents, as applicable, and the Collateral Agent shall take such action and assert such rights under this Agreement as the Majority Lenders or all Lenders, as applicable, shall request in writing, and the Collateral Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If the Majority Lenders or all Lenders, as applicable, shall fail to request the Collateral Agent to take action or to assert rights under this Agreement in respect of any Default within ten (10) days after their receipt of the notice of any Default from the Administrative Agent or any Lender, or shall request inconsistent action with respect to such Default, the Collateral Agent may, but shall not be required to, take such action and assert such rights (other than rights under Article 8 hereof) as it deems in its discretion to be advisable for the protection of the Lenders, except that, if the Majority Lenders have instructed the Collateral Agent not to take such action or assert such right, in no event shall the Collateral Agent act contrary to such instructions.

         Section 9.10 Responsibility Disclaimed. The Agents shall not be under any liability or responsibility whatsoever as Agents:

                  (a) To the Borrower or any other Person as a consequence of any failure or delay in performance by or any breach by, any Lender or Lenders of any of its or their obligations under this Agreement;

                  (b) To any Lender or Lenders, as a consequence of any failure or delay in performance by, or any breach by, (i) the Borrower of any of its obligations under this Agreement or the Notes or any other Loan Document, or
(ii) any Subsidiary of the Borrower or any other obligor under any other Loan Document; or

                  (c) To any Lender or Lenders for any statements, representations or warranties in this Agreement, or any other document contemplated by this Agreement or any information provided pursuant to this Agreement, any other Loan Document, or any other document contemplated by this Agreement, or for the validity, effectiveness, enforceability or sufficiency of this Agreement, the Notes, any other Loan Document, or any other document contemplated by this Agreement.

         Section 9.11 Indemnification. The Lenders agree to indemnify each of the Agents other than the Co-Agents (to the extent not reimbursed by the Borrower) pro rata according to their respective Commitment Ratios in effect at the time indemnification is sought, from and against any and all liabilities, obligations, losses (other than the loss of principal and interest hereunder in the event of a bankruptcy or out-of-court `work-out' of the Loans), damages, penalties, actions, judgments, suits, costs, expenses (including fees and expenses of experts, agents, consultants and counsel), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against any of the Agents (other than the Co-Agents) in any way relating to or arising out of this Agreement, any other Loan Document, or any other document contemplated by this Agreement or any action taken or omitted by such Agent under this Agreement, any other Loan Document, or any other document contemplated by this Agreement, except that no Lender shall be liable to any Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of such Agent as determined by a final, non-appealable judicial order of a court having jurisdiction over the subject matter.

         Section 9.12 Credit Decision. Each Lender represents and warrants to each other and to the Agents that:

                  (a) In making its decision to enter into this Agreement and to make its Advances it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrower and its Subsidiaries and Affiliates and it has made an independent credit judgment, and it has not relied upon the Agents or information provided by the Agents (other than information provided to the Agents by the Borrower and forwarded by the Agents to the Lenders); and

                  (b) So long as any portion of the Loans remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Borrower and its Subsidiaries and Affiliates.

         Section 9.13 Successor Administrative Agent, Documentation Agent and Collateral Agent. Subject to the appointment and acceptance of a successor Administrative Agent, Documentation Agent, Managing Agent, or Collateral Agent as provided below, the Administrative Agent, the Documentation Agent, the Managing Agents, and the Collateral Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time for cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent, Documentation

Agent, Managing Agent or Collateral Agent, as applicable. If no such successor Administrative Agent, Documentation Agent, Managing Agent or Collateral
Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's, Documentation Agent's, Managing Agent's or Collateral Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, Documentation Agent, Managing Agent or Collateral Agent, then the retiring Administrative Agent, Collateral
Agent, Managing Agent or Documentation Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, Collateral Agent, Managing Agent
or Documentation Agent which shall be any Lender or a commercial bank organized under the laws of the United States of America or any political subdivision thereof which has combined capital and reserves in excess of $250,000,000.00. Upon the acceptance of any appointment as Administrative Agent, Documentation Agent, Managing Agent or Collateral Agent hereunder by a successor Administrative Agent, Documentation Agent, Managing Agent or Collateral Agent, such successor Administrative Agent, Documentation Agent, Managing Agent or Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Administrative Agent, Documentation Agent, Managing Agent or Collateral Agent and the retiring Administrative Agent, Documentation Agent, Managing Agent or Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Administrative Agent's, Documentation Agent's, Managing Agent's or Collateral Agent's resignation or removal hereunder as Administrative Agent, Documentation Agent, Managing Agent or Collateral Agent, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent, Documentation Agent, Managing Agent or Collateral Agent.

         Section 9.14 Delegation of Duties. Each Agent may execute any of its duties under the Loan Documents by or through agents or attorneys selected by it using reasonable care and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

         Section 9.15 No Responsibilities of Co-Agents. The Co- Agents shall have no responsibilities hereunder or under any of the other Loan Documents in their capacities as Co-Agents.

                                   ARTICLE 10

                             Change in Circumstances
                          Affecting Eurodollar Advances

         Section 10.1 Eurodollar Basis Determination Inadequate. If with respect to any proposed Eurodollar Advance for any Interest Period, the Administrative Agent determines after consultation with the Lenders that deposits in dollars (in the applicable amount) are not being offered to each of the Lenders in the relevant market for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such situation no longer exist, the obligations of any affected Lender to make Eurodollar Advances shall be suspended.

         Section 10.2 Illegality. If after the date hereof, the adoption of any Applicable Law, or any change in any Applicable Law (whether adopted before or after the Agreement Date), or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Lender to make, maintain or fund its Eurodollar Advances, such Lender shall so notify the Administrative Agent, and the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower. Before giving any notice to the Administrative Agent pursuant to this Section 10.2, such Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the sole judgment of such Lender, be otherwise materially disadvantageous to such Lender. Upon receipt of such notice, notwithstanding anything contained in Article 2 hereof, the Borrower shall repay in full the then outstanding principal amount of each affected Eurodollar Advance of such Lender, together with accrued interest thereon and any reimbursement required under Section 2.10 hereof, on either (a) the last day of the then current Interest Period applicable to such affected Eurodollar Advances if such Lender may lawfully continue to maintain and fund such Eurodollar Advances to such day or (b) immediately if such Lender may not lawfully continue to fund and maintain such affected Eurodollar Advances to such day. Concurrently with repaying each affected Eurodollar Advance of such Lender, notwithstanding anything contained in Article 2 or Article 3 hereof, the Borrower shall borrow a Prime Rate Advance from such Lender, and such Lender shall make such Advance in an amount such that the outstanding principal amount of the affected Note or Notes held by such Lender shall equal the outstanding principal amount of such Note or Notes immediately prior to such repayment.

         Section 10.3 Increased Costs.

                  (a) If after the date hereof, the adoption of any Applicable Law, or any change in any Applicable Law (whether adopted before or after the Agreement Date), or any interpretation or change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Lender with any directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                           (1) shall subject any Lender to any tax, duty or other charge with respect to its obligation to make Eurodollar Advances, or its Eurodollar Advances, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Advances or in respect of any other amounts due under this Agreement, in respect of its Eurodollar Advances or its obligation to make Eurodollar Advances (except for changes in the rate or method of calculation of tax on the overall net income of such Lender); or

                           (2) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding any included in an applicable Eurodollar Reserve Percentage), special deposit, capital adequacy, assessment or other requirement or condition against assets of, deposits with or for the account of, or commitments or credit extended by, any Lender or shall impose on any Lender or the London interbank Eurodollar market any other condition affecting its obligation to make such Eurodollar Advances or its Eurodollar Advances;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any such Eurodollar Advances, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under any of its Notes with respect thereto, then, on a date within five (5) days after demand by such Lender, the Borrower agrees to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased costs or reduction. Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation  pursuant to this Section
10.3 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Lender made in good faith, be otherwise disadvantageous to such Lender.

                  (b) Any Lender claiming compensation under this Section 10.3 shall provide the Borrower with a written certificate setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor in reasonable detail. Such certificate shall be presumptively correct. In determining such amount, such Lender may use any reasonable averaging and attribution methods. If any Lender demands compensation under this Section 10.3, the Borrower may at any time, upon at least five (5) Business Days' prior notice to such Lender, prepay in full the then outstanding affected Eurodollar Advances of such Lender, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.10 hereof. Concurrently with prepaying such Eurodollar Advances the Borrower shall borrow a Prime Rate Advance, or a Eurodollar Advance not so affected, from such Lender, and such Lender shall make such Advance in an amount such that the outstanding principal amount of the affected Note or Notes held by such Lender shall equal the outstanding principal amount of such Note or Notes immediately prior to such prepayment.

         Section 10.4 Effect On Other Advances. If notice has been given pursuant to Section 10.1, 10.2 or 10.3 suspending the obligation of any Lender to make any Eurodollar Advance, or requiring Eurodollar Advances of any Lender to be repaid or prepaid, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all Advances which would otherwise be made by such Lender as the type of Eurodollar Advances affected shall, at the option of the Borrower, be made instead as Prime Rate Advances.


                                   ARTICLE 11

                                  Miscellaneous

         Section 11.1 Notices.

                  (a) All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given three (3) days after deposit in the mail, designated as certified mail, return receipt requested, post-prepaid, or one

(1) day after being entrusted to a reputable commercial overnight delivery service, or when sent by telecopy addressed to the party to which such notice is directed at its address determined as provided in this Section 11.1. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

                (i)        If to the Borrower, to it at:

                           Vanguard Cellular Operating Corp.
                           2002 Pisgah Church Road, Suite 300
                           Greensboro, NC 27455-3314
                           Attn:  Stephen Holcombe, Senior Vice
                                       President and Chief Financial
                                       Officer

                           with a copy to:

                           Vanguard Cellular Operating Corp.
                           2002 Pisgah Church Rd., Suite 300
                           Greensboro, NC 27455-3314
                           Attn:  Mr. Richard C. Rowlenson
                                     Senior Vice President and
                                     General Counsel

               (ii)        If to the Administrative Agent, to
                           it at:

                           The Bank of New York
                           One Wall Street, 16th Floor
                           New York, New York 10286
                           Attn:  James W. Whitaker
                                     Vice President

                           with a copy to the Administrative Agent's Office, to the attention of Mr. Genoveso Caviness.

              (iii)        If to the Documentation Agent, to it at:

                           The Toronto-Dominion Bank
                           USA Division
                           31 West 52nd Street
                           New York, NY 10019-6101
                           Attn: Managing Director-Transactions
                                    Communications Finance
                           with a copy to:

                           Toronto Dominion (Texas), Inc.
                           c/o The Toronto-Dominion Bank
                           909 Fannin, Suite 900
                           Houston, Texas  77010
                           Attn:  Manager-Agency

               (iv)        If to the Collateral Agent, to it at:

                           Toronto Dominion (Texas), Inc.
                           c/o The Toronto-Dominion Bank
                           909 Fannin, Suite 900
                           Houston, Texas  77010
                           Attn:  Manager-Agency

                (v) If to the Managing Agents, the Co-Agents and the Lenders, to them at the addresses set forth beside their names on the signature pages hereof.

Copies shall be provided to persons other than parties hereto only in the case of notices under Article 8 hereof.

                  (b) Any party hereto may change the address to which notices shall be directed under this Section 11.1 by giving ten (10) days' written notice of such change to the other parties.

         Section 11.2 Expenses. The Borrower will promptly pay, or reimburse:

                  (a) all reasonable out-of-pocket expenses of the Managing Agents, the Collateral Agent, the Documentation Agent and the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, and the transactions contemplated hereunder and thereunder and the making of the initial Advance hereunder (whether or not such Advance is made), including, but not limited to, the reasonable fees and disbursements of Powell, Goldstein, Frazer & Murphy, special counsel for the Managing Agents;

                  (b) all out-of-pocket expenses of the Managing Agents, the Collateral Agent, the Documentation Agent and the Administrative Agent in connection with the administration of the transactions contemplated in this Agreement and the other Loan Documents, the restructuring and "work out" of such transactions, and the preparation, negotiation, execution and delivery of any waiver, amendment or consent by the Agents and the Lenders relating to this Agreement and/or the other Loan Documents, including, but not limited to, the reasonable fees and disbursements of any experts, agents or consultants and of special counsel for the Managing Agents; and


                  (c) all out-of-pocket costs and expenses of obtaining performance under this Agreement and the other Loan Documents and all out-of-pocket costs and expenses of collection if an Event of Default occurs, which in each case shall include reasonable fees and out-of-pocket expenses of special counsel for the Managing Agents.

         Section 11.3 Waivers. The rights and remedies of the Agents and the Lenders under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Agents, the Majority Lenders or the Lenders, or any of them, in exercising any right shall operate as a waiver of such right. The Agents and the Lenders expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any future funding of a request for an Advance. In the event the Lenders decide to fund a request for an Advance at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by the Lenders shall not be deemed to constitute an undertaking by the Lenders to fund any further requests for Advances or preclude the Lenders or the Agents from exercising any rights available under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Agents, the Lenders or the Majority Lenders, or any of them, shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing at variance with the terms of the Agreement such as to require further notice of their intent to require strict adherence to the terms of this Agreement in the future.

         Section 11.4 Set-Off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence of a Default and during the continuation thereof, each of the Agents and each of the Lenders are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other
Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by any Lender or Agent, to or for the credit or the account of the Borrower or any of its Subsidiaries, against and on account of the obligations and liabilities of the Borrower to the Lenders and the Agents, including, but not limited to, all Obligations and any other claims of any nature or description arising out of or connected with this Agreement, the Notes or any other Loan Document, irrespective of whether (a) any Lender or Agent shall have made any demand hereunder or (b) any Lender or Agent shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by Section 8.2 hereof and although such obligations and liabilities or any of them, shall be contingent or unmatured. Upon direction by the Collateral Agent with the consent of the Majority Lenders each Lender holding deposits of the Borrower or any of its Subsidiaries shall exercise its set-off rights as so directed.

         Section 11.5 Assignment.

                  (a) The Borrower may not assign or transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of each of the Lenders. Notwithstanding the foregoing, the Borrower may, on or before October 1, 1996, assign all of its rights and obligations hereunder to VCFC by execution and delivery of the VCFC Assumption Agreement and upon satisfaction of all terms and conditions specified therein.

                  (b) Each Lender may enter freely into participation agreements with respect to or otherwise grant participations in the Loans and the Commitments to one or more banks or other lenders or financial institutions; provided, however, that (i) such Lender's obligations hereunder shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall not be entitled by the benefit of its participation to vote or otherwise take action under this Agreement or any other Loan Document, except with respect to items
(a), (b), (c), (d), (e), (f) and (g) of Section 11.12 hereof, (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder and (v) each such participation shall be in a minimum principal amount of $5,000,000.00. In addition, each Lender (x) may also sell or assign up to one hundred percent (100%) of its rights hereunder and under the other Loan Documents to any of its Affiliates or any Federal Reserve Bank without limitation and (y) sell or assign up to one hundred percent (100%) of its rights and obligations hereunder and under the other Loan Documents on an assignment basis; provided, that, with respect to assignments pursuant to clause (y), (A) such assignment is to another Lender, or the Borrower (if no Event of Default has occurred and is continuing) and (in any case) the Administrative Agent have given their prior written consent to the identity of any proposed assignee of a Lender hereunder, which consent shall not be unreasonably delayed or withheld, (B) each assignment to any assignee shall consist of an assignment of a pro rata portion of each Commitment and the Loans thereunder, (C) the assignee assumes a pro rata share of the assignor Lender's obligations hereunder determined by the percentage of the Commitments assigned, for the period from the date of the assignment through the Maturity Date and (D) each such assignment shall be in a principal amount of not less than the lesser of the entire amount of such Lender's interest hereunder, or $10,000,000.00 (except that assignments from one Lender to another shall have no minimum amount). Each Lender who sells or assigns a portion of its Loans pursuant hereto shall pay to the Administrative Agent an assignment fee of $2,500.00 with respect to each assignment, such fee to be paid to the Administrative Agent not later than the effective date of the assignment of the Loans relating thereto. Each Lender agrees to provide the Administrative Agent and the Borrower with written notice of the assignment of all or part of its rights hereunder, and the Administrative Agent shall keep a record of all such assignments in order to be able to calculate the Commitment Ratios of the Lenders as of any time. All assignments by any of the Lenders of any interests hereunder shall be made pursuant to an Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit P. Each Lender may provide any proposed participant or assignee with confidential information provided to such Lender regarding the Borrower and its Subsidiaries on a confidential basis, and such participant or assignee shall agree to maintain such confidentiality. Further, each permitted assignee of any portion of the Loans shall be entitled to the benefits of Sections 2.10 and 2.12 and Article 10 hereof and all other provisions hereof and of the other Loan Documents as a 'Lender' hereunder. Upon any assignment of the Loans and the Commitments, the Commitment Ratios of the Lenders shall be deemed to be amended to give effect thereto.

                  (c) Except as specifically set forth in Section 11.5(b) hereof, nothing in this Agreement or the Notes, expressed or implied, is intended to or shall confer on any person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or the Notes.

                  (d) The provisions of this Section 11.5 shall not apply to any purchase of participations among the Lenders pursuant to Section 2.11 hereof.

         Section 11.6 Accounting Principles. All references in this Agreement to GAAP shall be to such principles as in effect from time to time. All accounting terms used herein without definition shall be used as defined under GAAP. All references to the financial statements of the Borrower and to Cash Flow, Total Debt, Fixed Charges, Pro Forma Debt Service, and other such terms shall be deemed to refer to such items of the Borrower and its Subsidiaries, on a fully consolidated basis.

         Section 11.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

         Section 11.8 GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN NEW YORK. IF ANY ACTION OR PROCEEDING SHALL BE BROUGHT BY ANY AGENT OR ANY LENDER HEREUNDER IN ORDER TO ENFORCE ANY RIGHT OR REMEDY UNDER THIS AGREEMENT OR UNDER ANY OTHER LOAN DOCUMENT, THE BORROWER HEREBY CONSENTS AND WILL, AND THE BORROWER WILL CAUSE EACH SUBSIDIARY TO, SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING WITHIN THE AREA COMPRISING THE SOUTHERN DISTRICT OF NEW YORK ON THE DATE OF THIS AGREEMENT. THE BORROWER, FOR ITSELF AND ON BEHALF OF ITS SUBSIDIARIES, HEREBY AGREES THAT SERVICE OF THE SUMMONS AND COMPLAINT AND ALL OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING BY REGISTERED MAIL A COPY OF SUCH PROCESS TO THE OFFICES OF THE BORROWER AT THE ADDRESS GIVEN IN SECTION 11.1 HEREOF AND THAT PERSONAL SERVICE OF PROCESS SHALL NOT BE REQUIRED. NOTHING HEREIN SHALL BE CONSTRUED TO PROHIBIT SERVICE OF PROCESS BY ANY OTHER METHOD PERMITTED BY LAW, OR THE BRINGING OF ANY SUIT, ACTION OR PROCEEDING IN ANY OTHER JURISDICTION. THE BORROWER AGREES THAT FINAL JUDGMENT IN SUCH SUIT, ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LAW. THE BORROWER, FOR ITSELF AND ON BEHALF OF ITS SUBSIDIARIES, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND
ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         Section 11.9 Severability. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 11.10 Interest.

                  (a) In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by Applicable Law, and in the event any such payment is inadvertently made by the Borrower or inadvertently received by the Administrative Agent or any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Administrative Agent or such Lender, in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower not pay and the Administrative Agent and the Lenders not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under Applicable Law.

                  (b) Notwithstanding the use by the Lenders of the Prime Rate and the Eurodollar Rate as reference rates for the determination of interest on the Loans, the Lenders shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrower at interest rates related to such reference rates.

         Section 11.11 Table of Contents and Headings. The Table of Contents and the headings of the various subdivisions used in this Agreement are for convenience only and shall not in any way modify or amend any of the terms or provisions hereof, nor be used in connection with the interpretation of any provision hereof.

         Section 11.12 Amendment and Waiver. Neither this Agreement nor any term hereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by the Majority Lenders and, in the case of an amendment, by the Borrower, except that in the event of (a) any increase in the amount of either Commitment, (b) any delay or extension in the terms of repayment of the Loans or the reduction of the Revolving Loan Commitment provided in Section 2.4 hereof, (c) any reduction in principal, interest or fees due hereunder or postponement of the payment thereof or any reduction in or postponement of any scheduled reduction in the Revolving Loan Commitment (other than, in any such case, as provided in Section 2.7 hereof), (d) any release of any portion of the Collateral for the Loans, other than in connection with any Permitted Asset Sale or other sale of assets permitted hereby (which release shall require no further approval by the Lenders),

(e) any amendment to, consent to a deviation from, or waiver of the provisions of, this Agreement which has the effect of permitting the Borrower or any of its Subsidiaries to incur secured Indebtedness other than as set forth in Sections
7.1 and 7.2 of this Agreement as of the Agreement Date, (f) any waiver of any Default due to the failure by the Borrower to pay any sum due to any of the Lenders hereunder, (g) any release of any Guaranty of all or any portion of the Obligations, except in connection with a merger, sale or other disposition otherwise permitted hereunder (in which case, such release shall require no further approval by the Lenders), or (h) any amendment of this Section 11.12, or of the definition of Majority Lenders or of any portion of Section 2.10, 2.12, or 5.11 or Article 10 hereof as they relate to the relative priority of payment among the Obligations or any provision which by its terms specifically requires the consent, approval or satisfaction of all Lenders, any amendment or waiver or consent may be made only by an instrument in writing signed by each of the Lenders and, in the case of an amendment, by the Borrower. Any amendment to any provision hereunder governing the rights, obligations, or liabilities of any Agent in its capacity as such, may be made only by an instrument in writing signed by such affected Person and by each of the Lenders. No term or provision of any Security Document may be amended or waived orally, but only by an instrument in writing signed by the Collateral Agent with the direction of the Majority Banks and, in the case of an amendment, by such of the Borrower and its Subsidiaries as are party thereto; provided, that the written consent of all of the Lenders shall be required with respect to any amendment to or waiver of the provisions of any Security Document which would have the effect of (i) releasing any portion of the Collateral for the Loans, other than in connection with any Permitted Asset Sale or other sale of assets permitted hereunder (which shall require no further approval by the Lenders) or (ii) releasing any Guaranty of all or any portion of the Obligations, except in connection with a merger, sale or other disposition otherwise permitted hereunder (in which case, such release shall require no further approval by the Lenders). The Agents and the Lenders hereby instruct and authorize the Collateral Agent to enter into the amended and restated Security Documents (and all other Loan Documents) referred to in
Section 3.1 hereof as of the Agreement Date and any other Security Documents required to be entered into by the Borrower or any of its Subsidiaries hereunder.

         Section 11.13 Entire Agreement. Except as otherwise expressly provided herein, this Agreement and the other documents described or contemplated herein embody the entire Agreement and understanding among the parties hereto and thereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

         Section 11.14 Other Relationships. No relationship created hereunder or under any other Loan Document shall in any way affect the ability of each Agent and each Lender to enter into or maintain business relationships with the Borrower or any of its Affiliates beyond the relationships specifically contemplated by this Agreement and the other Loan Documents.

         Section 11.15 Directly or Indirectly. If any provision in this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

         Section 11.16 Reliance on and Survival of Various Provisions. All covenants, agreements, statements, represen tations and warranties made herein or in any certificate delivered pursuant hereto (i) shall be deemed to have been relied upon by each of the Agents and the Lenders notwithstanding any investigation heretofore or hereafter made by them and (ii) shall survive the execution and delivery of the Notes and shall continue in full force and effect so long as any Note is outstanding and unpaid. Notwithstanding anything herein which may be construed to the contrary (including, without limitation, Article 5 hereof), any right to indemnification hereunder, including, without limitation, rights pursuant to Sections 2.10, 2.12, 5.11, 10.3 and 11.2 hereof, shall survive the termination of this Agreement and the payment and performance of all other Obligations.

         Section 11.17 Senior Debt. The Indebtedness of the Borrower evidenced by the Notes is secured by the Security Documents and is intended by the parties hereto to be in parity with the Interest Rate Hedge Agreements and senior in right of payment to all other Indebtedness of the Borrower.

         Section 11.18 Obligations Several. The obligations of each of the Agents and the Lenders hereunder are several, not joint.

         Section 11.19 Confidentiality. The Lenders shall hold all non-public, proprietary or confidential information (which has been identified as such by the Borrower) obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices; however, the Lenders may make disclosure of any such information to their examiners, Affiliates, outside auditors, counsel, consultants, appraisers and other professional advisors in connection with this Agreement or as reasonably required by any proposed syndicate member or any proposed transferee or participant in connection with the contemplated transfer of any Note or participation therein or as required or requested by any governmental authority or representative thereof or in connection with the enforcement hereof or of any Loan Document or related document or pursuant to legal process or with respect to any litigation between or among the Borrower and any of the Lenders or involving any Lender. In no event shall any Lender be obligated or required to return any materials furnished to it by the Borrower. The foregoing provisions shall not apply to a Lender with respect to information that (i) is or becomes generally available to the public (other than through such Lender), (ii) is already in the possession of such Lender on a nonconfidential basis, or (iii) comes into the possession of such Lender in a manner not involving a breach of a duty of confidentiality owing to the Borrower.


                                   ARTICLE 12

                              Waiver of Jury Trial


         Section 12.1 Waiver of Jury Trial. THE BORROWER, FOR ITSELF AND ON BEHALF OF ITS SUBSIDIARIES, THE UNRESTRICTED SUBSIDIARIES AND THE VCS SUBSIDIARY, AND EACH OF THE AGENTS AND THE LENDERS, HEREBY AGREE TO WAIVE AND HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR PROCEEDING OF ANY TYPE IN WHICH THE BORROWER, ANY OF THE BORROWER'S SUBSIDIARIES OR ANY UNRESTRICTED SUBSIDIARIES, ANY OF THE LENDERS, THE AGENTS, OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, ANY OF THE NOTES OR THE OTHER LOAN DOCUMENTS AND THE RELATIONS AMONG THE PARTIES LISTED IN THIS SECTION 12.1.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused it to be executed under seal by their duly authorized officers, all as of the day and year first above written.


                               VANGUARD CELLULAR OPERATING CORP.,
                               a Delaware corporation



                               By:    (Signature of Haynes G. Griffin)
                                      Haynes G. Griffin
                                      President

[CORPORATE SEAL]

                               Attest: (Signature of Richard C. Rowlenson)
                                       Richard C. Rowlenson
                                       Assistant Secretary


                                        [Signatures Continued on Next Page]



Second Amended and
Restated Loan Agreement
Signature Page 1

                                       THE BANK OF NEW YORK, as Administrative
                                       Agent, Managing Agent and Lender


                                       By: (Signature of James W. Whitaker)
                                              James W. Whitaker
                                              Vice President


                                        [Signatures Continued on Next Page]

Second Amended and
Restated Loan Agreement
Signature Page 2

                                       THE TORONTO-DOMINION BANK,
                                       as Documentation Agent, Managing Agent
                                       and Lender



                                       By:  (Signature of Neva Nesbitt)
                                              Neva Nesbitt
                                              Manager, Credit Administration

                                        [Signatures Continued on Next Page]


Second Amended and
Restated Loan Agreement
Signature Page 3

                                       TORONTO DOMINION (TEXAS), INC., as
                                       Collateral Agent



                                       By: (Signature of Melissa B. Nigro)
                                              Melissa B. Nigro
                                              Manager, Syndication and
                                                Credit Administrations


                                        [Signatures Continued on Next Page]

Second Amended and
Restated Loan Agreement
Signature Page 4

                                       CIBC, INC., as Co-Agent and Lender


                                       By: (Signature of Marisa J. Harney)
                                            Name: Marisa J. Harney
                                               Title: Director

                                       Address:

                                       425 Lexington Avenue
                                       6th Floor
                                       New York, NY  10017


Second Amended and
Restated Loan Agreement
Signature Page 5

                                        [Signatures Continued on Next Page]

                                       LTCB TRUST COMPANY,
                                       as Co-Agent and Lender



                                       By: (Signature of John J. Sullivan)
                                            Name: John J. Sullivan
                                               Title: Executive Vice President


                                       Address:

                                       165 Broadway
                                       49th Floor
                                       New York, NY  10006
                                       Attention:  Business Administration
                                       Department

                                       With a copy to:

                                       The Long-Term Credit Bank of Japan,
                                       Limited
                                       Atlanta Representative Office
                                       245 Peachtree Center Avenue, N.E.
                                       Suite 2801, Marquis One Tower
                                       Atlanta, GA  30303


                                        [Signatures Continued on Next Page]

Second Amended and
Restated Loan Agreement
Signature Page 6

                                       NATIONSBANK, N.A., as Co-Agent and Lender



                                       By: (Signature of Jennifer O. Bishop)
                                          Name: Jennifer O. Bishop
                                             Title: Vice President

                                       Address:

                                       901 Main Street
                                       64th Floor
                                       Dallas, TX  75202


                                        [Signatures Continued on Next Page]

Second Amended and
Restated Loan Agreement
Signature Page 7

                            THE BANK OF NOVA SCOTIA, as Co-Agent and
                            Lender



                            By: (Signature of Vincent L. Fitzgerald, Jr.)
                                   Name: Vincent L. Fitzgerald, Jr.
                                        Title: Authorized Signatory


                                       Address:

                                       One Liberty Plaza
                                       26th Floor
                                       New York, NY  10006


                                        [Signatures Continued on Next Page]

Second Amended and
Restated Loan Agreement
Signature Page 8

                                       THE FIRST NATIONAL BANK OF BOSTON, as
                                       Co-Agent and Lender



                                       By: (Signature of Mary E. Meduski)
                                              Name: Mary E. Meduski
                                                   Title: Director


                                       Address:

                                       100 Federal Street
                                       Mail Stop:  01-08-08
                                       Boston, MA  02110



                                        [Signatures Continued on Next Page]

Second Amended and
Restated Loan Agreement
Signature Page 9

                                       ABN AMRO BANK N.V., as Lender



                                       By: (Signature of Larry Kelley)
                                              Name: Larry Kelley
                                                   Title: Group Vice President


                                       By: (Signature of Steven L. Hipsman)
                                              Name: Steven Hipsman
                                                   Title: Vice President


                                       Address:

                                       1 Ravinia Drive
                                       Suite 1200
                                       Atlanta, GA  30346




                                        [Signatures Continued on Next Page]

Second Amended and
Restated Loan Agreement
Signature Page 10

                                       UNION BANK OF CALIFORNIA, N.A., as Lender


                                       By: (Signature of John C. Lea)
                                              Name: John C. Lea
                                                   Title: Banking Officer


                                       Address:

                                       400 California Street
                                       17th Floor
                                       San Francisco, CA  94104


                                        [Signatures Continued on Next Page]


Second Amended and
Restated Loan Agreement
Signature Page 11

                                       BANK OF HAWAII, as Lender



                                       By: (Signature of Elizabeth O. MacLean)
                                              Name: Elizabeth O. MacLean
                                                   Title: Vice President


                                       Address:

                                       130 Merchant Street
                                       20th Floor
                                       Honolulu, HI  96813


                                        [Signatures Continued on Next Page]

Second Amended and
Restated Loan Agreement
Signature Page 12

                                       BANK OF MONTREAL, CHICAGO BRANCH,
                                       as Lender



                                       By: (Signature of Michael Andres)
                                              Name: Michael Andres
                                                   Title: Director


                                       Address:

                                       430 Park Avenue
                                       16th Floor
                                       New York, NY  10022


                                        [Signatures Continued on Next Page]


Second Amended and
Restated Loan Agreement
Signature Page 13

                                       BANK OF TOKYO-MITSUBISHI TRUST COMPANY,
                                       as Lender



                                       By: (Signature of John P. Judge)
                                              John P. Judge
                                              Vice President and Co-Head


                                       Address:

                                       U.S. Corporate Banking Division
                                       1251 Avenue of the Americas
                                       New York, NY  10020-1104
                                       Telephone:  (212) 782-4383
                                       Telecopy:  (212) 782-4935

                                        [Signatures Continued on Next Page]


Second Amended and
Restated Loan Agreement
Signature Page 14

                             BANQUE NATIONALE DE PARIS, as Lender



                             By: (Signature of Serge Desrayaud)
                                    Name: Serge Desrayaud
                                         Title: Vice President & Team Leader


                             By: (Signature of Pamela Lucash)
                                    Name: Pamela Lucash
                                         Title: Assistant Treasurer


                             Address:

                             499 Park Avenue
                             New York, NY  10022
                             Attn:  Serge Desrayaud


                                        [Signatures Continued on Next Page]


Second Amended and
Restated Loan Agreement
Signature Page 15

                                       BANQUE PARIBAS, as Lender



                                       By: (Signatgure of Nicole  Cawley)
                                              Name: Nicole Cawley
                                                   Title: Vice President


                                       By: (Signaturte of Cindy Hewitt)
                                              Name: Cindy Hewitt
                                                   Title: Vice President


                                       Address:

                                       787 7th Avenue
                                       32nd Floor
                                       New York, NY  10019



                                        [Signatures Continued on Next Page]

Second Amended and
Restated Loan Agreement
Signature Page 16

                                       BARCLAYS BANK PLC, as Lender



                                       By: (Signature of James Downey)
                                              James Downey
                                              Associate Director


                                       Address:

                                       388 Market Street
                                       Suite 1700
                                       San Francisco, CA  94114


                                        [Signatures Continued on Next Page]

Second Amended and
Restated Loan Agreement
Signature Page 17

                                       CoBANK, ACB, as Lender



                                       By: (Signature of Ann F. Appas)
                                              Name: Ann F. Appas
                                                   Title: Vice President


                                       Address:

                                       200 Galleria Parkway, N.W.
                                       Suite 1900
                                       Atlanta, GA  30339


                                        [Signatures Continued on Next Page]


Second Amended and
Restated Loan Agreement
Signature Page 18

                                       CORESTATES BANK, N.A., as Lender



                                       By: (Signature of Chris Kalmbach)
                                              Name: Chris Kalmbach
                                                   Title: Vice President


                                       Address:

                                       1339 Chestnut Street
                                       Philadelphia, PA  19107


                                        [Signatures Continued on Next Page]


Second Amended and
Restated Loan Agreement
Signature Page 19

                                       CREDIT LYONNAIS CAYMAN ISLAND BRANCH, as
                                       Lender



                                       By: (Signature of James E. Morris)
                                              James E. Morris
                                              Authorized Signature


                                       Address:

                                       1301 Avenue of the Americas
                                       New York, NY  10019


                                        [Signatures Continued on Next Page]

Second Amended and
Restated Loan Agreement
Signature Page 20

                                       FIRST HAWAIIAN BANK, as Lender



                                       By: (Signature of William B. Schink)
                                              Name: William B. Schink
                                                   Title: Vice President


                                       Address:

                                       1132 Bishop Street
                                       19th Floor
                                       Honolulu, HI  96813


                                        [Signatures Continued on Next Page]

Second Amended and
Restated Loan Agreement
Signature Page 21

                                       THE FIRST NATIONAL BANK OF MARYLAND, as
                                       Lender



                                       By: (Signature of Timothy A. Knabe)
                                              Timothy A. Knabe
                                              Vice President


                                       Address:

                                       25 South Charles Street
                                       18th Floor
                                       Baltimore, MD  21201

                                        [Signatures Continued on Next Page]


Second Amended and
Restated Loan Agreement
Signature Page 22

                                       FIRST UNION NATIONAL BANK OF NORTH
                                       CAROLINA, as Lender



                                       By: (Signatgure of Jim Redman)
                                              Name: Jim Redman
                                                   Title: Senior Vice President


                                       Address:

                                       301 South College Street
                                       One First Union Center
                                       TW-19
                                       Charlotte, NC  28288-0735


                                        [Signatures Continued on Next Page]

Second Amended and
Restated Loan Agreement
Signature Page 23

                                       FLEET NATIONAL BANK, as Lender




                                       By: (Signature of Paula H. Canb)
                                              Name: Paula H. Canb
                                                   Title: Vice President


                                       By: (Signature of Jeffrey R. Crane)
                                              Name: Jeffrey  R. Crane
                                                   Title: Banking Officer




                                       Address:

                                       Media & Communications
                                       Mail Code MAB0F10C
                                       75 State Street
                                       Boston, MA  02109


                                        [Signatures Continued on Next Page]

Second Amended and
Restated Loan Agreement
Signature Page 24

                                       FLEET NATIONAL BANK f/k/a FLEET NATIONAL
                                       BANK OF CONNECTICUT, as Lender



                                       By: (Signature of Paula H. Lang)
                                              Name: Paula H. Lang
                                                   Title: Vice President



                                       By: (Signature of Jeffrey R. Crane)
                                              Name: Jeffrey R. Crane
                                                   Title: Banking Officer



                                       Address:

                                       Media & Communications
                                       Mail Code MAB0F10C
                                       75 State Street
                                       Boston, MA  02109


                                        [Signatures Continued on Next Page]


Second Amended and
Restated Loan Agreement
Signature Page 25

                                       MERIDIAN BANK, as Lender



                                       By: (Signature of David W. Mills)
                                              Name: David W. Mills
                                                   Title: Vice President


                                       Address:

                                       One Liberty Place
                                       Suite 3600
                                       1650 Market Street
                                       Philadelphia, PA  19103


                                        [Signatures Continued on Next Page]


Second Amended and
Restated Loan Agreement
Signature Page 26

                                       NATWEST BANK N.A., as Lender



                                       By: (Signature of Jeffrey H. Hoff)
                                              Name: Jeffrey H. Hoff
                                                   Title: Vice President


                                       Address:

                                       175 Water Street
                                       28th Floor
                                       New York, NY  10038

                                        [Signatures Continued on Next Page]


Second Amended and
Restated Loan Agreement
Signature Page 27

                                       ROYAL BANK OF CANADA, as Lender



                                       By: (Signature of Thomas M. Byrer)
                                              Name: Thomas M. Bryer
                                                   Title: Manager


                                       Address:

                                       Grand Cayman (North America No. 1) Branch
                                       c/o New York Branch
                                       Financial Square, 23rd Floor
                                       New York, NY  10005-3531
                                       Attention:  Manager, Credit
                                                   Administration
                                       Telephone:  (212) 428-6311
                                       Telecopy:  (212) 428-2372

                                       With a copy to:

                                       Royal Bank of Canada
                                       Financial Square, 24th Floor
                                       New York, NY  10005-3531
                                       Attention:  Tom Byrne



                                        [Signatures Continued on Next Page]


Second Amended and
Restated Loan Agreement
Signature Page 28

                                       SOCIETE GENERALE, as Lender



                                       By: (Signature of John Sadik-Khan)
                                              Name: John Sadik-Khan
                                                   Title: Vice President


                                       Address:

                                       1221 Avenue of the Americas
                                       11th Floor
                                       New York, NY  10020


                                        [Signatures Continued on Next Page]


Second Amended and
Restated Loan Agreement
Signature Page 29

                                       THE SUMITOMO TRUST & BANKING CO., LTD.,
                                       NEW YORK BRANCH, as Lender



                                       By: (Signature of Suraj P. Bhatia)
                                              Name: Suraj P. Bhatia
                                                   Title: Senior Vice President


                                       Address:

                                       527 Madison Avenue
                                       6th Floor
                                       New York, NY  10022



Second Amended and
Restated Loan Agreement
Signature Page 30